UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019 proxy statement

notice of 2019 annual meeting of stockholders to be held on may 29, 2019

2019 notice of the chevron corporation

annual meeting of stockholders

wednesday, may 29, 2019

8:00 a.m. PDT

Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324

record date

Monday, April 1, 2019

agenda

•	Elect 11 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of PwC as our independent registered public accounting firm for 2019;

•	Vote on a Board proposal to approve, on an advisory basis, Named Executive Officer compensation;

•	Vote on five stockholder proposals, each if properly presented at the meeting; and

•	Transact any other business that is properly presented at the Annual Meeting by or at the direction of the Board.

admission

Stockholders or their legal proxy holders may attend the Annual Meeting. Due to space constraints and other security considerations, we are not able to admit the guests of either stockholders or their legal proxy holders.

important notice regarding admission to the 2019 annual meeting

Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister with and obtain an admission letter from Chevron’s Corporate Governance Department. Admission letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 23, 2019. For complete instructions for preregistering and obtaining an admission letter, see page 89 of this Proxy Statement.

voting

Stockholders owning Chevron common stock at the close of business on Monday, April 1, 2019, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 84 through 85 of this Proxy Statement for information about voting at the Annual Meeting.

distribution of proxy materials

On Monday, April 15, 2019, we will commence distributing to our stockholders (1) a copy of this Proxy Statement, a proxy card or voting instruction form, and our Annual Report (the “Proxy Materials”), (2) a Notice Regarding the Availability of Proxy Materials, with instructions to access our Proxy Materials and vote on the Internet, or (3) for stockholders who receive materials electronically, an email with instructions to access our Proxy Materials and vote on the Internet.

By Order of the Board of Directors,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

proxy statement

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, CA 94583-2324

Your Board of Directors is providing you with these Proxy Materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2019 Annual Meeting of Stockholders to be held on Wednesday, May 29, 2019, at 8:00 a.m. PDT at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California, and at any postponement or adjournment of the Annual Meeting.

In this Proxy Statement, Chevron and its subsidiaries may also be referred to as “we,” “our,” “the Company,” “the Corporation,” or “Chevron.”

items of business

Your Board is asking you to take the following actions at the Annual Meeting:

Item(s)	Your Board’s recommendation	Vote required
Item 1: Elect 11 Directors named in this Proxy Statement	Vote FOR

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Item 2: Vote to ratify the appointment of the independent registered public accounting firm	Vote FOR	These items are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST.
Item 3: Vote to approve, on an advisory basis, Named Executive Officer compensation	Vote FOR
Items 4–8: Vote on five stockholder proposals, if properly presented	Vote AGAINST

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record) and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion ONLY on Item 2. If you do not give your bank, broker, or other holder of record instructions on how to vote your shares on Item 1 or Items 3 through 8, your shares will not be voted on those matters. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan. Any shares not voted on Item 1 or Items 3 through 8 (whether by abstention, broker nonvote, or otherwise) will have no impact on that particular item.

We are not aware of any matters that are expected to be presented for a vote at the Annual Meeting other than those described above. If any other matter is properly be brought before the Annual Meeting by or at the direction of the Board, the proxy holders identified in the “Voting and Additional Information—Appointment of Proxy Holders” section of this Proxy Statement intend to vote the proxies in accordance with their best judgment. When conducting the Annual Meeting, the Chairman or his designee may refuse to allow a vote on any matter not made in compliance with our By-Laws and the procedures described in the “Voting and Additional Information—Submission of Stockholder Proposals for 2019 Annual Meeting” section of the 2018 Proxy Statement.

Chevron Corporation—2019 Proxy Statement	1

election of directors

(item 1 on the proxy card)

The Board Nominating and Governance Committee (the “BN&GC”) recommended, and the Board set, a current Board size of 11 Directors. On December 4, 2018, the Board elected Debra Reed-Klages as a member of the Board. All of the 11 nominees are current Directors. Each nominee, other than Ms. Reed-Klages, was previously elected at Chevron’s 2018 Annual Meeting of Stockholders.

Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director—a circumstance we do not anticipate—the Board by resolution may reduce the number of Directors or choose a substitute. Your Board has determined that each non-employee Director is independent in accordance with the New York Stock Exchange (“NYSE”) Corporate Governance Standards and has no material relationship with Chevron other than as a Director.

director election requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Under Chevron’s By-Laws, in an uncontested election, any Director nominated for re-election who receives more AGAINST votes than FOR votes must submit an offer of resignation to the Board. The BN&GC must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

director qualifications and nomination processes

The BN&GC is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in Chevron’s Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance.

All Directors should have the following attributes:

•	the highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	a commitment to building stockholder value;

•	business acumen and broad experience and expertise at the policy-making level in one or more of the areas of particular consideration indicated below;

•	the ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	sufficient time to effectively carry out duties as a Director; and

•	independence (at least a majority of the Board must consist of independent Directors, as defined by the NYSE Corporate Governance Standards).

The BN&GC regularly reviews the appropriate skills and characteristics required of Directors in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders.

When conducting its review of the appropriate skills and qualifications desired of Directors, the BN&GC particularly considers:

•	leadership experience in business as a chief executive officer, senior executive, or leader of significant business operations;

•	expertise in science, technology, engineering, research, or academia;

•	extensive knowledge of governmental, regulatory, legal, or public policy issues;

•	expertise in finance, financial disclosure, or financial accounting;

•	experience in global business or international affairs;

•	experience in environmental affairs;

•	service as a public company director;

•	diversity of age, gender, and ethnicity; and

•	such other factors as the BN&GC deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability.

2	Chevron Corporation—2019 Proxy Statement

election of directors

These skills, experiences, and expertise are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations.

CEO / Senior Executive / Leader of Significant Operations	Chevron employs more than 45,000 employees in business units throughout the world. Chevron’s operations involve complex organizations and processes, strategic planning, and risk management.
Science / Technology / Engineering / Research / Academia

Technology and engineering are at the core of Chevron’s business and are key to finding, developing, producing, processing, and refining oil and natural gas. Our business processes are complex and highly technical.

Government / Regulatory / Legal / Public Policy

Chevron’s operations require compliance with a variety of regulatory requirements in numerous countries and involve relationships with various governmental entities and nongovernmental organizations throughout the world.

Finance / Financial Disclosure / Financial Accounting	Chevron’s business is multifaceted and requires complex financial management, capital allocation, and financial reporting processes.
Global Business / International Affairs

Chevron conducts business around the globe. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures and a broad perspective on global business opportunities.

Environmental

We place the highest priority on the health and safety of our workforce and protection of our assets, communities, and the environment. We are committed to continuously improving our environmental performance and reducing the potential impacts of our operations.

The Board seeks to achieve diversity of age, gender, and ethnicity and recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives. The following charts demonstrate the Board’s commitment to diversity of backgrounds and Board refreshment. Since the last Annual Meeting, the Board elected Ms. Reed-Klages to the Board, who was recommended by a third party search firm.

strong board diversity	strong board refreshment

Chevron Corporation—2019 Proxy Statement	3

election of directors

The following matrix displays the most significant skills and qualifications that each Director possesses. The BN&GC reviews this matrix periodically to ensure that the Board maintains a balance of knowledge and experience.

CEO / Senior Executive / Leader of Significant Business Operations Science / Technology / Engineering / Research / Academia Government / Regulatory / Legal /Public Policy Finance / Financial Disclosure / Financial Accounting Global Business / International Affairs Environmental Director Wanda M. Austin John B. Frank Enrique Hernandez, Jr. Charles W. Moorman IV Ronald D. Sugar Inge G. Thulin D. James Umpleby III Michael K. Wirth Totals Alice P. Gast Dambisa F. Moyo 8 8 8 10 9 7

The BN&GC considers Director candidates suggested for nomination to the Board from stockholders, Directors, and other sources. Directors periodically suggest possible candidates, and from time to time, the BN&GC may engage a third-party consultant to assist in identifying potential candidates. The BN&GC has retained director search firms to assist with identifying potential candidates.

The BN&GC considers all potential nominees recommended
by our stockholders.

•

Stockholders may recommend potential nominees by writing to the Corporate Secretary at 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, stating the candidate’s name and qualifications for Board membership.

•	When considering potential nominees recommended by stockholders, the BN&GC follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

In addition, a qualifying stockholder (or stockholders) may nominate director nominees by satisfying the requirements specified in our By-Laws, which are described in the “Voting and Additional Information—Submission of Stockholder Proposals for 2020 Annual Meeting” section of this Proxy Statement.

4	Chevron Corporation—2019 Proxy Statement

election of directors

nominees for director

The Board Nominating and Governance Committee recommended, and the Board set, a current Board size of 11 Directors. Each of the Director nominees is a current Director.

Your Board recommends that you vote FOR each of these Director nominees.

Wanda M. Austin Retired President and Chief Executive Officer, The Aerospace Corporation Age: 64 Director Since: December 2016 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Public Policy (Chair) Current Public Company Directorships: • Amgen Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Horatio Alger Association

•  National Academy of Engineering

•  University of Southern California

Dr. Austin has been Interim President of the University of Southern California since August 2018, and will hold that position until July 1, 2019. She has held an adjunct Research Professor appointment at the University of Southern California’s Viterbi School’s Department of Industrial and Systems Engineering since 2007. She has been Co-founder and Chief Executive Officer of MakingSpace, Inc., a leadership and STEM (science, technology, engineering, and math) consulting firm, since December 2017. She served as President and Chief Executive Officer of The Aerospace Corporation, a leading architect for the United States’ national security space programs, from 2008 until her retirement in 2016. From 2004 to 2007, she was Senior Vice President, National Systems Group, at Aerospace. Dr. Austin joined Aerospace in 1979.

skills and qualifications

Business Leadership / Operations: Eight years as CEO of The Aerospace Corporation. Thirty-seven-year career with The Aerospace Corporation included numerous senior management and executive positions. CEO of MakingSpace, Inc. since December 2017.

Finance: More than a decade of financial responsibility and experience at The Aerospace Corporation. Audit Committee member at Amgen Inc.

Global Business / International Affairs: Internationally recognized for her work in satellite and payload system acquisition, systems engineering, and system simulation. Former CEO of a company that provides space systems expertise to international organizations. Director of companies with international operations.

Government / Regulatory / Public Policy: Served on President’s Council of Advisors on Science and Technology and President’s Review of U.S. Human Space Flight Plans Committee. Appointed to the Defense Policy Board, the Defense Science Board, and the NASA Advisory Council.

Research / Academia: Interim President at the University of Southern California. Adjunct Research Professor at the University of Southern California’s Viterbi School of Engineering.

Science / Technology / Engineering: Ph.D. in Industrial and Systems Engineering from the University of Southern California, Master of Science in both Systems Engineering and Mathematics from the University of Pittsburgh. Thirty-seven-year career in national security space programs. Director at Amgen Inc., a biotechnology company. Fellow of the American Institute of Aeronautics and Astronautics. Member of the National Academy of Engineering.

Chevron Corporation—2019 Proxy Statement	5

election of directors

John B. Frank Vice Chairman, Oaktree Capital Group, LLC Age: 62 Director Since: November 2017 Independent: Yes

Chevron Committees:

•  Audit – audit committee financial expert

Current Public Company Directorships:

•  Oaktree Capital Group, LLC

•  Oaktree Specialty Lending Corporation

•  Oaktree Strategic Income Corporation

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Good Samaritan Hospital of Los Angeles

•  The James Irvine Foundation

•  Wesleyan University

•  XPRIZE Foundation

Mr. Frank has been Vice Chairman since 2014, and Director since 2007, of Oaktree Capital Group, LLC, a leader among global investment managers specializing in alternative investments. He was Oaktree’s Managing Principal from 2005 until 2014, having joined Oaktree in 2001 as General Counsel. Prior to that, he served as a Partner of the Los Angeles law firm of Munger, Tolles & Olson LLP.

skills and qualifications

Business Leadership / Operations: Eighteen years of service as senior executive of Oaktree Capital Group, LLC, a global investment management company, including service as principal executive officer, Vice Chairman, Director, Managing Principal, and General Counsel.

Finance: More than 20 years of financial responsibility and experience as a senior executive at Oaktree Capital Group, LLC and as the partner responsible for financial affairs at the law firm of Munger, Tolles and Olson LLP.

Global Business / International Affairs: Senior executive of Oaktree Capital Group, LLC, which conducts business worldwide from 18 offices around the globe. Regular travel around the world to meet with Oaktree’s institutional clients and speak at international investment forums.

Government / Regulatory / Public Policy: Two decades of experience working with government officials regarding regulatory and public policy issues, including testimony before the U.S. Senate Finance Committee, as a senior executive of Oaktree Capital Group, LLC. Served as a Legislative Assistant to the Honorable Robert F. Drinan, Member of Congress, and as a law clerk to the Honorable Frank M. Coffin of the U.S. Court of Appeals for the First Circuit.

Legal: Served as General Counsel of Oaktree. Former Partner of Munger, Tolles & Olson LLP. Extensive experience with mergers and acquisitions and strategic, financial, and corporate governance issues. Law degree from the University of Michigan.

6	Chevron Corporation—2019 Proxy Statement

election of directors

Alice P. Gast President, Imperial College London Age: 60 Director Since: December 2012 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Public Policy Current Public Company Directorships: • None

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  King Abdullah University of Science and Technology in Thuwal, Saudi Arabia

•  National Academy of Engineering

•  U.K. Research and Innovation Board

Dr. Gast has been President of Imperial College London, a public research university specializing in science, engineering, medicine, and business, since 2014. She was President of Lehigh University, a private research university, from 2006 until 2014 and Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology from 2001 until 2006. Dr. Gast was professor of chemical engineering at Stanford and the Stanford Synchrotron Radiation Laboratory from 1985 until 2001.

skills and qualifications

Environmental Affairs: At Imperial College London, oversees environmental institutes and centers and leads the university crisis management group. At Lehigh University, presided over environmental centers, advisory groups, and crisis management. Expertise in chemical and biological terrorism issues gained through service on several governmental committees.

Finance: Thirteen years of service as president of leading educational institutions, with ultimate responsibility for finance, fundraising, and endowment management.

Global Business / International Affairs: Served as a U.S. Science Envoy for the U.S. Department of State to advise on ways to foster and deepen relationships with the Caucasus and Central Asia. Serves on the Singapore Ministry of Education’s Academic Research Council and on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia. Serves on the Global Federation of Competitiveness Councils.

Government / Regulatory / Public Policy: Served on the Homeland Security Science and Technology Advisory Committee. Chaired the scientific review committee empaneled by the National Research Council at the request of the FBI to conduct an independent review of the investigatory methods used by the FBI in the criminal case involving the mailing of anthrax spores. Serves on the Board of UKRI, the UK Research and Innovation funding and policy body.

Research / Academia: More than three decades of service in academia and research at leading educational institutions.

Science / Technology / Engineering: M.A. and Ph.D. in chemical engineering from Princeton University. Former Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology and professor of chemical engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory. Member of the National Academy of Engineering.

Chevron Corporation—2019 Proxy Statement	7

election of directors

Enrique Hernandez, Jr. Chairman and Chief Executive Officer, Inter-Con Security Systems, Inc. Age: 63 Director Since: December 2008 Independent: Yes	Chevron Committees: • Management Compensation (Chair) • Public Policy Current Public Company Directorships: • McDonald’s Corporation

Prior Public Company Directorships

(within last five years):

•  Nordstrom, Inc.

•  Wells Fargo & Company

Other Directorships and Memberships:

•  Harvard College Visiting Committee

•  Harvard University Resources Committee

•  John Randolph Haynes and Dora Haynes Foundation

Mr. Hernandez has been Chairman and Chief Executive Officer of Inter-Con Security Systems, Inc., a global provider of security and facility support services to governments, utilities, and industrial customers, since 1986. He was President of Inter-Con from 1986 until 2018, and was previously Executive Vice President and Assistant General Counsel from 1984 until 1986. He was an associate of the law firm of Brobeck, Phleger & Harrison from 1980 until 1984.

skills and qualifications

Business Leadership / Operations: Served more than three decades as CEO of Inter-Con Security Systems, Inc. Co-founder of Interspan Communications, a television broadcasting company. Chairman of the Board of McDonald’s Corporation.

Finance: More than three decades of financial responsibility and experience at Inter-Con Security Systems, Inc. Chaired the Audit Committee at McDonald’s Corporation. Former Chair of the Finance Committee and the Risk Committee at Wells Fargo & Company. Former Audit Committee member at Great Western Financial Corporation, Nordstrom, Inc., Washington Mutual, Inc., and Wells Fargo & Company.

Global Business / International Affairs: CEO of a company that conducts business worldwide. Director of a company with international operations, and former director of companies with international operations.

Government / Regulatory / Public Policy: Trustee of the John Randolph Haynes Foundation, which has funded hundreds of important urban studies in education, transportation, local government elections, public safety, and other public issues. Former appointee and Commissioner and President of the Los Angeles Police Commission. Served on the U.S. National Infrastructure Advisory Committee.

Legal: Served as Executive Vice President and Assistant General Counsel of Inter-Con Security Systems. Former litigation associate of the law firm of Brobeck, Phleger & Harrison. Law degree from Harvard Law School.

8	Chevron Corporation—2019 Proxy Statement

election of directors

Charles W. Moorman IV Retired Chairman and Chief Executive Officer, Norfolk Southern Corporation Age: 67 Director Since: May 2012 Independent: Yes	Chevron Committees: • Audit (Chair) – audit committee financial expert Current Public Company Directorships: • Duke Energy Corporation • Oracle Corporation

Prior Public Company Directorships

(within last five years):

•  Norfolk Southern Corporation

Other Directorships and Memberships:

•  Focused Ultrasound Foundation

•  Georgia Tech Foundation Inc.

•  National Academy of Engineering

•  Nature Conservancy of Virginia

Mr. Moorman served as co–Chief Executive Officer of Amtrak, a passenger rail service provider, from July 2017 until his retirement in December 2017, having served as President and Chief Executive Officer from September 2016 until July 2017. He was previously Chairman from 2006, and Chief Executive Officer from 2004, of Norfolk Southern Corporation, a freight and transportation company, until his retirement in 2015. He served as President of Norfolk Southern from 2004 until 2013. Prior to that, Mr. Moorman was Senior Vice President of Corporate Planning and Services from 2003 until 2004 and Senior Vice President of Corporate Services in 2003. Mr. Moorman joined Norfolk Southern in 1975.

skills and qualifications

Business Leadership / Operations: Served more than a decade as CEO of Norfolk Southern Corporation. Forty-year career with Norfolk Southern included numerous senior management and executive positions, with emphasis on operations.

Environmental Affairs: At Norfolk Southern Corporation, gained experience with environmental issues related to transportation of coal, automotive, and industrial products. Former Virginia chapter chair and current Virginia chapter director of The Nature Conservancy, a global conservation organization. Served as a trustee of the Chesapeake Bay Foundation, whose mission is to protect the environmental integrity of the bay.

Finance: Former Chairman and CEO of Fortune 500 company. More than three decades of financial responsibility and experience at Norfolk Southern Corporation.

Government / Regulatory / Public Policy: More than four decades of experience in the highly regulated freight and transportation industry.

Science / Technology / Engineering: Forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering and technology. Norfolk Southern builds and maintains track and bridges, operates trains and equipment, and designs and manages complex information technology systems. Member of the National Academy of Engineering.

Chevron Corporation—2019 Proxy Statement	9

election of directors

Dambisa F. Moyo Chief Executive Officer, Mildstorm LLC Age: 50 Director Since: October 2016 Independent: Yes	Chevron Committees: • Audit – audit committee financial expert Current Public Company Directorships: • 3M Company • Barclays plc (retiring May 2, 2019)	Prior Public Company Directorships (within last five years): • Barrick Gold Corporation • SABMiller plc • Seagate Technology Other Directorships and Memberships: • None

Dr. Moyo has been Chief Executive Officer of Mildstorm LLC, a financial and economics firm, since she founded it in 2015. She is a global economist and commentator analyzing the macroeconomy and international affairs. Since 2008, Dr. Moyo has been engaged in researching, speaking, and writing about international macroeconomics. From 2001 to 2008, she worked at Goldman Sachs, a multinational investment bank and financial services company, in various roles, including as an economist. Prior to that she worked at the World Bank, an international financial institution in Washington, D.C., from 1993 until 1995.

skills and qualifications

Environmental Affairs: As director at Barrick Gold Corporation, served on the committee that considered and provided oversight on environmental matters.

Finance: Ten years of experience at Goldman Sachs and the World Bank. Ph.D. in economics from the University of Oxford and MBA in finance from the American University. Audit Committee member at 3M Company. Former Audit Committee and Risk Committee member at Barrick Gold Corporation.

Global Business / International Affairs: Traveled to more than 80 countries, with a particular focus on the interplay of international business and the global economy, while highlighting key opportunities for investment. Director of companies with international operations.

Government / Regulatory / Public Policy: Ten years of experience in the highly regulated banking and financial services industry. MPA in Public Administration from John F. Kennedy School of Government, Harvard.

Research / Academia: Author of four New York Times bestsellers. Dr. Moyo’s writing regularly appears in economic and finance-related publications.

10	Chevron Corporation—2019 Proxy Statement

election of directors

Debra Reed-Klages Retired Chairman, Chief Executive Officer and President, Sempra Energy Age: 62 Director Since: December 2018 Independent: Yes	Chevron Committees: • Management Compensation • Public Policy Current Public Company Directorships: • Caterpillar Inc.

Prior Public Company Directorships

(within last five years):

•  Halliburton Company

•  Oncor Electric Delivery Company LLC

•  Sempra Energy

Other Directorships and Memberships:

•  California Horse Racing Board

•  The Trusteeship, International Women’s Forum

•  Rady Children’s Hospital and Health Center

•  Rady Children’s Hospital – San Diego, CA

•  State Farm Mutual Board of Directors

•  University of Southern California Viterbi School of Engineering, Board of Councilors

Ms. Reed-Klages served as Chairman from 2012, Chief Executive Officer from 2011, and President from 2017 until her retirement in 2018 of Sempra Energy, an energy services holding company whose operating units invest in, develop, and operate energy infrastructure, and provide electric and gas services to customers in North and South America. Prior to that, she was Executive Vice President of Sempra Energy from 2010 to 2011. From 2006 to 2010, she served as President and Chief Executive Officer of San Diego Gas and Electric and Southern California Gas Co. (“SoCalGas”), Sempra’s regulated California utilities. She joined SoCalGas in 1978 as an energy systems engineer.

skills and qualifications

Business Leadership / Operations: Served seven years as CEO of Sempra Energy. Over three decades of experience in senior management and executive positions at Sempra, including responsibility for utility and infrastructure operations.

Environmental Affairs: As Chairman and CEO of Sempra Energy, oversaw all aspects of Sempra’s environmental and sustainability policies and strategies, which include initiatives to address challenges like limiting water use, improving the quality and efficiency of operations, infrastructure development and access to energy, human health, and environmental safety.

Finance: Former Chairman and CEO of Fortune 500 company. More than a decade of financial responsibility and experience at Sempra Energy. Former CFO of San Diego Gas & Electric and SoCalGas.

Global Business / International Affairs: Former Chairman and CEO of Fortune 500 company that conducts business in Mexico and South America. Director of a company with international operations, and former director of companies with international operations.

Government / Regulatory / Public Policy: At Sempra Energy, worked with and adhered to the rules established by the California Public Utilities Commission, the principal regulator of Sempra’s California utilities. Served four years on the National Petroleum Council, a federally chartered advisory committee to the U.S. Secretary of Energy.

Science / Technology / Engineering: Bachelor of Science in civil engineering from the University of Southern California. Served in a variety of senior management and executive positions at Sempra Energy, requiring expertise in engineering and technology.

Chevron Corporation—2019 Proxy Statement	11

election of directors

Ronald D. Sugar Retired Chairman and Chief Executive Officer, Northrop Grumman Corporation Lead Director Since: 2015 Age: 70 Director Since: April 2005 Independent: Yes	Chevron Committees: • Board Nominating and Governance (Chair) • Management Compensation Current Public Company Directorships: • Air Lease Corporation • Amgen Inc. • Apple Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Alliance College-Ready Public Schools

•  Los Angeles Philharmonic Association

•  National Academy of Engineering

•  Uber Technologies, Inc. (Chair)

•  UCLA Anderson School of Management Board of Visitors

•  University of Southern California

Dr. Sugar is a senior advisor to various businesses and organizations, including Ares Management LLC, a leading private investment firm; Bain & Company, a global consulting firm; Temasek Americas Advisory Panel, a private investment company based in Singapore; and the G100 Network and the World 50, peer-to-peer exchanges for current and former senior executives and directors from some of the world’s largest companies. He is also an advisor to Northrop Grumman Corporation, a global security and defense company, and was previously Northrop’s Chairman and Chief Executive Officer from 2003, until his retirement in 2010, and President and Chief Operating Officer, from 2001 until 2003. He joined Northrop Grumman in 2001, having previously served as President and Chief Operating Officer of Litton Industries, Inc., a developer of military products, and earlier as an executive of TRW Inc., a developer of missile systems and spacecraft.

skills and qualifications

Business Leadership / Operations: Served seven years as CEO of Northrop Grumman Corporation. Held senior management and executive positions, including service as COO, at Northrop Grumman, Litton Industries, Inc., and TRW Inc.

Environmental Affairs: As Chairman, CEO, and President of Northrop Grumman Corporation, oversaw environmental assessments and remediations at shipyards and aircraft and electronics factories.

Finance: Former CFO of Fortune 500 company. More than three decades of financial responsibility and experience at Northrop Grumman, Litton Industries, Inc., and TRW Inc. Current Audit Committee Chair at Apple Inc. and former Audit Committee Chair at Chevron.

Global Business / International Affairs: Former CEO of Fortune 500 company with extensive international operations. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: At Northrop Grumman Corporation, a key government contractor, oversaw development of weapons and other technologies. Appointed by President of the United States to the National Security Telecommunications Advisory Committee. Former director of the World Affairs Council of Los Angeles.

Science / Technology / Engineering: Ph.D. in electrical engineering from the University of California at Los Angeles. Served in a variety of senior management and executive positions at Northrop Grumman, Litton Industries, Inc., and TRW Inc., requiring expertise in engineering and technology. Director at Amgen Inc., a biotechnology company; Apple Inc., a designer, manufacturer and marketer of, among other things, personal computers, mobile communication, and media devices; and former director at BeyondTrust, a global cybersecurity company. Member of National Academy of Engineering.

12	Chevron Corporation—2019 Proxy Statement

election of directors

Inge G. Thulin Executive Chairman, 3M Company (retiring June 1, 2019) Age: 65 Director Since: January 2015 Independent: Yes	Chevron Committees: • Audit – audit committee financial expert Current Public Company Directorships: • 3M Company • Merck & Co., Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  The Business Council

•  Business Roundtable

•  Council on Foreign Relations

•  World Economic Forum

Mr. Thulin has been Executive Chairman of 3M Company, a diversified global manufacturer, technology innovator, and marketer of a variety of products and services, since July 2018. Effective June 1, 2019, he will be retiring as Executive Chairman. He served as 3M’s Chairman, President and Chief Executive Officer from 2012 until June 2018. He was Executive Vice President and Chief Operating Officer of 3M from 2011 until 2012, with responsibility for all of 3M’s business segments and international operations. From 2004 until 2011, Mr. Thulin was 3M’s Executive Vice President of International Operations. He joined 3M Sweden in 1979, working in sales and marketing, and has held numerous leadership positions in Asia-Pacific, Europe, and the Middle East and across multiple businesses.

skills and qualifications

Business Leadership / Operations: Six years of service as CEO of 3M Company. More than three decades of experience in senior management and executive positions at 3M Company, including responsibility for international operations.

Environmental Affairs: As Executive Chairman, and former CEO and President of 3M Company, oversees all aspects of 3M’s environmental and sustainability policies and strategies, which include initiatives to address challenges like energy availability and security, raw material scarcity, human health, and environmental safety, education, and development.

Finance: CEO of Fortune 100 company. More than three decades of financial responsibility and experience at 3M Company.

Global Business / International Affairs: Executive Chairman and former CEO and President of Fortune 500 company with extensive international operations. At 3M Company, served as Executive Vice President for International Operations and as Managing Director of 3M Russia. Member of the International Business Council of the World Economic Forum. Served on the President’s Advisory Committee for Trade Policy and Negotiations. Director of companies with international operations.

Science / Technology / Engineering: Has served in a variety of senior management and executive positions at 3M Company, requiring expertise in engineering and technology. 3M is a diversified technology company. Director at Merck & Co., Inc., a biopharmaceutical company.

Chevron Corporation—2019 Proxy Statement	13

election of directors

D. James Umpleby III Chairman and Chief Executive Officer, Caterpillar Inc. Age: 61 Director Since: March 2018 Independent: Yes	Chevron Committees: • Board Nominating and Governance • Management Compensation Current Public Company Directorships: • Caterpillar Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Business Roundtable

•  Latin America Conservation Council

•  National Petroleum Council

•  Peterson Institute for International Economics

•  Rose-Hulman Institute of Technology

•  U.S.-China Business Council

•  U.S.-India CEO Forum

•  U.S.-India Strategic Partnership Forum

Mr. Umpleby has been Chairman since 2018, and Chief Executive Officer since 2017, of Caterpillar Inc., a leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel electric locomotives. He was Group President of Caterpillar from 2013 until 2016, with responsibility for Caterpillar’s energy and transportation business segment, and Vice President from 2010 to 2013. He joined Solar Turbines Incorporated in 1980 as an associate engineer. Solar Turbines became a wholly owned Caterpillar subsidiary in 1981.

skills and qualifications

Business Leadership / Operations: Chairman and CEO of Caterpillar, a Fortune 100 company. More than three decades of experience in senior management and executive positions at Caterpillar Inc., including responsibility for engineering, manufacturing, marketing, sales, and services.

Environmental Affairs: As Chairman and CEO of Caterpillar Inc., oversees all aspects of Caterpillar’s environmental and sustainability policies and strategies, which include initiatives to address challenges like preventing waste, improving the quality and efficiency of operations, developing infrastructure and ensuring access to energy, human health, and environmental safety. Serves as a member of the Latin America Conservation Council, in partnership with The Nature Conservancy, a global conservation organization. Former director of the World Resources Institute, an international research nonprofit organization working to secure a sustainable future.

Finance: Chairman and CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Caterpillar Inc.

Global Business / International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served in assignments at Caterpillar in Singapore and Kuala Lumpur from 1984 to 1990. Director of the Peterson Institute for International Economics, the U.S.-China Business Council, the U.S.-India Business Strategic Partnership Forum, and a member of the U.S.-India CEO Forum.

Science / Technology / Engineering: Bachelor of Science in Mechanical Engineering from the Rose-Hulman Institute of Technology. Has served in a variety of senior management and executive positions at Caterpillar Inc., requiring expertise in engineering and technology.

14	Chevron Corporation—2019 Proxy Statement

election of directors

Michael K. Wirth Chairman and Chief Executive Officer, Chevron Corporation Age: 58 Director Since: February 2017 Independent: No	Chevron Committees: • None Current Public Company Directorships: • None

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  American Petroleum Institute

•  American Society of Corporate Executives

•  The Business Council

•  Business Roundtable

•  Catalyst

•  International Business Council of the World Economic Forum

•  National Petroleum Council

Mr. Wirth has been Chairman and Chief Executive Officer of Chevron since February 2018. He was Vice Chairman in 2017 and Executive Vice President of Midstream & Development from 2016 until 2018, where he was responsible for supply and trading, shipping, pipeline, and power operating units; corporate strategy; business development; and policy, government and public affairs. He served as Executive Vice President of Downstream & Chemicals from 2006 to 2015. From 2003 until 2006, Mr. Wirth was President of Global Supply & Trading. Mr. Wirth joined Chevron in 1982.

skills and qualifications

Business Leadership / Operations: Chairman and CEO of Chevron. Twelve years as Executive Vice President of Chevron. More than three decades of experience in senior management and executive positions at Chevron.

Environmental Affairs: As Chairman and CEO of Chevron, oversees all aspects of Chevron’s environmental policies and strategies. Oversaw environmental policies and strategies of Chevron’s Downstream & Chemicals and shipping and pipeline operations.

Finance: CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Chevron.

Global Business / International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served as President of Marketing for Chevron’s Asia/Middle East/Africa marketing business based in Singapore and served as director of Caltex Australia Ltd. and GS Caltex in South Korea.

Government / Regulatory / Public Policy: More than three decades of experience in highly regulated industry. As Chairman and CEO of Chevron, oversees all aspects of Chevron’s government, regulatory, and public policy affairs.

Science / Technology / Engineering: Bachelor’s degree in Chemical Engineering from the University of Colorado. More than three decades of experience at Chevron. Joined as a design engineer and advanced through a number of engineering, construction, marketing, and operations roles.

vote required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion in these elections.

If the number of Director nominees exceeds the number of Directors to be elected—a circumstance we do not anticipate—the Directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting, or any adjournment or postponement thereof, and entitled to vote on the election of Directors.

your board’s recommendation

Your Board recommends that you vote FOR the 11 Director nominees named in this Proxy Statement.

Chevron Corporation—2019 Proxy Statement	15

director compensation

overview

Our compensation for non-employee Directors is designed to be competitive with compensation for directors of other large, global energy companies and other large, capital-intensive, international companies; to link rewards to business results and stockholder returns; and to align stockholder and Director interests through increased Director ownership of Chevron common stock. We do not have a retirement plan for non-employee Directors. Our Chief Executive Officer is not paid additional compensation for service as a Director.

The BN&GC evaluates and recommends to the non-employee Directors of the Board the compensation for non-employee Directors, and the non-employee Directors of the Board approve the compensation. Our executive officers have no role in determining the amount or form of non-employee Director compensation.

In 2018, the BN&GC retained the services of an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to assist the BN&GC with its periodic review of Chevron’s non-employee Director compensation program relative to Chevron’s Oil Industry Peer Group and Non–Oil Industry Peer Group, which are identified in “Use of Peer Groups” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Based on this review, the BN&GC recommended, and the non-employee Directors of the Board agreed, that no changes should be made to Director compensation in 2019.

Pearl Meyer and its lead consultant report directly to the BN&GC under the terms of the engagement, but may work cooperatively with management to develop analyses and proposals when requested to do so by the BN&GC. Pearl Meyer does not provide any services to the Company.

non-employee director compensation

In 2018, each non-employee Director received annual compensation of $375,000, with 40 percent paid in cash (or stock options at the Director’s election) and 60 percent paid in restricted stock units. An additional cash retainer, in the amounts below, is paid to the Lead Director and each Committee Chair. Directors do not receive fees for attending Board or Board Committee meetings, nor do they receive fees for meeting with stockholders.

Position	Cash Retainers(1)	Restricted Stock Units(2)

Non-Employee Director	$150,000	$225,000
Lead Director	$30,000	–
Audit Committee Chair	$30,000	–
Management Compensation Committee Chair	$25,000	–
Board Nominating and Governance Committee Chair	$20,000	–
Public Policy Committee Chair	$20,000	–

(1)

Each cash retainer is paid in monthly installments beginning with the date the Director is elected to the Board. Under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (the “NED Plan”), Directors can elect to receive nonstatutory/nonqualified stock options instead of any portion of their cash compensation. Directors can also elect to defer receipt of any portion of their cash compensation. Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan for Management Employees II, including a Chevron Common Stock Fund. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Common Stock Fund, which are distributed in shares of Chevron common stock.

(2)

Restricted stock units (“RSUs”) are granted on the date of the Annual Meeting at which the Director is elected. If a Director is elected to the Board between annual meetings, a prorated grant is made. RSUs are paid out in shares of Chevron common stock unless the Director has elected to defer the payout until retirement. RSUs are subject to forfeiture (except when the Director dies, reaches mandatory retirement age of 74, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant.

expenses and charitable matching gift program

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Non-employee Directors are eligible to participate in Chevron Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, or Director. For employees and Directors, we match contributions to eligible entities and grants for volunteer time, up to a maximum of $10,000 per year.

16	Chevron Corporation—2019 Proxy Statement

director compensation

compensation during the fiscal year ended december 31, 2018

The following table sets forth the compensation of our non-employee Directors for the fiscal year ended December 31, 2018.

Name	Fees earned or paid in cash ($)(1)		Stock awards ($)(2)	Option awards ($)(3)		All other compensation ($)(4)	Total ($)
Wanda M. Austin	$160,000	(5)	$225,000	–		$31,011	$416,011
Linnet F. Deily(6)	$82,046	(5)	–	–		$22,483	$104,529
Robert E. Denham(6)	–		–	–		$23,354	$23,354
John B. Frank	$112,500	(7)	$225,000	$75,000		$30,436	$442,936
Alice P. Gast	$150,000	(7)	$225,000	–		$43,651	$418,651
Enrique Hernandez, Jr.	–		$225,000	$175,000	(5)	$12,349	$412,349
Charles W. Moorman IV	$87,019	(5)(7)	$225,000	$180,000	(5)	$11,180	$503,199
Dambisa F. Moyo	$150,000		$225,000	–		$27,567	$402,567
Debra Reed-Klages(8)	–		$108,791	–		$381	$109,172
Ronald D. Sugar	$197,500	(5)(7)(9)	$225,000	–		$34,076	$456,576
Inge G. Thulin	–		$225,000	$150,000		$1,180	$376,180
D. James Umpleby III(10)	$112,087	(7)	$280,632	–		$11,881	$404,600

(1)	Form of compensation selected by a Director, as described above, can result in differences in reportable compensation.

(2)

Amounts reflect the grant date fair value for restricted stock units granted in 2018 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), for financial reporting purposes. The grant date fair value of these RSUs was $121.39 per unit, the closing price of Chevron common stock on May 29, 2018, except for the prorated award for Ms. Reed-Klages. For Ms. Reed-Klages, the grant date fair value was $117.24 per unit, the closing price of Chevron common stock on December 4, 2018, the day she joined the Board. Ms. Reed-Klages received a prorated grant of 927 RSUs for the compensation period covering December 4, 2018, through May 28, 2019. In addition to the annual grant received on May 30, 2018, Mr. Umpleby received a prorated grant of 496 RSUs for the compensation period covering March 1, 2018, through May 29, 2018. For this prorated grant, the grant date fair value was $112.04 per unit, the closing price of Chevron common stock on March 1, 2018, the day Mr. Umpleby joined the Board. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2018, the following Directors had the following number of shares subject to outstanding stock awards or deferrals:

Name	Restricted stock(a)	Stock units(a)	Restricted stock units(a)	Stock units from Director’s deferral of cash retainer(b)	Total
Wanda M. Austin	–	–	1,889	–	1,889
Linnet F. Deily	–	3,790	–	–	3,790
Robert E. Denham		12,052	29,851	23,016	64,919
John B. Frank	–	–	3,053	–	3,053
Alice P. Gast	–	–	11,360	–	11,360
Enrique Hernandez, Jr.	–	–	15,539	1,242	16,781
Charles W. Moorman IV	–	–	15,920	9,670	25,590
Dambisa F. Moyo	–	–	1,889	–	1,889
Debra Reed-Klages	–	–	927	–	927
Ronald D. Sugar	2,550	7,805	31,741	16,067	58,163
Inge G. Thulin	–	–	9,994	588	10,582
D. James Umpleby III	–	–	1,889	–	1,889

(a)

Non-employee Directors received awards of restricted stock and stock units from 2004 through 2006 and awards of RSUs beginning in 2007. Awards of restricted stock are fully vested and are settled in shares of Chevron common stock upon retirement. Awards of stock units are settled in shares of Chevron common stock in one to 10 annual installments following the Director’s retirement, resignation, or death. The terms of awards of RSUs are described above.

(b)

Distribution will be made in either one or 10 annual installments for compensation deferred after December 31, 2004, and distributions will be made in one to 10 annual installments for compensation deferred prior to January 1, 2005. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

(3)

For Directors electing to receive stock options in lieu of all or a portion of the annual cash retainer, the stock options are granted on the date of the Annual Meeting that the Director is elected. The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. Elections to receive stock options in lieu of any portion of cash compensation must be made by December 31 in the year preceding the year in which the stock options are granted. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant.

Chevron Corporation—2019 Proxy Statement	17

director compensation

Amounts reported here reflect the grant date fair value for stock options granted on May 30, 2018, except for Mr. Moorman, whose stock options were granted on July 24, 2018. The grant date fair value was determined in accordance with ASC Topic 718 for financial reporting purposes. The grant date fair value of each option is calculated using the Black-Scholes model. Stock options granted on May 30, 2018 and July 24, 2018, using the measurement date of May 30, 2018, have an exercise price of $125.16 and a grant date fair value of $17.42. The assumptions used in the Black-Scholes model to calculate this grant date fair value were: an expected life of 6.5 years, a volatility rate of 20.3 percent, a risk-free interest rate of 2.74 percent, and a dividend yield of 3.86 percent. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded.

Messrs. Frank, Hernandez, Moorman and Thulin each elected to receive all or a part of their 2018 annual cash compensation in the form of stock options. The number of stock options granted in 2018 was 4,305 to Mr. Frank, 10,045 to Mr. Hernandez, 10,332 to Mr. Moorman and 8,610 to Mr. Thulin. One-half of the stock options vests on November 30, 2018, and the remaining half vests on the earlier of the last day of the Annual Compensation Cycle to which the grant relates or May 30, 2019. Stock options expire after 10 years.

At December 31, 2018, Mr. Denham had 24,201, Mr. Frank had 4,305, Mr. Hernandez had 88,092, Mr. Moorman had 10,332 and Mr. Thulin had 44,429 outstanding vested and unvested stock options. Under the rules governing awards of stock options under the NED Plan, Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding option.

(4)	All Other Compensation for 2018 includes the following items:

Name	Insurance(a)	Perquisites(b)	Charitable(c)
Wanda M. Austin	$ 862	$ 20,149	$ 10,000
Linnet F. Deily	$ 323	$ 12,160	$ 10,000
Robert E. Denham	$ 323	$ 13,031	$ 10,000
John B. Frank	$ 862	$ 19,574	$ 10,000
Alice P. Gast	$ 862	$ 32,789	$ 10,000
Enrique Hernandez, Jr.	$ 862	–	$ 10,000
Charles W. Moorman IV	$ 862	–	$ 10,000
Dambisa F. Moyo	$ 862	$ 26,705	–
Debra Reed-Klages	$ 63	–	–
Ronald D. Sugar	$ 862	$ 23,214	$ 10,000
Inge G. Thulin	$ 862	–	–
D. James Umpleby III	$ 727	–	$ 10,000

(a)	Amounts reflect the annualized premium for accidental death and dismemberment insurance coverage paid by Chevron.

(b)	Reflects perquisites and personal benefits received by a Director in 2018 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000.

Generally, every two years, the Board travels to an international Chevron location of operation to gain additional insight into Chevron’s operations in such location and to meet with local and expatriate Chevron management and personnel, as well as local, state and national officials. Directors’ spouses or guests are invited to attend the international Board trip to learn about Chevron’s operations, foster social interaction among the Directors and executives, attend receptions with local and expatriate Chevron employees and their families and with local government officials, tour Chevron facilities, and participate in community engagement and other goodwill activities on behalf of Chevron.

Reflects the actual aggregate incremental cost incurred in connection with the attendance of each Director’s spouse or guest at the Board of Directors’ September 2018 trip to Argentina, including for commercial air travel, lodging, meals, tours and other activities. In addition, the amounts reflect costs incurred for all participants for certain excursions and events on the Argentina Board trip, including travel on corporate and charter aircraft to a non-company location. Except for use of corporate aircraft, which incremental cost was calculated in the manner as described in the “Summary Compensation Table” under footnote “(6) (e)”, the amounts presented reflect the actual aggregate incremental cost to Chevron. (Incremental cost was $32,471 and $26,386 for Drs. Gast and Moyo, respectively.)

For each of Ms. Deily and Mr. Denham, amount includes the value of gifts presented upon their retirement. For each of Dr. Austin and Mr. Denham, amount reflects aggregate incremental actual cost incurred in connection with their spouses’ attendance at Company sponsored events associated with the retirement of Ms. Deily and Mr. Denham, including meals and transportation. A holiday gift was given to each Director.

(c)	Amounts reflect payments made to charitable organizations under Chevron Humankind, our charitable matching gift and community involvement program, to match donations made by the Directors in 2018.

(5)	Amount includes the additional retainer paid for serving as a Board Committee Chair during 2018.

(6)

Ms. Deily and Mr. Denham retired from the Board on May 30, 2018. For Mr. Denham, he elected to receive his compensation in the form of stock options in lieu of cash, which were granted on May 31, 2017 for the compensation period covering May 31, 2017, through May 29, 2018.

(7)	The Director has elected to defer part or all of the annual cash retainer under the NED Plan in 2018. None of the earnings under the NED Plan are above market or preferential.

(8)	Ms. Reed-Klages joined the Board on December 4, 2018. Her cash retainer payment commenced in January 2019.

(9)	Amount includes the additional retainer paid for serving as Lead Director during 2018.

(10)	Mr. Umpleby joined the Board on March 1, 2018.

18	Chevron Corporation—2019 Proxy Statement

corporate governance

overview

Chevron is governed by a Board of Directors and Board Committees that meet throughout the year. Directors discharge their responsibilities at Board and Committee meetings and through other communications with management. Your Board is committed to strong corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

role of the board of directors

Your Board oversees and provides guidance for Chevron’s business and affairs. The Board oversees the development of Chevron’s strategy and business planning process and management’s implementation of them. It monitors corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators. Your Board also oversees management and the succession of key executives.

board leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the discretion of the Board. Chevron’s independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.

Annually the Board Nominating and Governance Committee conducts an assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Michael K. Wirth, to also serve as Chairman of the Board. The Board believes that having Mr. Wirth serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Wirth has gained throughout his 36 years with Chevron. Our business is highly complex, and our projects often have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that Mr. Wirth’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead discussions of the Board. Having Mr. Wirth serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution. Also, as a global energy company that negotiates concessions and leases with host-country governments around the world, it is advantageous to the Company for the CEO to represent the Chevron Board in such dialogues as its Chairman.

Significantly, the Board does not believe that combining the roles creates ambiguity about reporting relationships. Given the role of the independent Lead Director discussed below and the fact that the independent Directors, pursuant to their powers under the By-Laws, have affirmatively selected Mr. Wirth for the positions of Chairman and CEO, annually set his compensation, and regularly evaluate his performance, the Board believes it is clear that Mr. Wirth reports to and is accountable to the independent Directors. Moreover, the Board does not believe that having the CEO also serve as Chairman inhibits the flow of information and interactions between the Board, management, and other Company personnel. To the contrary, the Board has unfettered access to management and other Company personnel, and the Board believes that having Mr. Wirth in the roles of both Chairman and CEO facilitates the flow of information and communications between the Board and management, which enhances the Board’s ability to obtain information and to monitor management.

Chevron Corporation—2019 Proxy Statement	19

corporate governance

independent lead director

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to ensure independent oversight. In addition to conducting an annual review of the CEO’s performance, the independent Directors meet in executive session at each Board meeting and discuss management’s performance and routinely formulate guidance and feedback, which the independent Lead Director provides to the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors annually select an independent Lead Director, currently Dr. Sugar.

As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•  chair all meetings of the Board in the Chairman’s absence;

•  chair the executive sessions;

•  lead non-management Directors in an annual evaluation of the performance of the CEO as well as communicate that evaluation to the CEO;

•  oversee the process for CEO succession planning;

•  lead the Board’s review of the Board Nominating and Governance Committee’s assessment and recommendations from the Board self-evaluation process;

•  serve as liaison between the Chairman and the independent Directors;

•  consult with the Chairman on and approve agendas and schedules for Board meetings and other matters pertinent to the Corporation and the Board;

•  be available to advise the Committee Chairs of the Board in fulfilling their designated roles and responsibilities;

•  participate in the interview process for prospective directors with the Board Nominating and Governance Committee;

•  call meetings of the independent Directors; and

•  be available as appropriate for consultation and direct communication with major stockholders.

The Board routinely reviews the Lead Director’s responsibilities to ensure that these responsibilities enhance its independent oversight of the CEO and management and the flow of information and interactions between the Board, management, and other Company personnel. Accordingly, in 2017, the Board further enhanced the description of the Lead Director’s role in the Corporate Governance Guidelines. The Lead Director and Chairman collaborate closely on Board meeting schedules and agendas and information provided to the Board. These consultations and agendas and the information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating With the Board” section of this Proxy Statement.

Also, as discussed in more detail in the “Environmental, Social, and Governance Engagement” section of this Proxy Statement, the Board encourages a robust investor engagement program. During these engagements, Board leadership is a frequent topic of discussion. In general, investors, including those that are philosophically opposed to combining the positions of Chairman and CEO, have overwhelmingly communicated to Chevron that they have minimal, if any, concerns about your Board or individual Directors or about Chevron’s policies and leadership structure. More specifically, these investors have voiced confidence in the strong counterbalancing structure of the robust independent Lead Director role.

human capital management

Human capital management is critical to ongoing business success. At Chevron “human energy” is the most important element of delivering reliable, affordable and ever-cleaner energy – which requires investing in our people. We strive to create a highly engaged and motivated workforce where employees are inspired by leadership, engaged in purpose-driven, meaningful work, have growth opportunities, and thrive in an environment that embraces diversity and inclusion. Diversity and inclusion are cornerstones of Chevron’s corporate values, and set the tone for an inclusive work environment that values the diversity of our employees’ talents, experiences and ideas.

20	Chevron Corporation—2019 Proxy Statement

corporate governance

We conduct an annual employee survey to understand employees’ views, assess Chevron against the attributes of a high-performance organization, and measure the impact of our people development programs. An effective approach to human capital management requires that we invest in talent, training, culture and employee engagement.

In addition, the senior management team and the Board focus on our commitment to the areas where we work around the world by endorsing and monitoring strategic initiatives that enable sustainable development of local workforce, business partners, and communities through investments in health, safety, education, and economic growth.

The Board is also actively involved in reviewing and approving executive compensation, selections and succession plans to ensure we have leadership in place with the requisite skills and experience to deliver results the right way. The CEO periodically provides the Board with an assessment of senior executives and their potential as successors for the CEO position, as well as perspectives on potential candidates for other senior management positions.

board oversight of strategy

The Board of Directors and the Board Committees provide guidance and oversight to management with respect to Chevron’s business strategy throughout the year. The Board dedicates at least one Board meeting each year to focus on Chevron’s strategic plan. In 2018, the Board participated in an expanded strategy offsite session that included third party experts to discuss energy transition issues. In addition, various elements of strategy are discussed at every Board meeting, as well as at meetings of the Board’s Committees. The Board also dedicates one Board meeting each year to focus on Chevron’s three-year business plan and to endorse Chevron’s business plan, performance objectives, and capital and exploratory budget for the coming year. Our strategic plan sets direction, aligns our organization, and differentiates us from the competition. It guides our actions to successfully manage risk and deliver stockholder value. The Board of Directors and the Board Committees oversee fundamental components of our strategic plan, and management is charged with executing the business strategy. In order to assess performance against our strategic plans, the Board receives regular updates on progress and execution and provides guidance and direction throughout the year.

board oversight of risk

The Board of Directors and the Board Committees oversee Chevron’s risk management policies, processes, and practices to ensure that the appropriate risk management systems are employed throughout the Company. Chevron faces a broad array of risks, including market, operational, strategic, legal, regulatory, political, financial, and cybersecurity risks. The Board exercises its role of risk oversight in a variety of ways, including the following:

Board of Directors

•  Monitors overall corporate performance, the integrity of financial and other controls, and the effectiveness of the Company’s legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts, particularly with regard to those risks specified by the Company as “Risk Factors” in its Annual Report on Form 10-K

•  Oversees management’s implementation and utilization of appropriate risk management systems at all levels of the Company, including operating companies, business units, corporate departments, and service companies

•  Reviews specific facilities and operational risks as part of visits to Company operations

•  Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review and approval process

•  Receives reports from management on and considers risk matters in the context of the Company’s strategic, business, and operational planning and decision making

•  Receives reports from management on and routinely considers critical risk topics, including: operational, financial, geopolitical/legislative, strategic, geological, security, commodity trading, skilled personnel/human capital, capital project execution, civil unrest, legal, and technology/cybersecurity risk

Audit Committee

•  Assists the Board in fulfilling its oversight of financial risk exposures, including but not limited to those related to cybersecurity, the effectiveness of internal controls over financial reporting, and implementation and effectiveness of Chevron’s compliance programs

•  Discusses Chevron’s policies with respect to financial risk assessment and financial risk management

•  Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls

•  Meets with Chevron’s Chief Information Officer to review cybersecurity implications and risk management on financial exposures

•  Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•  Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation—2019 Proxy Statement	21

corporate governance

Board Nominating and Governance Committee

•  Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance structures and processes

•  Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•  Discusses risk management in the context of general governance matters, including topics such as Board and management succession planning, delegations of authority and internal approval processes, stockholder proposals and activism, and Director and officer liability insurance

•  Reports its discussions to the full Board for consideration and action when appropriate

Management Compensation Committee

•  Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices

•  Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being

•  Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•  Reports its discussions to the full Board for consideration and action when appropriate

Public Policy Committee

•  Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•  Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s reputation

•  Reports its discussions to the full Board for consideration and action when appropriate board oversight of sustainability

Chevron operates using four environmental principles that define how we develop energy in an environmentally responsible manner: include environmental impact in decision making, reduce our environmental footprint, operate responsibly, and steward our sites. A description of these principles can be found at www.chevron.com/corporate-responsibility/environment. The Board of Directors, and the Public Policy Committee in particular, provide oversight and guidance on environmental matters in connection with Chevron’s projects and operations and are regularly briefed by professionals whose focus is on environmental protection and stewardship. Members of the Board regularly visit Chevron operations across the globe and discuss environmental matters specific and relevant to these locations. Significant environmental and process safety issues are reviewed by the Board to ensure compliance with the Company’s rigorous processes. The Public Policy Committee assists the Board in identifying, evaluating, and monitoring public policy trends and environmental issues that could impact the Company’s business activities and performance. It also reviews and makes recommendations for Chevron’s strategies related to corporate responsibility and reputation management. The Board of Directors and the Public Policy Committee regularly receive reports of stockholder engagements related to sustainability and incorporate these into the direction they provide to management.

director independence

Your Board has determined that each non-employee Director and non-employee Director nominee is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists with Chevron other than as a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•	a director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5 percent of the receiving entity’s consolidated gross revenues, whichever is greater;

•

a director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2 percent of that entity’s gross revenues, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

a relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2 percent of the total equity or partnership interest in that other party.

22	Chevron Corporation—2019 Proxy Statement

corporate governance

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Drs. Moyo and Sugar, Ms. Reed-Klages, and Messrs. Hernandez, Moorman, Thulin, and Umpleby are directors of for-profit entities with which Chevron conducts business in the ordinary course. Other than Dr. Moyo, they and Drs. Austin and Gast are also directors or trustees of, or similar advisors to, not-for-profit entities to which Chevron makes contributions. The Board has determined that all of these transactions and contributions were below the thresholds set forth in the first and second categorical standards described above (except as noted below) and are, therefore, categorically immaterial to the particular Director’s independence. The Board reviewed the following relationships and transactions that existed or occurred in 2018 that are not covered by the categorical standards described above:

•

For Dr. Austin, the Board considered that, in 2018, Chevron made payments to the University of Southern California (“USC”) amounting to less than 0.020 percent of USC’s most recently reported gross revenues. Dr. Austin is the Interim President of USC until July 1, 2019. The Board concluded that these transactions would not impair Dr. Austin’s independence.

•

For Dr. Gast, the Board considered that, in 2018, Chevron made payments to Imperial College London amounting to less than 0.016 percent of Imperial College’s most recently reported annual gross revenues. Dr. Gast is the President of Imperial College London. The Board concluded that these transactions would not impair Dr. Gast’s independence.

•

For Mr. Hernandez, the Board considered that, in 2018, Chevron purchased services from Inter-Con Security Systems of Ghana Ltd., a subsidiary of Inter-Con Security Systems, Inc. (“Inter-Con”), in the ordinary course of business, amounting to less than 1 percent of Inter-Con’s most recent annual consolidated gross revenues. Mr. Hernandez is Chairman and Chief Executive Officer and a significant stockholder of Inter-Con, a privately held business. The Board concluded that these transactions would not impair Mr. Hernandez’s independence.

•

For Mr. Thulin, the Board considered that, in 2018, Chevron purchased products from 3M Company, in the ordinary course of business, amounting to less than 0.002 percent of 3M Company’s most recently reported annual consolidated gross revenues. Mr. Thulin is the Executive Chairman of 3M Company. Mr. Thulin is expected to retire from 3M Company effective June 1, 2019. The Board concluded that these transactions would not impair Mr. Thulin’s independence.

•

For Mr. Umpleby, the Board considered that, in 2018, Chevron purchased products and services from Caterpillar Inc., in the ordinary course of business, amounting to less than 0.102 percent of Caterpillar’s most recently reported annual consolidated gross revenues, and Caterpillar purchased products and services from Chevron, in the ordinary course of business, amounting to less than 0.018 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Umpleby is the Chairman and Chief Executive Officer of Caterpillar Inc. The Board concluded that these transactions would not impair Mr. Umpleby’s independence.

board committees

Chevron’s Board of Directors has four standing Committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE Corporate Governance Standards. Each independent Director, including each member of the Management Compensation Committee, is an “outside” Director for purposes of ensuring that certain pre-2018 grants meet the grandfather rule in Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, each member of the Audit Committee is financially literate and an “audit committee financial expert,” as such terms are defined under the Exchange Act and related rules and the NYSE Corporate Governance Standards.

Each Committee is chaired by an independent Director who determines the agenda, the frequency, and the length of the meetings and who has unlimited access to management, information, and independent advisors, as necessary. Each non-employee Director generally serves on one or two Committees. Committee members serve staggered terms, enabling Directors to rotate periodically to different Committees. Four- to six-year terms for Committee Chairs facilitate rotation of Committee Chairs while preserving experienced leadership.

Each Committee is governed by a written charter that can be viewed on Chevron’s website at www.chevron.com/investors/corporate-governance.

Chevron Corporation—2019 Proxy Statement	23

corporate governance

Committees and membership	Committee functions
Audit Charles W. Moorman IV, Chair John B. Frank Dambisa F. Moyo Inge G. Thulin

•  Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•  Reviews reports of the independent registered public accounting firm and internal auditors

•  Reviews and approves the scope and cost of all services (including nonaudit services) provided by the independent registered public accounting firm

•  Monitors the effectiveness of the audit process and financial reporting

•  Monitors the maintenance of an effective internal audit function

•  Reviews the adequacy of accounting, internal control, auditing, and financial reporting matters

•  Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risks, including but not limited to cybersecurity risk as it relates to financial risk exposures

•  Evaluates the effectiveness of the Audit Committee

Board Nominating and Governance Ronald D. Sugar, Chair Wanda M. Austin Alice P. Gast D. James Umpleby III

•  Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board Committee, and individual Director effectiveness

•  Assesses the size and composition of the Board

•  Recommends prospective Director nominees

•  Reviews and approves non-employee Director compensation

•  Reviews and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board-adopted governance provisions

•  Reviews stockholder proposals and recommends Board responses to proposals

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance structures and processes

•  Evaluates the effectiveness of the Board Nominating and Governance Committee

Management Compensation Enrique Hernandez, Jr., Chair Debra Reed-Klages Ronald D. Sugar D. James Umpleby III

•  Conducts an annual review of the CEO’s performance

•  Reviews and recommends to the independent Directors the salary and other compensation for the CEO

•  Reviews and approves salaries and other compensation for executive officers other than the CEO

•  Administers Chevron’s executive incentive and equity-based compensation plans

•  Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•  Evaluates the effectiveness of the Management Compensation Committee

Public Policy Wanda M. Austin, Chair Alice P. Gast Enrique Hernandez, Jr. Debra Reed-Klages

•  Identifies, monitors, and evaluates domestic and international social, political, human rights, and environmental trends and issues that affect Chevron’s activities and performance

•  Recommends to the Board policies, programs, and strategies concerning such issues

•  Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•  Reviews annually the policies, procedures, and expenditures for Chevron’s political activities, including political contributions and direct and indirect lobbying

•  Reviews stockholder proposals and recommends Board responses to proposals

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the social, political, environmental, and public policy aspects of Chevron’s business

•  Evaluates the effectiveness of the Public Policy Committee

24	Chevron Corporation—2019 Proxy Statement

corporate governance

board and committee meetings and attendance

In 2018, your Board held six Board meetings, with each meeting including an executive session of independent Directors presided over by our independent Lead Director, and 22 Board Committee meetings, which included nine Audit Committee, five Board Nominating and Governance Committee, four Management Compensation Committee and three Public Policy Committee meetings and one joint meeting of the Board Nominating and Governance Committee and the Public Policy Committee. All incumbent Directors attended at least 82 percent of the Board and

Committee meetings during 2018. Chevron’s policy regarding Directors’ attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/ corporate-governance), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All incumbent Directors attended the 2018 Annual Meeting, other than Ms. Reed-Klages, who joined the Board following the meeting.

board and committee evaluations

Each year, your Board and its Committees perform a rigorous self-evaluation. As required by Chevron’s Corporate Governance Guidelines, the Board Nominating and Governance Committee oversees this process. The performance evaluations solicit anonymous input from Directors regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors and provide an opportunity for Directors to identify areas for improvement. In addition, the independent Lead Director has individual conversations with each member of the Board, providing further opportunity for dialogue and improvement. This year, the BN&GC determined to augment the individual Director evaluation by adding an individual Director performance evaluation questionnaire to more rigorously evaluate individual Director performance. Under this part of the process, each Director sent a confidential individual

Director performance evaluation for each independent Director to outside counsel retained by the Company at the BN&GC’s request. Outside counsel compiled the results of the evaluations into reports, which were sent to the Lead Director for consideration and use by the Lead Director during individual conversations with each independent Director (the Chair of the Audit Committee received the report on the Lead Director and met with the Lead Director regarding that report). The BN&GC reviews the results and feedback from the evaluation process and makes recommendations for improvements as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the CEO. Your Board has successfully used this process to evaluate Board and Committee effectiveness and identify opportunities to strengthen the Board.

corporate governance guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com/investors/corporate-governance. The guidelines address, among other topics:

•	the role of the Board

•	Board membership criteria

•	Director independence

•	Board size

•	Director terms of office

•	the election of Directors

•	other Board memberships

•	Director retirement policy

•	number and composition of Board Committees

•	Board leadership and Lead Director
•	Business Conduct and Ethics Code

•	confidentiality

•	succession planning

•	Board compensation

•	Board access to management

•	Director orientation and education

•	evaluation of Board performance

•	Chief Executive Officer performance review

•	Director and officer stock ownership guidelines

•	Board agenda and meetings

Chevron Corporation—2019 Proxy Statement	25

corporate governance

business conduct and ethics code

We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Comptroller), and employees, known as the Business Conduct and Ethics Code, which is available on our website at www.chevron.com and is available in print upon request. We will post any amendments to the code on our website. Directors, officers, and employees certify annually that they will comply with the code.

environmental, social, and governance engagement

Your Board believes that fostering long-term and institutionwide relationships with stockholders and maintaining their trust and goodwill is a core Chevron objective. Chevron conducts extensive engagements with key stockholders. These engagements routinely cover governance, compensation, social, safety, environmental, human rights, and other current and emerging issues. In addition, we have an extensive investor relations outreach effort, in which members of senior management routinely meet with major investors to review Company strategies, financial and operating performance, capital allocation priorities, and near-term outlook. We use all of these sessions to ensure that the Board and management understand and address the issues that are important to our stockholders.

In order to continuously improve Chevron’s governance processes and communications, Chevron follows an Annual Engagement Plan and Process. Through this program, we are able to identify and address environmental, social, and governance topics that are raised by our stockholders.

Since Chevron’s last Annual Meeting, an engagement team consisting of senior executives, subject matter experts on governance, compensation, and environmental and social issues (“ESG Engagement Team”), and, when appropriate, our independent Lead Director have continued to lead our robust stockholder outreach program.

•	Our ESG Engagement Team had substantive engagements with stockholders representing more than 52 percent of Chevron’s outstanding common stock.

•	Of those meetings, our Chairman met with stockholders representing 20 percent of our outstanding stock.

•

In addition, our ESG Engagement Team reached out to every stockholder or their representative who submitted proposals for inclusion in our Proxy Statement and met with each one to discuss their concerns and areas of agreement and disagreement.

During these engagements, Chevron gained valuable feedback on several topics, including:

•	Board composition and Director skills/expertise

•	Executive compensation and alignment with performance

•	Environmental risk management with a focus on climate change

•	Governance trends, such as growing demands for transparency and increasing scrutiny of company cultures.

This feedback was shared with the Board and its relevant Committees. For more information about these engagements, see the “Board Leadership Structure,” “Independent Lead Director,” and “Compensation Discussion and Analysis” sections of the Proxy Statement.

communicating with the board

The Board Nominating and Governance Committee reviews interested-party communications, including stockholder inquiries directed to non-employee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications, and regularly compiles the communications received, the responses sent, and further action, if any. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other non-employee Director may do so by mail addressed to the Lead Director or Non-Employee Directors, c/o Office of the Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 or by email to corpgov@chevron.com.

26	Chevron Corporation—2019 Proxy Statement

corporate governance

related person transactions

review and approval of related person transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the BN&GC with reviewing related person transactions as defined by U.S. Securities and Exchange Commission (“SEC”) rules. The BN&GC has adopted written guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the BN&GC will review these reports and determine whether to approve or ratify the identified transaction. The BN&GC has identified the following categories of transactions that are deemed to be preapproved by the BN&GC, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement or if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;
•

transactions involving competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with our competitive bidding procedures);

•	transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

•	transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•

transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5 percent (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2 percent (whichever is greater) of that entity’s gross revenues for that year; and

•

transactions conducted in the ordinary course of business and our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2 percent of the total equity or partnership interests of the entity.

The BN&GC reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or his or her family members.

related person transactions

An immediate family member of Mr. Joseph C. Geagea, Executive Vice President, Technology, Projects and Services, is employed by Chevron. Mr. Geagea’s son, Carl J. Geagea, is expected to receive compensation in 2019 of approximately $127,500, including salary, bonus, and customary employee benefits. This amount reflects compensation that is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Chevron Corporation—2019 Proxy Statement	27

corporate governance

board nominating and governance committee report

The Board Nominating and Governance Committee (the “Committee”) is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified Director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com/investors/corporate-governance/board-nominating-governance and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described in the “Election of Directors” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board Committee assignments, Committee Chairs, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board Committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	annual election of all Directors;

•	supermajority of independent Directors;

•	majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	annual election of the Chairman of the Board by independent Directors;
•	annual election of an independent Lead Director by independent Directors when the Chief Executive Officer is elected as Chairman;

•	annual performance assessment of the Board, Board Committees, and individual Directors;

•	Director retirement policy;

•	annual succession planning sessions;

•	confidential stockholder voting policy;

•	minimum stockholding guidelines for Directors and executive officers;

•	review and approval or ratification of “related person transactions” as defined by SEC rules;

•	policy to obtain stockholder approval of any stockholder rights plan;

•	proxy access;

•	right of stockholders to call for a special meeting; and

•	no supermajority voting provisions in the Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Respectfully submitted on March 26, 2019, by members of the Board Nominating and Governance Committee of your Board:

Ronald D. Sugar, Chair

Wanda M. Austin

Alice P. Gast

D. James Umpleby III

28	Chevron Corporation—2019 Proxy Statement

corporate governance

management compensation committee report

The Management Compensation Committee (the “Committee”) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 32 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on March 26, 2019, by members of the Management Compensation Committee of your Board:

Enrique Hernandez, Jr., Chair
Debra Reed-Klages
Ronald D. Sugar
D. James Umpleby III

audit committee report

Roles and Responsibilities. The Audit Committee (the “Committee”) assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes. The Committee’s charter can be viewed on Chevron’s website at www.chevron.com under the tabs “Investors” and “Corporate Governance.”

Management is responsible for preparing Chevron’s financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and for developing, maintaining, and evaluating disclosure controls and procedures and internal control over financial reporting.

The Company’s independent registered public accounting firm—PricewaterhouseCoopers LLP (“PwC”)—is responsible for expressing an opinion on the conformity of Chevron’s financial statements with U.S. GAAP and on the effectiveness of Chevron’s internal control over financial reporting.

Required Disclosures and Discussions. In discharging its oversight role, the Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2018, as contained in the 2018 Annual Report on Form 10-K, and management’s and PwC’s evaluation of Chevron’s internal control over financial reporting. The Committee routinely met privately with PwC and discussed issues deemed significant by PwC and/or the Committee. The Committee has discussed with PwC the matters required to be discussed by Auditing Standard 1301, “Communications With Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Committee discussed with PwC its independence from Chevron and Chevron’s management; received the written disclosures required by the PCAOB regarding PwC’s independence; and considered whether the provision of nonaudit services was compatible with maintaining PwC’s independence.

Committee Recommendation. In reliance on the reviews and discussions outlined above, the Committee recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 21, 2019, by the members of the Audit Committee of your Board:

Charles W. Moorman IV, Chair

John B. Frank

Dambisa F. Moyo

Inge G. Thulin

Chevron Corporation—2019 Proxy Statement	29

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2019

(item 2 on the proxy card)

auditor review and engagement

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits Chevron’s financial statements and internal control over financial reporting. The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Chevron’s independent registered public accounting firm for 2019, and your Board has endorsed this appointment.

The Audit Committee annually reviews PwC’s performance and independence in deciding whether to retain PwC or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•  the quality and efficiency of PwC’s historical and recent audit plans and performance on the Chevron audit;

•  PwC’s capability and expertise in handling the breadth and complexity of Chevron’s worldwide operations;

•  PwC’s expertise in and knowledge of the global oil and gas industry and its network of partners and managers in Chevron’s key areas of global operation;

•  the desired balance of PwC’s experience and fresh perspective occasioned by mandatory audit partner rotation and PwC’s periodic rotation of other audit management;

•  external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•  the appropriateness of PwC’s fees for audit and nonaudit services;

•  the quality and candor of PwC’s communications with the Audit Committee and management;

•  PwC’s independence and objectivity in its performance of audit services; and

•  PwC’s tenure as our independent registered public accounting firm, including the benefits of having a long-tenured auditor, in conjunction with controls and processes that help safeguard PwC’s independence.

The Audit Committee believes that PwC’s tenure as Chevron’s independent registered public accounting firm confers distinct benefits, including:

•	Enhanced audit quality. Through many years of experience with Chevron, PwC has gained significant institutional knowledge of and a deep expertise regarding Chevron’s global business and operations, accounting policies and practices, and internal control over financial reporting.

•

Effective audit plans and efficient fee structures. PwC’s extensive knowledge of Chevron’s business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

•

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with Chevron’s business and control framework. Many of the efficiencies gained over the course of Chevron’s relationship with PwC could be lost.

The Audit Committee believes that any concerns with PwC’s tenure are mitigated by strong independence controls, specifically:

•

Thorough Committee oversight. The Audit Committee’s oversight includes frequent private meetings with PwC, a comprehensive annual evaluation by the Audit Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•

Robust preapproval policies and procedures, limits on nonaudit services and hiring policies. The Audit Committee must preapprove all audit and nonaudit services, including the type of services to be provided and the estimated fees related to those services. Categories of permissible nonaudit services are limited to those not affecting PwC’s independence or otherwise not barred by regulation. Further, the Audit Committee has adopted a policy regarding Chevron’s employment of former PwC employees to ensure that auditor independence is not impaired.

•

Strong internal PwC independence policies and procedures. PwC conducts periodic internal quality reviews of its audit work and rotates lead engagement partners after a maximum of five years and auxiliary engagement partners after a maximum of seven years. PwC also conducts mandatory annual training for all professional staff globally on independence requirements and procedures. In addition, hiring restrictions are in place for former PwC employees at Chevron.

•	Strong regulatory framework. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2019.

30	Chevron Corporation—2019 Proxy Statement

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2019

PwC’s fees and services

PwC audited Chevron’s consolidated financial statements and effectiveness of internal control over financial reporting during the years ended December 31, 2018 and 2017. During these periods, PwC provided both audit and nonaudit services. Aggregate fees for professional services rendered to Chevron by PwC for the years ended December 31, 2018 and 2017, were as follows (millions of dollars):

Services provided	2018	2017
Audit	$27.6	$27.3
Audit Related	$1.8	$2.5
Tax	$0.6	$0.6
All Other	$0.8	$0.4
Total	$30.8	$30.8

The Audit fees for the years ended December 31, 2018 and 2017, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the U.S. Securities and Exchange Commission, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2018 and 2017, were for assurance and related services for employee benefit plan audits, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2018 and 2017, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and for tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2018 and 2017, included services rendered for software licenses, subscriptions, benchmark studies, and surveys.

audit committee preapproval policies and procedures

All 2018 audit and nonaudit services provided by PwC were preapproved by the Audit Committee. The nonaudit services that were preapproved by the Audit Committee were also reviewed to ensure compatibility with maintaining PwC’s independence and compliance with SEC and other rules and regulations.

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services. Under these procedures, the Audit Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and nonaudit fees initially approved.

PwC’s attendance at the annual meeting

Representatives of PwC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

vote required

This proposal is ratified if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion on this proposal.

your board’s recommendation

Your Board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm.

Chevron Corporation—2019 Proxy Statement	31

executive compensation

compensation discussion and analysis

executive summary

business description and context

Chevron is a fully integrated company involved in many facets of the energy industry. We explore for, produce, and transport crude oil and natural gas; process and transport liquified natural gas; refine, market, and distribute transportation fuels and lubricants; manufacture and sell petrochemicals and additives; generate power; and develop and deploy technologies that enhance business value in multiple aspects of the Company’s operations. Our business is capital-intensive and has long investment horizons—most of our resource and manufacturing investments span decades. Most of our product sales are commodities, whose prices can be volatile, leading to fluctuating earnings and cash flow through price cycles. Following decade-low oil prices in 2016, crude prices recovered in 2017 and continued to strengthen in 2018, leading to improved earnings and cash flow. Brent oil prices in 2018 were more than 30 percent higher, on average, versus the prior year. However, Brent prices declined nearly 35 percent over the final three months of the year amid continued U.S. shale growth and unexpected temporary waivers from Iranian sanctions. Brent futures indicate lower oil prices could continue through 2019.

Note:

(1)	Brent futures prices are as of February 28, 2019.

Chevron remains committed to delivering sustained stockholder value and exploring future opportunities in any business environment, supported by Chevron’s financial strength and advantaged portfolio. In 2018, Chevron reported solid financial and operational results, building upon its prior year performance, which demonstrated the Company’s resilience and sustainability in a lower price environment. Chevron also delivered on its key financial priorities in 2018:

•	Raised our quarterly dividend per share by 4 percent in the first quarter;

•	Funded attractive investments, particularly shorter cycle-time, high return opportunities in shale and tight reservoirs;

•	Further strengthened our balance sheet; and

•	Returned surplus cash to stockholders through a stock repurchase program initiated in the third quarter.

32	Chevron Corporation—2019 Proxy Statement

executive compensation

In 2018, Chevron’s annual dividend payment per share increased for the 31st consecutive year. Over the last 10 years, the Company’s dividend growth rate was more than four times the peer group1 average dividend growth rate. Chevron’s dividend growth rate was slightly lower than the S&P 500 rate of growth over this period. However at year-end, Chevron’s dividend yield2 exceeded 4 percent, higher than the S&P 500.

1	Peer group: BP, ExxonMobil, Royal Dutch Shell, and Total. Dividends include both cash and scrip share distributions for European peers.

2	Dividend yield at year-end reflects Chevron’s annual dividend per share, divided by Chevron’s closing stock price on 12/31/2018.

Chevron continued to deliver competitive total stockholder return (“TSR”) performance among large-cap integrated energy companies (BP, Chevron, ExxonMobil, Royal Dutch Shell, and Total) over the three-, five-, and 10-year periods through the end of 2018.

The large-cap integrated energy companies generally outperformed the S&P 500 in TSR over the three-year period but underperformed over the five- and 10-year periods, reflecting the significant drop in commodity prices since 2014. In one-year TSR performance, Chevron finished fourth among the companies in its peer group.

We remain well positioned for the future. Operational cash flow has been growing, and production is at an all-time high. We are focused on creating value for stockholders through a disciplined, returns-driven capital program, prioritizing efficient and accretive investments. We have a sustainable, advantaged Upstream portfolio composed of flexible, shorter cycle-time assets (e.g. Permian and other shale and tight, infill drilling, tie-backs, etc.) as well as long duration, low production decline assets (e.g. Australia, Kazakhstan, San Joaquin Valley, etc.). We also have an efficient, high return Downstream & Chemicals business that complements the Upstream. We are integrating digital technologies into our businesses which are intended to enhance safety, improve revenues, lower costs, and increase reliability. Finally, we have a strong management team, a talented organization, and a results-oriented culture, which enable us to adapt to a dynamic and evolving future, and to remain well positioned to win in any environment.

3-year TSR, Annualized (1) (1/1/2016-12/31/2018) 5-year TSR, Annualized (1) (1/1/2014 - 12/31/2018) 10-year TSR, Annualized (1) (1/1/2009 - 12/31/2018)

Note:

(1)	Figures rounded.

Chevron Corporation—2019 Proxy Statement	33

executive compensation

pay philosophy and plan design

The overall objective of our executive compensation program is to attract and retain management who will deliver long-term stockholder value in any business environment. Our compensation programs are designed with several important values and objectives in mind:

•

Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis. Refer to page 38 for additional details;

•	Balance short- and long-term decision making in support of a long-cycle-time business with a career-oriented employment model;

•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

The material components of our executive compensation program are summarized in the following chart.

PAY ELEMENT METRICS / PURPOSE GOVERNANCE / TIMING base salary Fixed level of competitive base pay to attract and retain executive talent Annual Incentive Plan ("Chevron Incentive Plan", or "CIP") Recognize annual performance achievements in the following categories: Financials Capital Management Operating Performance Health, Environmental, and Safety Long-Term Incentive Plan (LTIP) Reward creation of long-term stockholder value using a balanced approach, with annual grants composed of three equity vehicles. each objectively measured and designed to focus recipients on different aspects of different stockholder value creation: Performance shares: incentivize performance relative to peers; modifier varies from 0 to 200% based on relative TSR vs. large-cap energy peers and S&P 500; three-year performance cycle Stock options: incentivize absolute performance and long-term value creation; three-year vesting; 10-year term Restricted stock units: incentivize absolute performance and retention through long holding periods; five-year cliff vesting; Benefits Competitive retirement and savings plan benefits to encourage retention and support long-term employment 4th quarter of preceding year MCC, supported by' independent compensation consultant. reviews competitive data; approves salary ranges, CIP and LTIP targets for executive officers except CEO January each year MCC and Board determine CIP and LTIP targets for CEO; approve salary and LTIP awards for all executive officers; approve CIP performance goals At the end of each year MCC and Board approve CIP. awards after performance results are evaluated against predetermined measures At the end of 3 years MCC approves performance share payout based on relative TSR performance over 3-year performance period At the end of 5 years Restricted stock units pay out based on absolute stock performance Over 10 years Stock options may be exercised at any time after vesting. Value is based on absolute stock performance from grant date to exercise date

The Management Compensation Committee (“MCC”) believes a majority of an executive’s pay should be composed of awards that are directly tied to Chevron and individual employee performance. The MCC considers all elements of pay when setting awards.

The large majority of each Named Executive Officer’s (“NEO”) target compensation is at risk based on Company performance (approximately 91 percent for the CEO and 84 percent for the other NEOs), and the majority of this at-risk compensation is tied directly to Chevron’s stock price. The amount NEOs eventually earn from their at-risk compensation will align strongly with what stockholders earn over that same period from their investment in Chevron.

34	Chevron Corporation—2019 Proxy Statement

executive compensation

2018 CEO compensation mix	2018 other NEOs compensation mix
9% 13% 78% 91% at risk	16% 19% 65% 84% at risk

base salary CIP LTIP*

*Composed of the following equity vehicles: 50% Performance Shares, 25% Stock Options, 25% Restricted Stock Units

response to say-on-pay advisory vote and stockholder engagement

Chevron follows a robust process to systematically engage with its key stakeholders and proactively address issues of importance. Among the issues routinely discussed in these engagements are Chevron’s executive compensation practices.

In 2018, the Company continued its dialogue with stockholders. We had substantive engagements with stockholders representing more than 52 percent of Chevron’s outstanding common stock. These discussions covered a range of issues, including executive compensation. The CEO, Michael K. Wirth, and the independent Lead Director, Dr. Ron Sugar, participated in the engagements with certain major stockholders. Through these engagements, we continued to receive positive feedback for program changes made in 2017. These changes included modifying our LTIP award mix to be more performance-based, adding the S&P 500 Total Return Index to the LTIP Performance Share Peer Group, increasing weighting for key measures in the CIP performance measures, capping the CIP award, and strengthening the CEO’s ownership requirement. Stockholders also expressed support for our enhanced transparency in the CIP performance disclosure.

Chevron’s 2018 Say-on-Pay vote received over 93 percent support, which demonstrates stockholders’ strong support of our executive compensation practices and pay for performance alignment.

During our engagements, we also heard an appreciation for our voluntary climate change disclosure report and the appointment of a General Manager of Environmental, Social, and Governance Engagement to serve as the primary point of contact on these matters. Stockholders expressed a desire to see climate-related performance measures tied to executive compensation. The Board and the MCC took the feedback into account and have now updated the CIP scorecard for the 2019 performance year to include a flaring and methane performance measure.

Our stockholders’ views on executive compensation are important to us, and the MCC regularly considers the Say-on-Pay vote outcome and stockholder insights in assessing our executive compensation program. We remain committed to continuing the dialogue with stockholders on compensation issues as part of our ongoing engagement.

2018 performance

Chevron delivered robust financial and operational performance for the year, resulting in reported earnings of $14.8 billion and record production of 2.930 million barrels of oil-equivalent per day. The Company is positioned to sustain and grow production, earnings, and cash flow going forward.

•

We made substantial progress in completing and ramping up production of major oil and gas development capital projects, notably our Australian liquefied natural gas (“LNG”) projects. At year-end, Gorgon Trains 1-3 and Wheatstone Trains 1-2 were on line and running reliably. The Tengizchevroil Future Growth Project / Wellhead Pressure Management Project continued to progress toward first oil in 2022—fabrication is on track, logistics have proved successful, and the project has successfully entered the construction phase. Our unconventional production growth in the Permian continues to exceed expectations.

•	We recorded an annual reserve replacement ratio of 136 percent, an indicator of our sustainability at current prices, particularly supported by our attractive unconventional assets.

•

Capital and exploratory (“C&E”) spending of $20 billion was about 10 percent above budget due in part to the Company successfully capturing several inorganic investment opportunities in 2018 (we do not budget for inorganic investment opportunities).

Chevron Corporation—2019 Proxy Statement	35

executive compensation

•

Our asset sale proceeds totaled $2 billion in 2018 as we continued to optimize our portfolio. The Company is on track to be within our $5 billion to $10 billion guidance range over the three-year period of 2018–2020. Our divestiture criteria remained unchanged in 2018, focusing on strategic fit, ability to compete for capital within our portfolio, resource potential, and receiving good value.

•	Operating expense was just under $25 billion, slightly above our 2018 objective. However, production grew 7 percent and unit costs continued to decline in 2018.

•	We have a solid balance sheet, ending the year with a prudent 18 percent debt ratio.

•	The Company’s annual dividend rose by $0.16 per share to $4.48, representing the 31st consecutive annual payment increase. At year-end, Chevron’s dividend yield exceeded 4%, ahead of the S&P 500.

Looking forward, the Company remains well positioned to generate competitive results in any business environment and deliver on its key commitments. The announced $20 billion organic C&E program for 2019 maintains current spending levels with lower execution risk relative to the past—a reflection of our disciplined approach to investment. The program is anchored in high-return, short-cycle projects, has more than two-thirds of its spend projected to generate cash within two years, and is expected to support steady production growth in the future. The Company is also investing in digital technologies to enhance safety, improve revenues, lower costs, and increase reliability. Chevron’s investment, production, reserves, and cash flow profile remain resilient and sustainable, even in a low commodity price environment. At the same time, we believe the Company is leveraged to benefit from any future commodity price increases.

Total Capital and Exploratory Expenditures (1)($ Billions) ~$20 billion reduction (2014 2018)	OPEX and SG&A(2) ($ Billions) ~$5 billion reduction (2014 2018)

Notes:

(1)	Total capital and exploratory expenditures includes equity in affiliates. Figures rounded.

(2)

Operating expenses, selling, general and administrative expenses and other components of net periodic benefit costs as reported in the consolidated statement of income (excludes affiliate spend). Figures rounded.

CEO pay outcome

Effective February 1, 2018, Michael K. Wirth succeeded John S. Watson as Chairman and CEO. In making a recommendation to the independent Directors of the Board with respect to Mr. Wirth’s target compensation in his new CEO position, the MCC applied an approach consistent with that used for the other NEOs. The MCC considered Mr. Wirth’s 2017 compensation level, increased responsibilities as a result of the promotion, and desired competitive position to both seasoned and new CEOs at oil industry peers and non–oil industry peers, adjusting for Chevron’s relative size, scope, and complexities. Mr. Wirth’s actual realized pay outcome is based largely on subsequent Company performance, especially stock price performance.

In 2018, under Mr. Wirth’s leadership, the Company met numerous financial and operational objectives, including significant growth in cash generation, a prudent level of investment, and record production. As a result, Chevron was able to both grow stockholder distributions and further strengthen the balance sheet in 2018. Additionally, performance on elements of the business within management’s control—such as project execution, expense management and HES performance—was strong. We believe Chevron remains well positioned for further growth in earnings and cash flow.

36	Chevron Corporation—2019 Proxy Statement

executive compensation

The MCC approved a 2018 CIP corporate performance rating of 1.40, against a target of 1.0 and a maximum of 2.0, based on the Company’s overall performance across four broad categories with assigned weightings. Refer to pages 41–43 for a detailed discussion of 2018 performance and CIP outcome.

The three-year performance period for performance shares granted in January 2016 ended on December 31, 2018. For this three-year period, Chevron ranked No. 3 in TSR when compared to the four companies in the LTIP Performance Share Peer Group1. However, Chevron’s TSR for the performance period is less than 1 percentage point better than the fourth-ranked company, resulting in a deemed third and fourth place tie and a payout modifier of 75 percent (between 100 percent for third place and 50% for fourth place). Refer to page 46 for details of the 2016–2018 performance share payout.

Pay actions for Mr. Wirth in 2018 and early 2019 included:

•

Salary of $1,500,000 upon his promotion to CEO effective February 1, 2018, and a further adjustment to $1,600,000 effective April 1, 2019, based on his 2018 performance and competitive positioning relative to his peers.

•	A 2018 CIP award of $3,600,000. His 2019 CIP award target was set to 150 percent of base salary, consistent with his 2018 award target percentage.

•	A 2018 LTIP award target value of $13,250,000 and a 2019 LTIP award target value of $15,000,000.

Former CEO John S. Watson did not receive a salary increase, a CIP award, or an LTIP award due to his retirement on February 1, 2018.

1

Inclusion of the S&P 500 Total Return Index as a fifth member of the peer group occurred after these performance shares were granted and will become part of the payout analysis for performance shares covering the 2017-2019 performance period and in subsequent years.

Chevron Corporation—2019 Proxy Statement	37

executive compensation

compensation discussion and analysis in detail

2018 named executive officers

Chevron’s Named Executive Officers, or NEOs
Michael K. Wirth, Chairman and Chief Executive Officer*
John S. Watson, Former Chairman and Chief Executive Officer*
Patricia E. Yarrington, Vice President and Chief Financial Officer
James W. Johnson, Executive Vice President, Upstream
Joseph C. Geagea, Executive Vice President, Technology, Projects and Services
Pierre R. Breber, Executive Vice President, Downstream & Chemicals

*	Mr. Wirth assumed the positions of Chairman and Chief Executive Officer effective February 1, 2018, following Mr. Watson’s retirement.

use of peer groups

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews the market data, pay practices, and compensation ranges among both oil industry peers and non-oil industry peers to ensure that we continue to offer a reasonable and competitive executive pay program. Our core peer group is reviewed regularly by the MCC, with input from the MCC’s independent compensation consultant, and updated as appropriate. Throughout this Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below. We source peer company data from compensation consultant surveys and public disclosures.

Peer group	Description
Oil industry peer group (13 companies)

Companies with substantial U.S. or global operations that closely approximate the size, scope, and complexity of our business or segments of our business.

This is the primary peer group used to understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry-specific positions.

The MCC continues to monitor the group composition and considers adjustment when needed. Andeavor was acquired by Marathon Petroleum in October 2018 and will be removed from the benchmarks referenced for 2019 compensation actions.

Non–oil industry peer group (21 companies)

Companies that are of significant financial and operational size and that have, among other features, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels.

This is the secondary peer group used to periodically compare our overall compensation practices (and those of the oil and energy industry, generally) against a broader mix of non-oil companies that are similar to Chevron in size, complexity, and scope of operations.

In July 2018, the MCC approved an update to the non-oil peer group. Six companies were removed from the benchmarks referenced for 2019 compensation actions as they are no longer considered comparable to Chevron due to changes in their size or other criteria: Duke Energy, Northrop Grumman, Ford, American Electric Power, HP Inc., and International Paper.

LTIP performance share peer group (four companies and one stock index)

Companies used to compare our TSR for the purpose of determining performance share payout:

•  For LTIP grants issued prior to 2017: BP, ExxonMobil, Royal Dutch Shell, and Total

•  Effective with 2017 LTIP grant: BP, ExxonMobil, Royal Dutch Shell, Total, and S&P 500 Total Return Index

The inclusion of the S&P 500 Total Return Index broadens the performance benchmark beyond industry peers and requires Chevron to outperform both industry peers and a market-based index in order to receive maximum payout. The MCC believes this further aligns executive pay with long-term stockholder interests.

38	Chevron Corporation—2019 Proxy Statement

executive compensation

The Oil Industry Peer Group companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, Royal Dutch Shell, and Total. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder investment and employee talent with smaller U.S. companies, including the larger independent exploration and production companies and the larger independent refining and marketing companies.

The Non–Oil Industry Peer Group includes capital-intensive, global, large-scale, and high-complexity company comparators. The median market cap (as of 12/31/2018) of the Non–Oil Industry Peer Group was $103 billion (vs. $208 billion for Chevron), and the median sales for 2018 were $58 billion (vs. $159 billion for Chevron).

2018 LTIP and Oil Industry Peer Group Market Capitalization 1 ($ Billions) 2018 Non-Oil Industry Peer Group Market Capitalization ($ Billions)

Note:

(1)	Andeavor was part of the Oil Industry Peer Group in 2018, but was acquired by Marathon Petroleum in October 2018.

components of executive compensation

The material components of our executive compensation program and their purposes and key characteristics are as follows:

•	Base salary

•	Annual incentive plan (Chevron Incentive Plan)
•	Long-Term Incentive Plan, including performance shares, stock options, and restricted stock units

•	Benefits, including retirement plans, savings plans, and other perquisites base salary

Base salary is a fixed, competitive component of pay based on responsibilities, skills, and experience. Base salaries are reviewed periodically in light of market practices and changes in responsibilities.

how base salaries are determined

Base salaries are determined through market surveys of positions of comparable level, scope, complexity, and responsibility. There is no predetermined target or range within the Oil Industry Peer Group or the Non–Oil Industry Peer Group as an objective for Mr. Wirth’s base salary. Instead, the MCC takes into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Wirth’s performance, tenure and the aggregate amount of Mr. Wirth’s compensation package. For the other NEOs, each executive officer is assigned a base salary grade. The MCC annually reviews the base salary grade ranges and may approve changes in the ranges based on business conditions and comparative peer group data provided by the MCC’s independent consultant. Within each salary grade range, the MCC makes base salary determinations for each NEO taking into account qualitative considerations, such as individual performance, experience, skills, competitive positioning, retention objectives, and leadership responsibilities.

The independent Directors of the Board approve the compensation of the CEO and ratify the compensation of the other NEOs.

Chevron Corporation—2019 Proxy Statement	39

executive compensation

adjustments in 2018 base salaries

The independent Directors of the Board, upon recommendation of the MCC, increased Mr. Wirth’s salary when he assumed the Chairman and CEO position. The MCC also adjusted the NEO salary grade ranges by 1 percent for the 2018 compensation cycle after taking into account the market conditions and survey data. As to individual NEO salary changes, the MCC made salary adjustments reflective of each NEO’s 2017 performance, experience and competitive benchmarks. Mr. Wirth’s salary change was effective February 1, 2018, aligned with the timing of his promotion.

Other NEOs’ salary increases were effective as part of the regular cycle on April 1, 2018.

Name	Position	2017 Base salary*	2018 Base salary*	Adjustment for 2018
Michael K. Wirth	Chairman and Chief Executive Officer	$1,250,000	$1,500,000	20.0%
John S. Watson	Former Chairman and Chief Executive Officer	$1,863,500	$1,863,500	0.0%
Patricia E. Yarrington	Vice President and Chief Financial Officer	$1,120,000	$1,139,000	1.7%
James W. Johnson	Executive Vice President, Upstream	$1,100,000	$1,133,000	3.0%
Joseph C. Geagea	Executive Vice President, Technology, Projects and Services	$972,000	$982,000	1.0%
Pierre R. Breber	Executive Vice President, Downstream & Chemicals	$917,000	$962,000	4.9%

*	Base salary refers to the approved annual salary rate as of the effective date.

adjustments in 2019 base salaries

In January 2019, the independent Directors of the Board, upon recommendation of the MCC, adjusted Mr. Wirth’s salary to $1,600,000 taking into account his 2018 performance and desired compensation level relative to CEOs of both oil and non-oil industry peers.

The MCC adjusted the NEO salary grade ranges by 3 percent for the 2019 compensation cycle based on market conditions and survey data. As to individual salary changes, the MCC adjusted our other NEOs’ base salaries in 2019 (ranging from 1.8 percent to 5.9 percent) reflective of their 2018 performance, experience, and competitive benchmarks. All salary increases are effective April 1, 2019.

See page 52 for base salary changes over time.

annual incentive plan (chevron incentive plan)

The Chevron Incentive Plan is designed to recognize annual performance achievements based on the MCC’s assessment of Company performance across four broad categories: financials, capital management, operating performance, and health, environmental and safety. Each category contains multiple performance measures, reflecting outcomes of both short-term and long-term measures on absolute and relative performance, as well as the performance trend over time. The CIP also recognizes individual leadership through measurable, individual contributions. The award is delivered as an annual cash payment based on target value, which is expressed as a percentage of base salary, multiplied by Corporate Performance Rating and Individual Performance Factor. At target value, the CIP award makes up approximately 13 percent of the CEO’s target annual compensation and 19 percent of all other NEOs’ target annual compensation on average. The CIP award determination process is consistent across more than 45,000 CIP-eligible Chevron employees, with the award target varying by pay grade.

40	Chevron Corporation—2019 Proxy Statement

executive compensation

The CIP award for the CEO and the other NEOs is calculated as follows:

Base Salary	x	Award Target	x	Corporate Performance Rating	x	Individual Performance Factor
		À		À		À

Before the beginning of each performance year, the MCC establishes a CIP Award Target for the CEO and the other NEOs, which is expressed as a percentage of the NEO’s base salary.

The MCC sets award targets with reference to target opportunities found across our Oil Industry Peer Group. All individuals in the same salary grade have the same target, which provides internal equity and consistency.

At the beginning of each performance year, the MCC reviews and approves the annual performance measures, weightings, and goals established with the Business Plan. After the end of the performance year, the MCC reviews and assesses Company performance metrics and sets the Corporate Performance Rating based on a range of measures in four categories.

Performance is viewed across multiple parameters (i.e., absolute results; results vs. Business Plan; results vs. Oil Industry Peer Group and/or general industry; performance trends over time). The performance measures are also assessed taking into account the elements that may be market- driven or otherwise beyond the control of management. See pages 42–43 for a discussion of 2018 performance.

The minimum Corporate Performance Rating is zero (i.e., no award), and the maximum is two (i.e., 200 percent of target).

The MCC also takes into account individual performance. This is largely a personal leadership dimension, recognizing the individual’s effort, initiative, and impact.

The CEO recommends to the MCC an Individual Performance Factor (“IPF”) for each NEO other than himself.

The MCC determines the final IPF for the CEO and the other NEOs. The independent Directors of the Board approve the IPF for the CEO and ratify the IPF for the other NEOs.

Overall award capped at 200 percent of target

Chevron goes through a rigorous goal-setting and performance review process to determine the CIP Corporate Performance Rating. Annually, Business Plan objectives are determined after thorough reviews and approvals by the Enterprise Leadership Team Committee (“ELT”), a subcommittee of the Executive Committee, and the Board. The ELT is responsible for setting objectives that challenge the Company to optimize strategies and portfolio composition and to improve operational performance to create stockholder value. Robust annual performance measures, weightings, and goals are established with the Business Plan, subject to review and approval by the MCC. Mid-year and end-of-year reviews by the Board and the MCC systematically assess progress against these measures. The MCC has discretion in awarding CIP, including discretion to set the award to zero if conditions warrant it.

2018 CIP corporate performance rating

In January 2019, the MCC evaluated Chevron’s 2018 performance across the four CIP categories: financials, capital management, operating performance, and health, environmental and safety. The MCC assigned an overall 2018 CIP Corporate Performance Rating of 1.40 in recognition of meeting or exceeding Business Plan (“Plan”) on multiple financial dimensions; notable successes in capital management; strong operating performance, including record-high production; and industry-leading personal safety results, most notably achieving a Fatal Accident Rate of zero (see table on page 42 for additional details).

In order to determine the 2018 Corporate Performance Rating, a raw score range was assigned based on the Company’s actual performance with respect to the particular performance measures comprising each category as measured against the Company’s Plan. This raw score can span from zero (reflecting very poor performance) to two (reflecting outstanding performance) for each category. Category weights are then applied to the raw score ranges to determine an overall range. When determining the Corporate Performance Rating, the MCC may apply discretion when assessing the Company’s performance.

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Specific inputs to the MCC’s evaluation are summarized below.

Category	Weight		Performance measures	Year-end results vs. Plan highlights “Plan” refers to Board- approved Business Plan	Results(1)	Raw score (0.00 - 2.00)	Weighted score

Financials	40%		Earnings per share (“EPS”, diluted)(2,3)	$7.74 reported EPS, better than Plan; modest miss on normalized EPS. Five-year EPS performance versus peers improved; CVX now in middle of competitor band (vs. 5th place in 2017).		1.15 - 1.25	0.46 - 0.50
			Net cash flow(4)	$10.0 billion, above Plan.

Capital management	30%		Return on capital employed(3,5) (“ROCE”)	8.2 percent, exceeded Plan. Performance was best among peers in 2018, but continues to be adversely impacted by higher levels of investment in trailing periods.		1.10 - 1.30	0.33 - 0.39
			Capital and exploratory expenditures (“C&E”), including equity in affiliates	$20.1 billion, above $18.3 billion budget, reflecting non budgeted, inorganic opportunities and some cost escalation.
		Major milestones	Gorgon & Wheatstone LNG	Exceeded cargo objective. Wheatstone Train 2 achieved first LNG in 2Q18.
			FGP / WPMP	Met rack modules milestone. Modest delay in core substation mechanical completion. On track for first oil in 2022.
			Permian	Exceeded wells put on production target and met unit development cost objective.
			Big Foot	Achieved “storm safe” status; first oil achieved in 4Q18.
			USGC Petrochemicals	Achieved volume target. Startup of ethane cracker achieved in 1Q18, ahead of schedule.
			Richmond Modernization	Achieved mechanical completion in 3Q18 and Hydrogen Plant Train 1 startup in 4Q18.

Operating performance	15%		Net production, excluding impact of divestments	Nearly 8 percent, above 4-7 percent guidance range.		1.40 - 1.50	0.21 - 0.23
			Operating expense(6)	$24.9 billion, above Plan. Unit costs in line with Plan and continued to decline.
			Refining utilization, including joint ventures and affiliates	Better than Plan by 1.0 percent.

Health, environmental and safety	15%		Personal safety(3)	Industry-leading Fatal Accident Rate of zero and Days Away From Work Rate of 0.016.		1.70 - 1.80	0.26 - 0.27
			Process safety and environmental	Loss of Containment performance and spill volumes better than Plan.

				Corporate Performance Rating range			1.3 - 1.4

				Final Corporate Performance Rating			1.40

Notes:

(1)	Results refer to met / exceeded Plan (green), met Plan with some gaps (yellow), or did not meet Plan (red).

(2)

Normalized earnings exclude market factors beyond the control of management, including price, foreign exchange, and uncontrollable tax impacts; comparison more accurately measures controllable performance.

(3)	Relative peer comparisons based on externally disclosed results through the end of 3Q18.

(4)

Cash flow including asset sales after dividends and stock repurchases = change in cash, cash equivalents and restricted cash less change in debt, marketable securities, and time deposits with maturities in excess of 90 days.

(5)	See “Definitions of Selected Financial Terms” in Exhibit 99.1 of the Chevron Annual Report on Form 10-K for the year ended December 31, 2018.

(6)

Operating expenses, selling, general and administrative expenses, and other components of net periodic benefit costs as reported in the consolidated statement of income (excludes affiliate spend). Figures rounded.

42	Chevron Corporation—2019 Proxy Statement

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financials—40 percent

•

Earnings—2018 reported earnings of $14.8 billion and $7.74 EPS exceeded Plan. The Company benefited from higher commodity realizations, lower than anticipated depreciation charges and favorable movements in foreign exchange rates. Normalized earnings and EPS were modestly below Plan. The Company’s five-year indexed EPS performance improved relative to peers as its Upstream-weighted (vs. Downstream) and oil-weighted (vs. natural gas) portfolio benefited from higher commodity prices in 2018.

•	Net cash flow—Chevron delivered strong cash flow in 2018, supported by higher commodity realizations and strong production growth. Net cash generation was $10.0 billion.

•	Based on the preceding, the raw score range assigned to this category for the 2018 performance year was 1.15–1.25 out of a maximum of 2.0.

capital management—30 percent

•

Return on capital employed—Reported ROCE for 2018 of 8.2 percent exceeded Plan. Chevron’s 2018 performance was best among its peers as its oil-weighted (vs. natural gas) portfolio benefited from higher commodity prices. However, the Company’s five-year ROCE performance declined at a slightly faster rate than the peer average, due to high investment level over the previous five years.

•

Capital and exploratory expenditures—2018 C&E totaled $20.1 billion, 10 percent higher than budget. Chevron successfully captured several inorganic investment opportunities, for which we do not budget. Additionally, the Company’s ability to capture further capital cost savings was challenged in the higher oil price environment, which created some cost escalation.

•	Major milestones per Plan:

•	Gorgon & Wheatstone LNG—Wheatstone Train 2 first LNG production and sustained performance achieved. At year-end, all five trains were running reliably and combined LNG cargos exceeded Plan.

•

Tengizchevroil Future Growth Project / Wellhead Pressure Management Project—Achieved rack modules milestone. Mechanical completion of core electrical substation modestly delayed into early 2019. Project remains on track for first oil in 2022.

•	Permian—Wells placed on production better than Plan. Unit development cost met objective. Full year production exceeded external guidance.

•	Big Foot—Achieved “storm safe” status and first production milestones.

•	U.S. Gulf Coast Petrochemicals—Achieved production volume objective. Startup of ethane cracker ahead of schedule.

•	Richmond Modernization—Startup of Hydrogen Plant 1 achieved.

•	Based on the preceding, the raw score range assigned to this category for the 2018 performance year was 1.10–1.30 out of a maximum of 2.0.

operating performance—15 percent

•

Net production of 2.944 million barrels of oil-equivalent per day in 2018, excluding divestments. Annual growth rate of 7.9 percent, exceeded the high end of our 4-7 percent external guidance range (vs. 2017)—driven by Permian growth, Wheatstone ramp-up, and strong asset reliability, particularly at Gorgon and Tengizchevroil.

•	Operating expense totaled $24.9 billion, above Plan. Unit costs declined in 2018. Since 2014, absolute costs have declined 16 percent, and unit costs have fallen 21 percent.

•	Refining unit utilization rates were better than Plan by 1.0 percentage point.

•	Based on the preceding, the raw score range assigned to this category for the 2018 performance year was 1.40-1.50 out of a maximum of 2.0.

health, environmental and safety—15 percent

•	Maintained industry-leading personal safety rates, better than the Plan on all measures. Fatal Accident rate was zero and Total Recordable Incidents rate was a record low.

•	Loss of containment performance and spill volume was better than Plan.

•	Based on the preceding, the raw score range assigned to this category for the 2018 performance year was 1.70-1.80 out of a maximum of 2.0.

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2018 NEO CIP awards

The MCC and the independent Directors of the Board assessed corporate and individual performance in making CIP awards based on 2018 performance. In setting individual’s performance adjustments for the 2018 CIP, the MCC considered a wide range of factors, including individual and business unit achievements along all four categories of CIP measurements, strategic impact in positioning Chevron for the future, collaboration across the leadership team, and role modeling The Chevron Way as stewards of the business.

Specifically, the MCC recognized and considered these accomplishments for each NEO when determining individual performance factors. Mr. Wirth exhibited strong leadership in meeting key financial and operational objectives—notably, significant growth in production and cash generation, outstanding safety and environmental performance across the Company, prudent investment in the business, and a stronger balance sheet, along with continued growth in stockholder distributions. Ms. Yarrington continued to be highly effective in driving costs down, retaining strong internal controls, managing the balance sheet, implementing changes as a result of U.S. tax reform, and engaging investors and the finance community. Mr. Johnson led Upstream to deliver all-time high production and continued to drive unit costs down, while achieving record-low personal safety rates with zero fatalities. Mr. Geagea continued to effectively lead efforts to drive capital efficiency, improve major project support, and functional excellence across our lines of business. Mr. Breber demonstrated strong leadership in delivering solid operating and financial results, completing asset sales and project milestones.

As a result of the performance evaluation, Mr. Wirth received an award of $3,600,000. This amount reflects the amount of his base salary ($1,500,000) multiplied by his CIP Award Target percentage of 150 percent multiplied by the Corporate Performance Rating of 140 percent, resulting in an award of $3,150,000. The remaining $450,000 of Mr. Wirth’s award is attributable to the MCC’s and independent Directors’

assessment of his individual performance, as described above.

Ms. Yarrington received an award of $2,017,200. This amount reflects the amount of her base salary ($1,139,000) multiplied by her CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 140 percent, resulting in an award of $1,754,100. The remaining $263,100 of Ms. Yarrington’s award is attributable to the MCC’s and independent Directors’ assessment of her individual performance, as described above.

Mr. Johnson received an award of $2,284,100. This amount reflects the amount of his base salary ($1,133,000) multiplied by his CIP Award Target percentage of 120 percent multiplied by the Corporate Performance Rating of 140 percent, resulting in an award of $1,903,400. The remaining $380,700 of Mr. Johnson’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Mr. Geagea received an award of $1,663,500. This amount reflects the amount of his base salary ($982,000) multiplied by his CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 140 percent, resulting in an award of $1,512,300. The remaining $151,200 of Mr. Geagea’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Mr. Breber received an award of $1,629,600. This amount reflects the amount of his base salary ($962,000) multiplied by his CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 140 percent, resulting in an award of $1,481,500. The remaining $148,100 of Mr. Breber’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Mr. Watson did not receive a CIP award for 2018.

long-term incentive plan

The key objective of our Long-Term Incentive Plan is to encourage performance that drives stockholder value over the long-term. The target value of an NEO’s LTIP award at the time of grant is determined by the MCC, with input from its independent compensation consultant and referencing external benchmark comparisons. The objective is to ensure that Chevron is competitive against its industry peer companies on the overall target compensation (cash plus equity), after allowing for appropriate differentiation based on size, scale, scope, and job responsibilities.

Each year in January, the MCC determines a target value for LTIP awards for the CEO and the other NEOs based on industry competitive data. These awards provide incentive compensation opportunities tied to Chevron’s future long-term performance.

In setting the LTIP target value for the CEO, the MCC relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities in the Oil Industry Peer Group. The MCC also considers the CEO’s demonstrated performance, and the Company’s size, scope, and complexity relative to the comparison companies. Similarly, for the other NEOs, the MCC sets an annual LTIP target value for each salary grade as a multiple of salary, referencing median incentive opportunities for executives in similar positions at companies in the Oil Industry Peer Group.

The LTIP award represents a pay opportunity. The ultimate realized value of equity-based awards is determined by absolute and relative stock price performance over a three- to 10-year period.

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The LTIP program comprises the following three equity vehicles:

Component	2018 Proportion	How it works
Performance shares	50%

•  Payout is dependent on Chevron’s TSR over a three-year period, compared with our LTIP Performance Share Peer Group TSR. For the 2018 grant, the peer group is comprises: ExxonMobil, BP, Shell, Total, and the S&P 500 Total Return Index.

		Relative TSR ranking	1	2	3	4	5	6
		2018 grant payout as a % of target	200%	160%	120%	80%	40%	0%

•  Performance shares accrue dividend equivalents that are reinvested as additional shares, to be paid at the end of the performance period and are subject to the same three year cliff vesting schedule and performance modifier.

•  The MCC can exercise negative discretion to reduce payout.

•  Actual number of shares granted is determined by dividing the proportionate value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•  Payment is made in cash. Refer to footnote 2 on pages 58 and 59 for calculation details.

Stock options	25%

•  Strike price is equal to the closing common stock price on the grant date.

•  Options vest and become exercisable at a rate of one-third per year for the first three years, based on continued service, and expire 10 years after the grant date.

•  Gain realized depends on the common stock price at the exercise date compared with the strike price.

•  Actual number of stock options granted is determined by dividing the proportionate value of the NEO’s LTIP award by the Black-Scholes option value on the grant date in accordance with Grant Date Fair Value calculation as defined by the U.S. Securities and Exchange Commission.

Restricted stock units (RSUs)	25%

•  Actual number of RSUs granted is determined by dividing the proportionate value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•  Five-year cliff vesting lengthens equity holding time, which enhances retention and alignment with stockholders.

•  RSUs accrue dividend equivalents that are reinvested as additional units, to be paid at the time of vesting.

•  Payment is made in cash based on closing common stock price on the vesting date.

Supplemental RSUs: Supplemental RSUs are granted in extraordinary circumstances to recognize exceptional individual performance that had a direct impact on Chevron’s results and to serve as an additional retention tool for such individuals. These RSUs generally vest at the end of three years. Supplemental RSUs, if awarded, will accrue dividend equivalents that are reinvested as additional units and paid at the end of three years. No supplemental RSUs were awarded to any NEO in 2018.

LTIP metrics

The MCC continues to believe that TSR is the best overall pay-for-performance measure to align our CEO’s and other NEOs’ performance with stockholder interests. TSR is the standard metric for stockholders to use in measuring the Company’s performance because it easily allows for meaningful comparisons of our performance relative to other companies within our same industry, and also allows for easy comparison with our stockholders’ other investment alternatives. It is objectively determined by third-party market participants independent of the Company’s judgment. The MCC believes that Company performance on other measures—operational and financial, over the short-term and long-term—is ultimately reflected in TSR results.

The majority of the LTIP award derives value directly from TSR (relative and absolute). For the CEO and the other NEOs to earn the originally targeted compensation, Chevron must show sustained competitive performance, and Chevron’s stockholders must be rewarded with competitive TSR results.

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LTIP mix and timing: why a mix of performance shares, RSUs, and options

The MCC believes the current portfolio approach to the LTIP mix (50 percent performance shares, 25 percent restricted stock units, and 25 percent stock options) offers an optimal combination of incentive opportunities. It aligns with our business objectives and is consistent with prevailing standards. Each vehicle has its own risk-reward profile and a different time horizon. Together, these vehicles align our executives with stockholder interests over the long-term and reward them for absolute and competitive stock performance.

2016–2018 performance share payout

The three-year performance period for performance shares granted in January 2016 ended on December 31, 2018. For this three-year period, Chevron ranked No. 3 in TSR when compared to the four companies in the LTIP Performance Share Peer Group. Inclusion of the S&P 500 Total Return Index as a fifth member of the peer group occurred after these performance shares were granted and will become part of the payout analysis for performance shares covering the 2017-2019 performance period and in subsequent years.

Chevron’s TSR for the 2016-2018 performance period was less than 1 percentage point better than the fourth-ranked company, Total, resulting in a deemed third and fourth place tie and a payout modifier of 75 percent (between 100 percent for third place and 50 percent for fourth place). Refer to “Option Exercises and Stock Vested in Fiscal Year 2018” tables on pages 58 and 59 for details on the performance payout calculation.

2016 performance shares(1)

(2016–2018 LTIP Performance Period)

Note:

(1)

Per program rules, based on average closing stock price for the 20 trading days prior to the beginning of the performance period (January 1, 2016) and the last 20 trading days of the performance period (ending December 31, 2018). Figures rounded.

2018 LTIP grants

In January 2018, the independent Board of Directors, upon recommendation of the MCC, approved the LTIP award to the CEO and ratified the following LTIP awards to the other NEOs. Mr. Watson did not receive a 2018 grant due to his retirement on February 1, 2018. None of the NEOs received a 2018 supplemental RSU grant.

Name	2018 LTIP target value	Stock options*	Performance shares*	Standard RSUs*
Michael K. Wirth	$13,250,000	182,100	52,850	26,430
John S. Watson	–	–	–	–
Patricia E. Yarrington	$3,849,440	52,900	15,350	7,680
James W. Johnson	$4,999,500	68,700	19,940	9,970
Joseph C. Geagea	$3,849,440	52,900	15,350	7,680
Pierre R. Breber	$3,849,440	52,900	15,350	7,680

*

Number of awarded stock options, performance shares, and RSUs was determined based on the Company’s common stock price on January 31, 2018, the grant date Black-Scholes value for stock options, and a performance share factor of 100 percent reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2018” table in this Proxy Statement on pages 52 and 55, respectively.

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2019 LTIP grants

In January 2019, the independent Board of Directors, upon recommendation of the MCC, approved the LTIP award to the CEO and ratified the following LTIP awards to the other NEOs.

Name	2019 LTIP target value	Stock options*	Performance shares*	Standard RSUs*
Michael K. Wirth	$15,000,000	236,900	66,370	33,180
Patricia E. Yarrington	$ 3,963,120	62,600	17,530	8,770
James W. Johnson	$ 5,148,000	81,300	22,780	11,390
Joseph C. Geagea	$ 3,963,120	62,600	17,530	8,770
Pierre R. Breber	$ 3,963,120	62,600	17,530	8,770

*

Number of awarded stock options, performance shares, and RSUs was determined based on the Company’s common stock price on January 30, 2019, the grant date Black-Scholes value for stock options, and a performance share factor of 100 percent reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values to be presented in the 2020 Proxy Statement’s “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2019” table.

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retirement programs and other benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe that these programs and benefits:

•	Support our long-term investment cycle; and

•	Encourage retention and long-term employment.

retirement programs

All of our employees, including our NEOs, have access to retirement programs that are designed to enable them to accumulate retirement income. The defined benefit (pension) and defined contribution (401(k) savings) plans allow highly compensated employees to receive the same benefits they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act. The deferred compensation plan allows eligible employees to defer salary, CIP awards, and LTIP payouts.

Plan name	Plan type	How it works	What’s disclosed
Chevron Retirement Plan (“CRP”)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the plan.

In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2018 and the present value of each NEO’s accumulated benefit under the CRP. The increase in pension value is not a current cash payment. It represents the increase in the value of the NEOs’ pensions, which are paid only after retirement.

Chevron Retirement Restoration Plan (“RRP”)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.(1)	In the “Pension Benefits Table” and accompanying narrative in this Proxy Statement, we describe how the RRP works and present the current value of each NEO’s accumulated benefit under the RRP.
Employee Savings Investment Plan (“ESIP”)	Qualified Defined Contribution (IRS §401(k))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company matching contribution, up to annual IRS limits.(2)	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.
Employee Savings Investment Plan— Restoration Plan (“ESIP-RP”)	Nonqualified Defined Contribution	Provides participants with an additional Company matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.(3)

In the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we describe how the ESIP-RP works. In the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table,” we present Chevron’s contributions to each NEO’s ESIP-RP account.

Deferred Compensation Plan (“DCP”)	Nonqualified Defined Contribution

Participants can defer up to:

• 90 percent of CIP awards and LTIP performance share payouts; and

• 40 percent of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service.

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2018.

(1)	Employees whose compensation exceeds the limits established by the IRS for covered compensation and benefit levels. IRS annual compensation limit was $275,000 in 2018.

(2)

Participants who contribute at least 2 percent of their annual compensation to the ESIP receive a Company matching contribution of 8 percent (or 4 percent if they contribute 1 percent). The 2018 annual limit for both employer and employee contributions to a qualified defined contribution plan was $18,500 for employees under age 50 and $24,000 for employees age 50 and above in 2018.

(3)	Participants who contribute at least 2 percent of their base salary to the DCP receive a Company matching contribution of 8 percent of their base salary that exceeds the IRS annual compensation limit.

benefit programs

The same health and welfare programs, including post-retirement health care, that are broadly available to employees on our U.S.  payroll also apply to NEOs, with no other special programs except executive physicals (as described below under Perquisites).

perquisites

Perquisites for NEOs consist principally of financial counseling fees, executive physicals, home security, and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and aircraft. The MCC periodically reviews our practices and disclosures with respect to perquisites. In the “Summary Compensation Table” in this Proxy Statement, we report the value of each NEO’s perquisites for 2018.

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best practice in compensation governance

To ensure independent oversight, stockholder alignment and long-term sustainability, our executive compensation program has the following governance elements in place.

What we do		What we do not do

✓	Robust stockholder engagement plan to ensure alignment with stockholder interests	✗	No excessive perquisites; all have a specific business rationale

✓	Stock ownership guidelines for the Chief Executive Officer, six times base salary; for the Executive Vice Presidents and Chief Financial Officer, four times base salary	✗	No individual supplemental executive retirement plans

✓	Deferred accounts inaccessible until a minimum of one year following termination	✗	No stock option repricing, reloads or exchanges without stockholder approval

✓	Clawback provisions included in the CIP, LTIP, DCP, RRP, and ESIP-RP for misconduct	✗	No loans or purchases of Chevron equity securities on margin

✓	Significant CEO pay at risk (91 percent)	✗	No transferability of stock options (except in the case of death or a qualifying court order)

✓	Thorough assessment of Company and individual performance	✗	No stock options granted below fair market value

✓	Robust succession planning process with Board review twice a year	✗	No hedging or pledging of Chevron equity securities

✓	MCC composed entirely of independent Directors	✗	No change-in-control agreements for NEOs

✓	Independent compensation consultant, hired by and reports directly to the MCC	✗	No tax gross-ups for NEOs

✓	MCC has discretion to reduce performance share payouts	✗	No “golden parachutes” or “golden coffins” for NEOs

✓	Certain pre-2018 LTIP awards (i.e., performance-based compensation) intended to qualify for deduction under the grandfather rule in Section 162(m) of Internal Revenue Code

✓	Annual assessment of incentive compensation risks

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compensation governance: oversight and administration of the executive compensation program role of the board of directors’ management compensation committee

The Board of Directors’ Management Compensation Committee oversees the executive compensation program. The MCC works closely with its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and management to review pay and performance relative to the Business Plan approved by the Board and to industry peers. The MCC solicits input from the CEO concerning the performance and compensation of other

NEOs. The CEO does not participate in discussion about his own pay; and proposed change to the compensation of the CEO is recommended by the MCC and approved by the independent Directors of the Board. A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com and in print upon request.

independent compensation advice

The MCC retains Meridian as an independent compensation consultant to assist with its duties. The MCC first engaged Meridian in 2014, following a comprehensive request-for-proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;
•	Recommendation regarding compensation philosophy and compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, accounting, and securities regulations.

Meridian does not provide any services to the Company. The MCC is not aware of any work performed by Meridian that raised any conflicts of interest.

compensation risk management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to ensure these programs are appropriately designed and do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risks.

stock ownership guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders. Executives have five years to attain their stock ownership guideline. Further, NEOs who have not attained their stock ownership guidelines are required to hold shares acquired under the LTIP program until such ownership requirements are met.

Position	2018 ownership guidelines
CEO	Six times base salary
Executive Vice Presidents and Chief Financial Officer	Four times base salary
All Other Executive Officers	Two times base salary

Based upon our 250-day trailing average stock price ending December 31, 2018 ($120.20), Mr. Wirth had a stock ownership base salary multiple of 8.4. All other NEOs had an average stock ownership base salary multiple of 8.2. The MCC believes these ownership levels provide adequate focus on our long-term business model.

employment, severance, and change-in-control agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally available to other employees. We describe these benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table,” and the “Potential Payments Upon Termination or Change-in-Control” table in this Proxy Statement.

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compensation recovery policies

The Chevron Incentive Plan, Long-Term Incentive Plan, Deferred Compensation Plan for Management Employees, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan include provisions permitting us to “claw back” certain amounts of cash and equity awarded to an NEO at any time if the NEO engages in certain acts of misconduct, including, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation or employees; misconduct resulting in Chevron having to prepare an accounting restatement; and failure to abide by post-termination agreements respecting confidentiality, noncompetition, or nonsolicitation.

tax gross-ups

We do not pay tax gross-ups to our NEOs. We do provide standard expatriate packages, which include tax equalization payments, to all employees of the Company who serve on overseas assignments, including executive officers.

tax deductibility of NEO compensation

For years prior to 2018, Section 162(m) of the Internal Revenue Code (as implemented by IRS guidance) limited companies’ deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CEO and CFO) to $1 million, but allowed for the deduction for performance-based compensation costs/expenses for amounts even in excess of the $1 million limit. As such, we structured our CIP and certain LTIP awards with the intention of meeting the requirements for performance-based compensation under Section 162(m). Effective January 1, 2018, the Tax Cut and Jobs Act (“TCJA”) repealed this exclusion for performance-based compensation, and expanded the class of affected executives, which means that all compensation paid to persons who in 2017, or any year following, were the CEO, CFO (in 2018 or later) or one of the other three most highly paid executives (excluding our CEO and CFO) will be subject to the cap of $1 million. For LTIP awards made on or prior to November 2, 2017, but not yet vested and/or paid out (other than time-based RSUs, which are not qualified under Section 162(m) and therefore are not deductible), we expect that the Company will still be able to deduct those amounts, provided that the Company meets the requirements in the TCJA.

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summary compensation table

The following table sets forth the compensation of our NEOs for the fiscal year ended December 31, 2018, and for the fiscal years ended December 31, 2017, and December 31, 2016, if they were NEOs in those years. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-Equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)(5)	All other compensation ($)(6)	Total ($)
M.K. Wirth, Chairman and CEO(7)	2018	$1,468,750	$10,102,641	$3,312,399	$3,600,000	$1,229,552	$927,281	$20,640,623
	2017	$1,231,050	$3,923,035	$1,237,856	$2,000,000	$2,672,028	$605,712	$11,669,681
	2016	$1,094,492	$2,866,329	$2,286,247	$906,200	$1,845,887	$130,490	$9,129,645
J.S. Watson, Former Chairman and CEO(7)	2018	$251,197	–	–	–	$850,222	$140,080	$1,241,499
	2017	$1,863,500	$12,140,826	$3,830,000	$3,750,000	$2,982,424	$214,818	$24,781,568
	2016	$1,863,500	$5,397,824	$9,194,544	$2,096,400	$5,894,429	$210,794	$24,657,491
P.E. Yarrington, Vice President and Chief Financial Officer	2018	$1,133,458	$2,934,703	$962,251	$2,017,200	–	$111,467	$7,159,079
	2017	$1,108,013	$3,018,827	$952,904	$1,700,200	$1,283,468	$88,641	$8,152,053
	2016	$1,073,242	$1,342,122	$2,286,247	$890,100	$863,855	$85,859	$6,541,425
J.W. Johnson, Executive Vice President, Upstream	2018	$1,123,375	$3,811,432	$1,249,653	$2,284,100	$2,263,287	$194,135	$10,925,982
	2017	$1,080,750	$3,923,035	$1,237,856	$1,710,700	$2,948,042	$124,132	$11,024,515
	2016	$1,012,417	$1,745,492	$2,970,501	$930,600	$2,640,381	$116,929	$9,416,320
J.C. Geagea, Executive Vice President, Technology, Projects and Services	2018	$979,083	$2,934,703	$962,251	$1,663,500	$1,210,881	$98,993	$7,849,411
	2017	$957,825	$3,018,827	$952,904	$1,347,200	$2,614,776	$112,790	$9,004,322
	2016	$906,367	$1,342,122	$2,286,247	$761,800	$2,551,179	$97,479	$7,945,194
P.R. Breber, Executive Vice President, Downstream & Chemicals	2018	$948,875	$2,934,703	$962,251	$1,629,600	$1,445,807	$108,808	$8,030,044

(1)

Reflects actual salary earned during the fiscal year covered. Compensation is reviewed after the end of each year, and salary increases, if any, are generally effective April 1 of the following year. Mr. Wirth received a salary increase in February 2018 upon his appointment to Chairman and CEO. The following table reflects the annual salary rate and effective date for the years in which each person was an NEO and the amounts deferred under the Deferred Compensation Plan for Management Employees II (“DCP”). Salary for Mr. Watson is as of his February 1, 2018 retirement date and also includes a final payout of his accrued but unused vacation balance, in the amount of $18,260, which is required to be paid under California law upon termination of employment.

Name	Salary effective date	Salary	Total salary deferred under the DCP
M.K. Wirth	February 2018	$ 1,500,000	$ 23,875
	February 2017	$ 1,250,000	$ 19,221
	April 2016	$ 1,098,400	$ 16,590
J.S. Watson	February 2018	$ 1,863,500	$ 23,294
	April 2017	$ 1,863,500	$ 186,350
	April 2016	$ 1,863,500	$ 186,350
P.E. Yarrington	April 2018	$ 1,139,000	$ 17,169
	April 2017	$ 1,120,000	$ 16,760
	April 2016	$ 1,078,900	$ 16,165
J.W. Johnson	April 2018	$ 1,133,000	$ 16,968
	April 2017	$ 1,100,000	$ 16,215
	April 2016	$ 1,034,000	$ 14,948
J.C. Geagea	April 2018	$ 982,000	$ 14,082
	April 2017	$ 972,000	$ 13,757
	April 2016	$ 923,400	$ 12,827
P.R. Breber	April 2018	$ 962,000	$ 13,478

We explain the amount of salary and non-equity incentive plan compensation in proportion to total compensation in our “Compensation Discussion and Analysis—Pay Philosophy and Plan Design.”

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(2)

Amounts for each fiscal year reflect the aggregate grant date fair value of performance shares and RSUs granted under the LTIP on January 31, 2018. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718), as described in Note 21, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018. These RSUs and performance shares accrue dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

For performance shares granted on January 31, 2018, the per-share grant date fair value was $128.47. We use a Monte Carlo approach to calculate estimated grant date fair value. To derive estimated grant date fair value per share, this valuation technique simulates TSR for the Company and the LTIP peer group (BP, ExxonMobil, Royal Dutch Shell, Total, and the S&P 500 Total Return Index) using market data for a period equal to the term of the performance period, correlates the simulated returns within the peer group to estimate a probable payout value, and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. Performance shares are paid in cash, and the cash payout, if any, is based on market conditions at the end of the performance period (January 2018 through December 2020). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2018” table in this Proxy Statement, except that the modifier for the 2018 grant depends on Chevron’s TSR, for the three-year performance period relative to the S&P 500 Total Return Index and the TSR for our peer group of major oil competitors—which consists of BP, ExxonMobil, Royal Dutch Shell, and Total. As such, the modifiers for the 2018 grant range from 0 to 200 percent in increments of 40 percent. If the maximum level of performance were to be achieved for the performance shares granted in 2018, the grant date value would be $250.70 per share (200 percent of the grant date stock price), or $13,249,495 for Mr. Wirth; $3,848,245 for Ms. Yarrington and Messrs. Geagea and Breber; and $4,998,958 for Mr. Johnson.

The per-unit grant date fair value of the restricted stock units was $125.35, the closing price of Chevron common stock on the grant date. These RSUs earn dividend equivalents and are paid in cash upon vesting on January 31 following the fifth anniversary of the grant. Total payout will be based on the Chevron common stock closing price on the vesting date.

The material terms of performance shares and RSUs granted in 2018 are described in the “Grants of Plan-Based Awards in Fiscal Year 2018” and “Outstanding Equity Awards at 2018 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value of nonstatutory/nonqualified stock options granted under the LTIP on January 31, 2018. The per-option grant date fair value was $18.19. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 21, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. The material terms of stock options granted in 2018 are described in the “Grants of Plan-Based Awards in Fiscal Year 2018” and “Outstanding Equity Awards at 2018 Fiscal Year-End” tables in this Proxy Statement.

(4)

2018 amounts reflect CIP awards for the 2018 performance year that were paid in March 2019. Ms. Yarrington elected to defer 1 percent of her award to the DCP, or $20,172. See “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards.

(5)

2018 amounts represent the aggregate change in the actuarial present value of the NEO’s pension value for the CRP and the RRP from January 1, 2018, through December 31, 2018, expressed as a lump sum. The Deferred Compensation Plan for Management Employees and Deferred Compensation Plan for Management Employees II (both, the “DCP”) and ESIP-RP do not pay above-market or preferential earnings and are not represented in this table. For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement. Mr. Watson retired effective February 1, 2018, and his actual CRP value at retirement was $2,213,441, and the value of his RRP on December 31, 2018, before reduction for taxes, was $47,014,948, a total change of $850,222 from the CRP and RRP values reported in the 2018 Proxy Statement. Ms. Yarrington’s pension benefits are not reflected above as estimated theoretical pension benefits resulted in a negative value in 2018, generally because she was not subject to early retirement reduction and higher interest rates were used to calculate the present value of her benefit for her age.

2018 changes in the actuarial present value of an NEO’s pension value are attributable to five factors:

Increases in highest average earnings (“HAE”)

HAE is the highest consecutive 36-month average base salary and CIP awards. A significant portion of the changes in Messrs. Wirth, Johnson, Geagea and Breber’s pension values were due to salary and CIP target increases tied to promotions in recent years, in addition to CIP awards as a result of individual and Company performance.

Interest rate impact

Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The lump sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump sum interest rates, and such rates are higher in 2018 than those used in 2017. In addition, 2018’s discount rate, 4.2 percent, is higher than 2017’s discount rate, 3.5 percent.

An additional year of age

The Chevron Retirement Plan and Retirement Restoration Plan provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60. Once an NEO reaches age 60, the discount rate no longer applies. Furthermore, the pension value can be negatively impacted when the assumed duration of future payments is shorter based on age and actuarial assumptions.

An additional year of benefit service earned in 2018

All of the NEOs except Mr. Watson worked for a full year in 2018, and their pension benefits increased because they earned an additional year of benefit service.

Mortality projections

When mortality tables project longer life spans, pension benefits increase.

The following table provides a breakdown of the percent of change in the NEO’s pension, including the return credited to Mr. Watson’s Retirement Restoration Plan after his retirement:

Name		Factors
	Total percent change in pension value, Jan.-Dec. 2018(a)	Higher HAE	Interest rate impact	One year older	One additional year of service	Mortality
M.K. Wirth	7.4%	7.8%	(7.2%)	3.9%	2.9%	0.0%
J.S. Watson	1.8%	0.0%	1.6%	0.0%	0.2%	0.0%
P.E. Yarrington	(7.8%)	0.0%	(7.8%)	(2.4%)	2.8%	(0.4%)
J.W. Johnson	14.0%	13.8%	(6.5%)	3.8%	2.9%	0.0%
J.C. Geagea	9.1%	9.3%	(7.0%)	4.0%	2.8%	0.0%
P.R. Breber	19.0%	21.0%	(9.3%)	4.0%	3.3%	0.0%

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2018 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2017 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2017 (reported in the “Pension Benefits Table” in last year’s Proxy Statement).

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For Mr. Watson, who retired effective February 1, 2018, the actuarial present value at December 31, 2018 was replaced with his actual Chevron Retirement Plan value at retirement and his Retirement Restoration Plan value at December 31, 2018. Mr. Watson’s percent change in pension value includes the return of 2.79 percent credited to his Retirement Restoration Plan after his retirement.

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement.

(6)

All Other Compensation for 2018 includes the following items, but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our medical, dental, disability, group life insurance and vacation programs.

	M.K. Wirth	J.S. Watson	P.E. Yarrington	J.W. Johnson	J.C. Geagea	P.R. Breber
ESIP Company Contributions(a)	$22,000	$16,772	$22,000	$22,000	$22,000	$22,000
ESIP-RP Company Contributions(a)	$95,500	$1,864	$68,677	$67,870	$56,327	$53,910
Perquisites(b)
Financial Counseling(c)	$19,045	$2,413	—	$17,658	$15,370	$8,538
Motor Vehicles(d)	$20,741	$1,162	—	—	—	—
Corporate Aircraft(e)	$288,629	$39,080	—	—	—	—
Residential Security(f)	$453,593	$7,185	—	$61,937	—	—
Executive Physical(g)	—	$1,500	—	$1,500	—	—
Administrative Services(h)	—	$49,594	—	—	—	—
International Board Trip(i)	$19,769	—	$19,502	$18,964	—	$16,748
Other(j)	$8,004	$20,510	$1,288	$4,206	$5,296	$7,612
Total, All Other Compensation	$927,281	$140,080	$111,467	$194,135	$98,993	$108,808

(a)

The ESIP is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8 percent of annual compensation when an employee contributes 2 percent of annual compensation or 4 percent if they contribute 1 percent. Employees may also choose to contribute an amount above 2 percent, but none of the amount above 2 percent is matched. The Company match up to IRS limits ($275,000 of income in 2018) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2 percent of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(b)

Reflects perquisites and personal benefits received by an NEO in 2018 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites; however, we do in certain cases pay expatriate and tax equalization benefits in connection with overseas assignments. Messrs. Johnson, Geagea and Breber served on expatriate assignments in prior years, during which they received customary expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in the United States. Their equalization benefits are not reflected above, as estimated taxes plus prior years’ amendments resulted in a net negative value for 2018.

(c)

Reflects amounts related to income tax preparation services, plus other services provided under Chevron’s Financial Counseling Program, including life event, tax, investment and estate planning services.

(d)

The Company maintains cars and drivers that the NEOs may use for business transportation and, in certain circumstances, for personal travel. NEOs may reimburse the Company’s incremental costs for any personal travel. For security reasons, Mr Wirth is provided with access to the Company’s cars, drivers, and security personnel for both business and personal use. The aggregate incremental cost for such personal use reflects the sum of (i) a percentage of the total variable operating costs (including fuel and incremental maintenance costs, if any) for each vehicle used for personal use, based on personal use miles divided by the total miles traveled per vehicle, and (ii) all amounts paid for driver overtime for personal use.

(e)

Generally, executives are not allowed to use Company planes for personal use. For security reasons due to the nature of Chevron’s business as a global integrated energy company, the Board mandates that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible. In the first quarter of 2019, the Company’s subsidiary, Chevron U.S.A. Inc. (“CUSA”), and Mr. Wirth entered into an Aircraft Time-Sharing Agreement that allows Mr. Wirth to reimburse CUSA for his personal use of corporate aircraft in appropriate circumstances within amounts permitted under FAA regulations. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related or it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the 2018 average hourly direct operating costs, plus actual crew and security cost (for overnight lodging, meals, transportation and other incremental costs), plus actual flight-specific incremental costs and fees, where applicable.

(f)

For Mr. Wirth, reflects the design and installation of security related to his residences, which includes perimeter and physical security enhancements ($167,875), network security and monitoring costs ($116,083) and security consulting fees. Also includes incremental cost of security detail on the premises ($121,183). For Mr. Johnson. includes home security costs and enhancements related to network security and monitoring ($37,260), perimeter and physical security, and security consulting.

(g)	Includes executive physical and/or related diagnostic procedures.

(h)

Reflects the actual pro rata salary and benefits cost of providing administrative support services ($42,128) to Mr. Watson as a retired Chairman and the actual cost of legal services and filing fees provided to Mr. Watson post-retirement. As a retired Chairman, Mr. Watson is also provided an office at Chevron headquarters, for which there is no incremental cost to the Company.

(i)

Generally, every two years, the Board travels to an international Chevron location of operation to gain additional insight into Chevron’s operations in such location and to meet with local and expatriate Chevron management and personnel, as well as local, state and national officials. Officers’ spouses are invited to attend the international Board trip to learn about Chevron’s operations, foster social interaction among the Directors and executives, attend receptions with local and expatriate Chevron employees and their families and with local government officials, tour Chevron facilities, and participate in community engagement and other goodwill activities on behalf of Chevron.

Reflects the actual aggregate incremental cost incurred in connection with the NEOs’ spouses’ attendance at the Board of Directors’ September 2018 trip to Argentina, including for commercial air travel, lodging, meals, tours and other activities. In addition, the amounts reflect costs incurred for all participants for certain excursions and events on the Argentina Board trip, including travel on corporate and charter aircraft to a non-company location. Except for use of corporate aircraft, which incremental cost was calculated in the manner described in footnote (e) above, the amounts presented reflect the actual aggregate incremental cost to Chevron.

(j)

Reflects the value of gifts presented to Mr. Watson upon his retirement. Also includes aggregate incremental cost of commercial flights, meals, activities, ground transportation, and other amenities for an NEO’s spouse’s participation in corporate events. From time to time, the NEOs attend sporting or performing arts events for which Chevron is a corporate sponsor and for which the Company incurs no incremental cost.

(7)

Effective February 1, 2018, Mr. Watson retired and Mr. Wirth became Chairman and CEO. As of the end of 2018, Mr. Wirth was also a Director of the Company. Employee Directors do not receive any additional compensation for their Board-related service.

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grants of plan-based awards in fiscal year 2018

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our NEOs, in 2018. Non-equity incentive plan awards are made under our CIP, and equity incentive plan awards (performance shares, stock options, and restricted stock unit awards) are made under our LTIP. These awards are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name	Award type	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)(4)	Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards(6)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
M.K. Wirth	CIP		–	$2,250,000	$4,500,000	–	–	–	–	–	–	–
	Perf Shares	1/31/2018	–	–	–	10,570	52,850	105,700	–	–	–	$6,789,640
	Options	1/31/2018	–	–	–	–	–	–	–	182,100	$125.35	$3,312,399
	RSUs	1/31/2018	–	–	–	–	–	–	26,430	–	–	$3,313,001
J.S. Watson	CIP		–	–	–	–	–	–	–	–	–	–
	Perf Shares	1/31/2018	–	–	–	–	–	–	–	–	–	–
	Options	1/31/2018	–	–	–	–	–	–	–	–	–	–
	RSUs	1/31/2018	–	–	–	–	–	–	–	–	–	–
P.E. Yarrington	CIP		–	$1,252,900	$2,505,800	–	–	–	–	–	–	–
	Perf Shares	1/31/2018	–	–	–	3,070	15,350	30,700	–	–	–	$1,972,015
	Options	1/31/2018	–	–	–	–	–	–	–	52,900	$125.35	$962,251
	RSUs	1/31/2018	–	–	–	–	–	–	7,680	–	–	$962,688
J.W. Johnson	CIP		–	$1,359,600	$2,719,200	–	–	–	–	–	–	–
	Perf Shares	1/31/2018	–	–	–	3,988	19,940	39,880	–	–	–	$2,561,692
	Options	1/31/2018	–	–	–	–	–	–	–	68,700	$125.35	$1,249,653
	RSUs	1/31/2018	–	–	–	–	–	–	9,970	–	–	$1,249,740
J.C. Geagea	CIP		–	$1,080,200	$2,160,400	–	–	–	–	–	–	–
	Perf Shares	1/31/2018	–	–	–	3,070	15,350	30,700	–	–	–	$1,972,015
	Options	1/31/2018	–	–	–	–	–	–	–	52,900	$125.35	$962,251
	RSUs	1/31/2018	–	–	–	–	–	–	7,680	–	–	$962,688
P.R. Breber	CIP		–	$1,058,200	$2,116,400	–	–	–	–	–	–	–
	Perf Shares	1/31/2018	–	–	–	3,070	15,350	30,700	–	–	–	$1,972,015
	Options	1/31/2018	–	–	–	–	–	–	–	52,900	$125.35	$962,251
	RSUs	1/31/2018	–	–	–	–	–	–	7,680	–	–	$962,688

(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in March following the performance year. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards, including the criteria for determining the amounts payable.

“Target” is a dollar value based on a percentage of an NEO’s base salary set by the Management Compensation Committee. Actual 2018 performance-year CIP award results, which are approved in January 2019 and paid in March 2019, are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. Under the 2018 CIP, there is no threshold award. The maximum award is 200 percent of target for all CIP-eligible employees.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Plan” for a detailed description of performance share awards, including the criteria for determining the cash amounts payable. “Target” is the number of performance shares awarded in 2018. If there is a payout, “Threshold” represents the lowest possible payout (20 percent of the grant) and “Max” reflects the highest possible payout (200 percent of the grant). The performance shares awarded in 2018 accrue dividend equivalents and are paid out in cash, and the cash payout, if any, will occur at the end of the three-year performance period (January 2018 through December 2020). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2018” table in this Proxy Statement, except that the modifier for the 2018 grant depends on Chevron’s TSR for the three-year performance period relative to the S&P 500 Total Return Index and the TSR for our peer group of major oil competitors—which consists of BP, ExxonMobil, Royal Dutch Shell, and Total. As such, the modifiers for the 2018 grant range from 0 to 200 percent in increments of 40 percent.

(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Plan” for a detailed description of RSU awards. These RSUs accrue dividend equivalents and are paid in cash upon vesting on January 31 following the fifth annual anniversary of the grant date. Total payout will be based on the Chevron common stock closing price on the vesting date multiplied by the number of vested RSUs.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Plan” for a description of stock option awards. Stock options have a 10-year term. One-third vests each January 31, starting with the January 31 that is at least one year following the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)	We calculate the grant date fair value of each award in accordance with ASC Topic 718 and as described in Footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

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outstanding equity awards at 2018 fiscal year-end

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2018, for each of our NEOs.

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)(6)
M.K. Wirth	1/31/2018	–	182,100	$125.35	1/31/2028	27,446	$2,985,845	43,905	$4,776,448
	1/25/2017	26,933	53,867	$117.24	1/25/2027	10,885	$1,184,174	18,219	$1,982,048
	1/27/2016	159,933	79,967	$83.29	1/27/2026	18,300	$1,990,857
	1/28/2015	164,600		$103.71	1/28/2025
	1/29/2014	90,000		$116.00	1/29/2024
	3/27/2013	3,000		$120.19	3/27/2023
	1/30/2013	90,000		$116.45	1/30/2023
	1/25/2012	105,000		$107.73	1/25/2022
	1/26/2011	132,000		$94.64	1/26/2021
	1/27/2010	135,000		$73.70	1/27/2020
J.S. Watson	1/25/2017	250,000		$117.24	1/25/2027	33,675	$3,663,540	56,392	$6,134,867
	1/27/2016	964,800		$83.29	1/27/2026
	1/28/2015	662,000		$103.71	1/28/2025
	1/29/2014	344,000		$116.00	1/29/2024
	1/30/2013	377,000		$116.45	1/30/2023
	1/25/2012	420,000		$107.73	1/25/2022
P.E. Yarrington	1/31/2018	–	52,900	$125.35	1/31/2028	7,975	$867,623	12,752	$1,387,294
	1/25/2017	20,733	41,467	$117.24	1/25/2027	8,370	$910,558	14,025	$1,525,736
	1/27/2016	159,933	79,967	$83.29	1/27/2026
	1/28/2015	164,600		$103.71	1/28/2025
	1/29/2014	90,000		$116.00	1/29/2024
	1/30/2013	103,000		$116.45	1/30/2023
	1/25/2012	105,000		$107.73	1/25/2022
	1/26/2011	132,000		$94.64	1/26/2021
J.W. Johnson	1/31/2018	–	68,700	$125.35	1/31/2028	10,353	$1,126,329	16,565	$1,802,126
	1/25/2017	26,933	53,867	$117.24	1/25/2027	10,885	$1,184,174	18,219	$1,982,048
	1/27/2016	207,800	103,900	$83.29	1/27/2026
	1/28/2015	164,600		$103.71	1/28/2025
	1/29/2014	90,000		$116.00	1/29/2024
	1/30/2013	77,500		$116.45	1/30/2023
	1/25/2012	78,000		$107.73	1/25/2022
	1/26/2011	38,000		$94.64	1/26/2021
	1/27/2010	14,250		$73.70	1/27/2020

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	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)(6)
J.C. Geagea	1/31/2018	–	52,900	$125.35	1/31/2028	7,975	$867,623	12,752	$1,387,294
	1/25/2017	20,733	41,467	$117.24	1/25/2027	8,370	$910,558	14,025	$1,525,736
	1/27/2016	159,933	79,967	$83.29	1/27/2026
	1/28/2015	164,600		$103.71	1/28/2025
	1/29/2014	90,000		$116.00	1/29/2024
	1/30/2013	54,000		$116.45	1/30/2023
	1/25/2012	37,000		$107.73	1/25/2022
	1/26/2011	38,000		$94.64	1/26/2021
	1/27/2010	38,000		$73.70	1/27/2020
P.R. Breber	1/31/2018	–	52,900	$125.35	1/31/2028	7,975	$867,623	12,752	$1,387,294
	1/25/2017	20,733	41,467	$117.24	1/25/2027	8,610	$936,730	14,025	$1,525,736
	1/27/2016	159,933	79,967	$83.29	1/27/2026
	1/28/2015	86,300		$103.71	1/28/2025
	1/29/2014	45,000		$116.00	1/29/2024
	1/30/2013	37,000		$116.45	1/30/2023
	1/25/2012	37,000		$107.73	1/25/2022
	1/26/2011	28,000		$94.64	1/26/2021

(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the LTIP. Full or partial vesting depends upon the sum of an NEO’s age plus his or her years of service. This policy is a reflection of our belief that the LTIP should be designed to encourage retention and support long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

(2)

Stock options have a 10-year term. 2016 and earlier grants vest at the rate of one-third per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. For 2017 and later grants, one-third vests each January 31, starting with the January 31 that is at least one year following the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)

Represents unvested RSUs and dividend equivalents, rounded to whole units, that are paid out in cash at the end of the five-year vesting period. The January 27, 2016 grant to Mr. Wirth does not include dividend equivalents and vested on January 27, 2019.

(4)

Market value is based upon number of RSUs that have not been vested or released, including, when applicable, dividend equivalents, multiplied by $108.79, the closing price of Chevron common stock on December 31, 2018.

(5)

Represents performance shares and dividend equivalents, rounded to whole shares, that vest and are paid out in cash at the end of the applicable three-year performance period. The estimated shares for the 2018 grant is based upon an 80 percent performance modifier, and the estimated shares for the 2017 grant is based upon an 80 percent modifier.

(6)

Represents the estimated cash payout value of performance shares based upon the number of performance shares, including dividend equivalents, multiplied by $108.79, the closing price of Chevron common stock on December 31, 2018. The estimated payout value for the 2018 grant is based upon an 80 percent performance modifier, and the estimated payout value for the 2017 grant is based on an 80 percent performance modifier. The estimated payout value may not necessarily reflect the final payout. The final payout will be calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2018” table in this Proxy Statement, except that the modifier for the 2017 and 2018 grants depends on Chevron’s TSR for the three-year performance period relative to the S&P 500 Total Return Index and the TSR for our peer group of major oil competitors—which consists of BP, ExxonMobil, Royal Dutch Shell, and Total. The modifiers for the 2017 and 2018 grants range from 0 to 200 percent in increments of 40 percent.

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option exercises and stock vested in fiscal year 2018

The following table sets forth information concerning the cash value realized by each of our NEOs upon exercise of stock options; vesting of performance share and restricted stock unit awards in 2018; and withholding of portions of unvested restricted stock unit awards to pay taxes.

	Options		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)(2)

M.K. Wirth	130,000	$7,579,000	28,932	$3,521,644
J.S. Watson	962,000	$42,359,624	56,770	$6,354,481
P.E. Yarrington	135,000	$7,600,500	14,115	$1,579,970
J.W. Johnson	42,750	$2,169,868	33,057	$3,983,314
J.C. Geagea	36,000	$2,135,343	14,115	$1,579,970
P.R. Breber	25,000	$894,303	21,575	$2,563,081

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the weighted average fair market value of Chevron common stock on the exercise date and the exercise price of the stock options.

Name	Shares acquired on exercise	Grant date	Exercise price	Exercise date	Weighted average fair market value on exercise date	Value realized on exercise
M.K. Wirth	130,000	3/25/2009	$69.70	5/07/2018	$128.0000	$7,579,000
J.S. Watson	112,000	3/26/2008	$84.96	2/12/2018	$115.1502	$3,381,302
J.S. Watson	39,766	3/25/2009	$69.70	4/24/2018	$125.0036	$2,199,203
J.S. Watson	130,234	3/25/2009	$69.70	4/27/2018	$125.2381	$7,232,949
J.S. Watson	340,000	1/27/2010	$73.70	4/27/2018	$125.2381	$17,522,954
J.S. Watson	340,000	1/26/2011	$94.64	5/09/2018	$130.0024	$12,023,216
P.E. Yarrington	135,000	1/27/2010	$73.70	5/11/2018	$130.0000	$7,600,500
J.W. Johnson	9,500	3/25/2009	$69.70	5/22/2018	$129.4429	$567,558
J.W. Johnson	4,750	1/27/2010	$73.70	6/14/2018	$126.9614	$252,992
J.W. Johnson	4,750	1/27/2010	$73.70	7/12/2018	$124.2012	$239,881
J.W. Johnson	4,750	1/27/2010	$73.70	9/13/2018	$115.9981	$200,916
J.W. Johnson	4,750	1/27/2010	$73.70	10/11/2018	$119.9742	$219,802
J.W. Johnson	9,500	3/25/2009	$69.70	11/29/2018	$118.5892	$464,447
J.W. Johnson	4,750	1/27/2010	$73.70	12/03/2018	$120.9152	$224,272
J.C. Geagea	12,000	3/25/2009	$69.70	5/07/2018	$128.0444	$700,133
J.C. Geagea	12,000	3/25/2009	$69.70	5/09/2018	$129.0003	$711,604
J.C. Geagea	12,000	3/25/2009	$69.70	5/11/2018	$130.0005	$723,606
P.R. Breber	25,000	1/26/2011	$94.64	5/14/2018	$130.4121	$894,303

(2)

Value the cash value of vested performance shares granted in 2016 for the performance period January 2016 through December 2018, paid in February 2019. Also includes the cash value of vested restricted stock units and the cash value of restricted stock units withheld to pay taxes on unvested restricted stock units no longer subject to substantial risk of forfeiture. Each of these is described further below.

performance shares

We calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell, and Total) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

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Second, we rank our TSR against the TSR of our LTIP Performance Share Peer Group to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be (applicable to 2016 performance shares), as follows:

Our rank	1st	2nd	3rd	4th	5th
Performance modifier	200%	150%	100%	50%	0%

For example, if we rank first in TSR as compared with our LTIP Performance Share Peer Group, then the performance modifier would be 200 percent. Under the rules of the LTIP, in the event our measured TSR is less than 1 percentage point of the nearest competitor(s), the results will be considered a tie, and the performance modifier will be the average of the tied ranks. For example, if Chevron ranks fifth in TSR and ties with the TSR of the company that ranks fourth, it will result in a modifier of 25 percent (the average of 50 percent and 0 percent).

Third, we determine the cash value and payout of the performance share award, as follows:

Number of performance shares granted	x	Performance modifier	x	20-day trailing average price of Chevron common stock at the end of the performance period	=	Cash value/payout

For awards of performance shares made in 2016, the three-year performance period ended December 2018. Chevron was tied for third and fourth place, resulting in a performance modifier for the period of 75 percent. Accordingly, the cash value of the 2016 grant was calculated as follows:

Name	Shares granted	x	Modifier	=	Shares acquired on vesting	x	20-Day trailing average price	=	Cash value/payout
M.K. Wirth	18,300		75%		13,725		$ 111.92		$ 1,536,102
J.S. Watson	73,600		75%		55,200		$ 111.92		$ 6,177,984
P.E. Yarrington	18,300		75%		13,725		$ 111.92		$ 1,536,102
J.W. Johnson	23,800		75%		17,850		$ 111.92		$ 1,997,772
J.C. Geagea	18,300		75%		13,725		$ 111.92		$ 1,536,102
P.R. Breber	18,300		75%		13,725		$ 111.92		$ 1,536,102

Ms. Yarrington elected to defer 1 percent of her 2016 performance share grant to the DCP, or $15,361. Provisions of the DCP and Ms. Yarrington’s distribution election are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

restricted stock units

Vested RSUs are valued by multiplying the number of units vested by the closing price of Chevron common stock on the vesting date, or, if the New York Stock Exchange (“NYSE”) is not open on the vesting date, by the closing price on the last date prior to the vesting date that the NYSE is open. The following supplemental RSUs vested and were paid in cash in 2018.

Name	Shares acquired on vesting	Grant date	Vest date	Price used to value shares(a)	Value realized on vesting
M.K. Wirth	14,700	1/28/2015	1/28/2018	$131.19	$1,928,493
J.W. Johnson	14,700	1/28/2015	1/28/2018	$131.19	$1,928,493
P.R. Breber	7,700	1/28/2015	1/28/2018	$131.19	$1,010,163

RSUs became part of the standard LTIP mix in 2017. These RSUs are subject to certain tax liabilities prior to vesting, when a substantial risk of forfeiture no longer exists. Generally, this event occurs when grant recipients reach age or age and service milestones. In December 2018, Chevron withheld the following restricted stock units from the 2017 RSU grants to pay taxes. The cash value of shares withheld includes the value of fractional shares withheld.

Name	Shares withheld	Grant date	Valuation date	Price used to value shares(a)	Cash value of shares withheld
M.K. Wirth	507	1/25/2017	12/17/2018	$112.45	$57,049
J.S. Watson	1,570	1/25/2017	12/17/2018	$112.45	$176,497
P.E. Yarrington	390	1/25/2017	12/17/2018	$112.45	$43,868
J.W. Johnson	507	1/25/2017	12/17/2018	$112.45	$57,049
J.C. Geagea	390	1/25/2017	12/17/2018	$112.45	$43,868
P.R. Breber	150	1/25/2017	12/17/2018	$112.45	$16,816

(a)	Closing price of Chevron common stock on the NYSE on the valuation date.

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pension benefits table

The following table sets forth information concerning the present value of benefits accumulated by our NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan name	Number of years credited service(1)	Present value of accumulated benefit(2)	Payments during last fiscal year(3)
M.K. Wirth	Chevron Retirement Plan	33	$1,741,803	–
	Chevron Retirement Restoration Plan		$16,215,117	–
J.S. Watson	Chevron Retirement Plan	36	–	$2,213,441
	Chevron Retirement Restoration Plan		$44,993,336	$2,021,612
P.E. Yarrington	Chevron Retirement Plan	37	$2,061,987	–
	Chevron Retirement Restoration Plan		$17,383,369	–
J.W. Johnson	Chevron Retirement Plan	35	$2,040,062	–
	Chevron Retirement Restoration Plan		$16,443,887	–
J.C. Geagea	Chevron Retirement Plan	34	$1,908,250	–
	Chevron Retirement Restoration Plan		$12,672,487	–
P.R. Breber	Chevron Retirement Plan	29	$1,287,569	–
	Chevron Retirement Restoration Plan		$7,785,840	–

(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2018 financial statements and is generally the period that an employee is a participant in the plan for which he or she is an eligible employee and receives pay from a participating company. Credited service does not include service prior to July 1, 1986, if employees were under age 25. Our NEOs have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Wirth, 36 years; Mr. Watson, 37 years; Ms. Yarrington, 38 years; Mr. Johnson, 38 years and Mr. Geagea, 37 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2018, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2018 financial statements. A present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the NEOs), using service and compensation as of December 31, 2018. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 22, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018. These assumptions include the discount rate of 4.2 percent as of December 31, 2018. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 22. The present values reflect the lump sum forms of payment based on the lump sum interest rate assumptions used for financial reporting purposes on December 31, 2018, which are representative of the Pension Protection Act of 2006 lump sum interest rates.

See Footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

The present value of Mr. Watson’s accumulated Chevron Retirement Restoration Plan benefit reflects the lump sum value as of February 1, 2018, plus interest accrued through December 31, 2018, less the distribution made for payment of taxes.

(3)

Mr. Watson elected a lump sum payment of the Chevron Retirement Plan benefit following his February 2018 retirement. In addition, a portion of his Chevron Retirement Restoration Plan benefit was distributed for payment of taxes.

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (“CRP”) (a defined-benefit pension plan that is intended to be tax-qualified under Internal Revenue Code section 401(a)) and the Chevron Retirement Restoration Plan (“RRP”) (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP, but that cannot be paid from the CRP because of Internal Revenue Code limitations on benefits and earnings.

For employees hired prior to January 1, 2008, including all of our NEOs, the age 65 retirement benefits are calculated as a single life annuity equal to 1.6 percent of the participant’s highest average earnings multiplied by years of credited service, minus an offset for Social Security benefits. For this purpose, “highest average earnings” are the average of the highest base salary and CIP awards over 36 consecutive months. On December 31, 2018, the applicable annualized averages were: Mr. Wirth, $2,603,361; Mr. Watson, $5,338,667; Ms. Yarrington, $2,374,900; Mr. Johnson, $2,283,450; Mr. Geagea, $1,931,484; and Mr. Breber, $1,797,450.

The CRP benefit reflects the earnings limitation imposed by the Internal Revenue Code for qualified plans. On December 31, 2018, the applicable annualized earnings, after reflecting the average of the last three-year Internal Revenue Code Compensation limitations, was $270,000.

The RRP benefit reflects the difference between the total retirement benefit and the benefit provided under the CRP. The age 65 retirement benefits for employees hired prior to January 1, 2008, are reduced by early retirement discount factors of 0 percent per year above age 60 and 5 percent per year from age 60 to age 50 and are actuarially reduced below age 50 as prescribed by the plans.

A participant is eligible for an early retirement benefit if he or she is vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

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Despite the calculations above, all retirees may elect to have their benefits paid in the form of a single life annuity or lump sum. Joint and survivor annuity, life and term-certain annuity, and uniform income annuity options are also available under the CRP.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Internal Revenue Code applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump sum equivalent in a single payment or in up to 10 annual installments.

Our NEOs made the following RRP distribution elections:

Name	Number of annual installments elected	Time of first payment
M.K. Wirth	1	First quarter that is at least one year following separation from service
J.S. Watson	1	First January that is at least one year following separation from service
P.E. Yarrington	1	First quarter that is at least one year following separation from service
J.W. Johnson	4	First quarter that is at least one year following separation from service
J.C. Geagea	1	First quarter that is at least one year following separation from service
P.R. Breber	5	First January that is at least one year following separation from service nonqualified deferred compensation table

In this section, we set forth information concerning the value of each NEO’s compensation that is deferred pursuant to our DCP and our ESIP-RP.

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90 percent of CIP awards, up to 90 percent of LTIP performance share awards, and up to 40 percent of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

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DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 18 different funds that are designated by the Management Compensation Committee of the Board of Directors and that are also available in the Employee Savings Investment Plan, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return, as of December 31, 2018, were:

Chevron Common Stock Fund	(9.78%)
American Funds EuroPacific Growth Fund Class R-6	(14.91%)
Dodge & Cox Income Separate Account	(0.17%)
State Street U.S. Inflation Protected Bond Index Non-Lending Series Fund; Class C	(1.32%)
Vanguard Balanced Index Fund Institutional Shares	(2.82%)
Vanguard Developed Markets Index Fund Institutional Plus Shares	(14.45%)
Vanguard Emerging Markets Stock Index Fund Institutional Shares	(14.54%)
Vanguard Federal Money Market Fund	1.78%
Vanguard Institutional 500 Index Trust	(4.40%)
Vanguard Institutional Extended Market Index Trust	(9.32%)
Vanguard Institutional Total Bond Market Index Trust	0.01%
Vanguard Institutional Total Stock Market Index Trust	(5.14%)
Vanguard PRIMECAP Fund Admiral Shares	(1.94%)
Vanguard Real Estate Investment Trust (REIT) Index Fund Institutional Shares	(5.93%)
Vanguard Short-Term Bond Index Fund Institutional Plus	1.38%
Vanguard Small-Cap Index Fund Institutional Plus Shares	(9.30%)
Vanguard Total World Stock Index Fund Institutional Shares	(9.66%)
Vanguard Windsor II Fund Admiral Shares	(8.53%)

NEOs may transfer into and out of funds daily. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an Insider Trading Window). Deferrals for NEOs and other insiders who elect that their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Treasury Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Treasury Money Market Fund is transferred to the Chevron Common Stock Fund. The 2018 annual rate of return for the Vanguard Treasury Money Market Fund was 1.80 percent.

Payments of DCP deferrals are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Internal Revenue Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

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ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Internal Revenue Code 401(a)(17) ($275,000 in 2018). A minimum 2 percent deferral of base pay over the tax code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate as is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 10 annual installments.

Name(1)	Executive contributions in the last fiscal year(2)	Registrant contributions in the last fiscal year(3)	Aggregate earnings in the last fiscal year(4)	Aggregate withdrawals/ distributions(5)	Aggregate balance at last fiscal year-end(6)
M.K. Wirth	$ 23,875	$ 95,500	$ (574,583)	–	$ 15,008,675
J.S. Watson	$ 23,294	$ 1,864	$ (873,948)	–	$ 15,855,815
P.E. Yarrington	$ 56,513	$ 68,677	$ (2,022,424)	–	$ 34,422,099
J.W. Johnson	$ 16,968	$ 67,870	$ (281,765)	–	$ 2,583,625
J.C. Geagea	$ 14,082	$ 56,327	$ (55,284)	–	$ 606,093
P.R. Breber	$ 1,264,379	$ 53,910	$ (548,634)	–	$ 5,667,433

(1)	Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances. If deferral years are not noted, elections apply to both pre-2005 and post-2004 balances.

Name	Plan	Number of annual installments elected	Time of first payment
M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
J.S. Watson	DCP post-2004	1	First January that is at least one year following separation from service
	DCP pre-2005	10	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	1	First January that is at least one year following separation from service
	ESIP-RP pre-2005	10	First quarter that is at least one year following separation from service
P.E. Yarrington	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
J.W. Johnson	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
J.C. Geagea	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
P.R. Breber	DCP	5	First January that is at least one year following separation from service
	ESIP-RP	5	First January that is at least one year following separation from service

(2)

Reflects 2018 DCP deferrals of salary, any 2017 performance-year CIP, and LTIP performance shares for the 2015–2017 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement and are quantified as “Total Salary Deferred Under the DCP” in Footnote 1 to that table. For Ms. Yarrington, the CIP deferred in 2018 was reported in Footnote 4 to the “Summary Compensation Table” and the value of deferred LTIP performance shares was reported in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2017” table in our 2018 Proxy Statement.

Name	2018 Salary deferrals	2018 CIP deferrals	2018 LTIP deferrals
M.K. Wirth	$23,875	–	–
J.S. Watson	$23,294	–	–
P.E. Yarrington	$17,169	$17,002	$22,342
J.W. Johnson	$16,968	–	–
J.C. Geagea	$14,082	–	–
P.R. Breber	$13,478	$665,750	$585,151

Chevron Corporation—2019 Proxy Statement	63

executive compensation

(3)	Represents ESIP-RP contributions by the Company for 2018. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2018, and December 31, 2017, less CIP, LTIP, and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation), and other similar items. 2018 earnings in the DCP and ESIP-RP were as follows:

Name	DCP earnings		ESIP-RP earnings
M.K. Wirth	$	(456,891)	$(117,692)
J.S. Watson	$	(611,851)	$(262,097)
P.E. Yarrington		$(1,900,196)	$(122,228)
J.W. Johnson		$(219,057)	$(62,708)
J.C. Geagea		$(3,846)	$(51,438)
P.R. Breber		$(506,620)	$(42,014)

(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2018, as follows:

Name	DCP balance	ESIP-RP balance
M.K. Wirth	$13,902,394	$1,106,281
J.S. Watson	$13,432,313	$2,423,502
P.E. Yarrington	$33,281,439	$1,140,660
J.W. Johnson	$1,993,720	$589,905
J.C. Geagea	$123,598	$482,495
P.R. Breber	$5,272,719	$394,714

These balances include amounts reported in this Proxy Statement and in prior Proxy Statements for: (i) NEO deferrals of salary reported as “Salary Deferred” in the footnotes to the “Summary Compensation Table”; (ii) Chevron’s ESIP-RP (and predecessor plans) contributions reported as “All Other Compensation” in the “Summary Compensation Table”; (iii) NEO deferrals of CIP awards reported in footnotes to the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table”; and (iv) NEO deferrals of LTIP performance share awards reported in footnotes to the “Option Exercises and Stock Vested in Fiscal Year 2018” table and the “Nonqualified Deferred Compensation Table,” as follows:

Name	Salary deferral amounts previously reported	ESIP-RP amounts previously reported	CIP amounts previously reported	LTIP amounts previously reported
M.K. Wirth	$149,323	$597,295	$3,457,080	$6,147,430
J.S. Watson	$1,712,182	$1,275,603	$2,711,600	–
P.E. Yarrington	$1,039,871	$563,832	$5,818,257	$10,877,233
J.W. Johnson	$61,424	$245,696	$951,390	–
J.C. Geagea	$40,666	$162,662	–	–
P.R. Breber	$13,478	$53,910	–	–

Deferrals of the 2018 CIP awards and the LTIP performance shares for the 2016-2018 performance period are not reflected in the DCP balance at December 31, 2018, as they were not deferred until the underlying awards were settled in 2019. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2018” table in this Proxy Statement, as follows:

Name	CIP amounts previously reported and credited to the DCP in 2019	LTIP amounts previously reported and credited to the DCP in 2019
M.K. Wirth	–	–
J.S. Watson	–	–
P.E. Yarrington	$20,172	$15,361
J.W. Johnson	–	–
J. C. Geagea	–	–
P.R. Breber	–	–

64	Chevron Corporation—2019 Proxy Statement

executive compensation

potential payments upon termination or change-in-control

Our NEOs, do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control. In addition, in the event of a change-in-control, our NEOs are not eligible for accelerated vesting of outstanding equity awards under the LTIP. However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites. Under the LTIP, full or partial vesting of unvested equity grants is a function of the sum of an NEO’s age plus his or her time in service and the reason for termination. Our policy reflects our belief that our equity and benefit programs should be designed to encourage retention and support long-term employment. Many of our business decisions have long-term horizons and, to ensure our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The increasing benefits of longer service on equity grants is illustrated by the following table.

	Termination for misconduct(1)	Termination for any reason less than one year after grant date(2)	Termination for reasons other than misconduct and grants held for at least one year after grant date(2), and on termination date either:
			Are less than age 60 and have less than 75 points (sum of age and service)	Are at least age 60 or have at least 75 points	Are at least age 65 or have at least 90 points
Stock options	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of unvested grant 180 days from termination to exercise(3)	Prorated vesting 5 years from termination to exercise(3)	100% vested Remaining term to exercise
Performance shares	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)
Standard restricted stock units	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)
Supplemental restricted stock units(5)	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant

(1)

For grants of awards during or after 2005 that have been exercised, or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or non-solicitation.

(2)	For the 2017 and later grants, one must remain employed through the January 31 that is one year after the grant date.

(3)	Or the remaining term, if less.

(4)	Award based on and paid at the end of the performance or vesting period.

(5)	100 percent of the grant is forfeited, regardless of age, points, or termination reason, if not employed on the vesting date.

Chevron Corporation—2019 Proxy Statement	65

executive compensation

In the table that follows, we have assumed that each NEO terminated his or her employment for reasons other than for misconduct on December 31, 2018. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2018 Fiscal Year-End” table, performance shares or RSUs that vested in 2018 as reported in the “Option Exercises and Stock Vested in Fiscal Year 2018” table, accrued retirement and other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” in this Proxy Statement.

We also do not include benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the Employee Savings Investment Plan.

Benefits and payments upon termination for any reason other than for misconduct(1)
Name	Base salary	Chevron incentive plan	Severance	Long-Term incentives unvested and deemed vested due to termination(2)			Benefits(3)
				Stock options	Performance shares	Restricted stock units
M.K. Wirth	–	–	–	$2,039,159	$2,477,560	$1,184,174	$50,000
J.S. Watson	–	–	–	$14,878,165	$8,835,894	$4,221,203	–
P.E. Yarrington	–	–	–	$2,039,159	$1,907,170	$910,558	–
J.W. Johnson	–	–	–	$2,649,450	$2,477,560	$1,184,174	–
J.C. Geagea	–	–	–	$2,039,159	$1,907,170	$910,558	–
P.R. Breber	–	–	–	$1,869,227	$1,271,447	$349,047	–

(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options, performance shares, and standard restricted stock units under the LTIP, based on the number of points (sum of age and number of years of service) at the time of termination. All awards granted in 2018 are forfeited upon a termination in 2018, as are all unvested supplemental restricted stock units, regardless of grant date.

Termination with more than 90 points

Mr. Wirth, Ms. Yarrington, Mr. Johnson and Mr. Geagea have more than 90 points, as did Mr. Watson upon his retirement in February 2018. Termination with at least 90 points results in deemed vesting of unvested portions of standard grants that have met the minimum holding requirement, or the remaining 1/3 of the 2016 stock option grant, the remaining 2/3 of the 2017 stock option grant, 100 percent of the 2017 performance share grant and 100 percent of the 2017 standard restricted stock unit grant. Vested stock options may be exercised through the remaining term of the option.

Termination with more than 75 points and less than 90 points

Mr. Breber has more than 75 points but less than 90 points, which results in pro-rata vesting of all unvested standard LTIP grants that have met the minimum holding requirement. Mr. Breber’s stock options vest based on the number of whole months from the grant date to December 31, 2018; vesting of 11/36 of his 2016 and 2017 grants is accelerated. Vested options may be exercised through December 31, 2023 or the 10th anniversary of the grant date, if earlier. Mr. Breber’s performance shares vest based on the number of whole months from the performance period start date to December 31, 2018, or 24/36 of his 2017 grant. Mr. Breber’s standard restricted stock units vest based on the number of whole months from the grant date to December 31, 2018, or 23/60 of his 2017 grant.

Valuation of stock options, performance shares and restricted stock units

Stock option values are calculated based on the difference between $108.79, the December 31, 2018 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2018 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner. For Mr. Watson, values are calculated based on $125.35, the closing price on his last day of employment, January 31, 2018.

Performance share values for the 2017 grants are calculated based on $108.79, the December 31, 2018 closing price of Chevron common stock, and a performance modifier of 100 percent. For Mr. Watson, values are calculated based on $125.35, the closing price on his last day of employment, January 31, 2018. Refer to Footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2018” table for a description of how we calculate the payout value of performance shares, as well as a summary of the amounts paid in February 2019 for the 2016 performance share grants. The modifier for the 2017 grant depends on Chevron’s TSR for the three-year performance period relative to the S&P 500 Total Return Index and the TSR for our peer group of major oil competitors—which consists of BP, ExxonMobil, Royal Dutch Shell, and Total, and range from 0 to 200 percent in increments of 40 percent.

Restricted stock unit values are calculated based on $108.79, the December 31, 2018 closing price of Chevron common stock. For Mr. Watson, values are calculated based on $125.35, the closing price on his last day of employment, January 31, 2018.

(3)

Mr. Wirth will be provided with post-retirement office and administrative support services during his lifetime. The estimated aggregate incremental cost of these benefits is approximately $50,000 per year, which represents the estimated compensation and benefit cost for administrative support personnel, allocated based on 25 percent time dedicated to providing such services, and no incremental cost for utilizing vacant office space at Chevron’s headquarters. Mr. Watson’s post-retirement office and administrative support services are reported in the All Other Compensation table in this Proxy Statement.

Our NEOs are eligible to receive early retirement benefits from the Chevron Retirement Plan and the Chevron Retirement Restoration Plan upon separation from service. Their distribution elections and the present value of accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Our NEOs are also eligible to receive payment from the ESIP Restoration Plan and from the Deferred Compensation Plan upon separation from service. Their distribution elections and the aggregate plan balances as of December 31, 2018 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

66	Chevron Corporation—2019 Proxy Statement

equity compensation plan information

The following table provides certain information as of December 31, 2018, with respect to Chevron’s equity compensation plans.

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	94,987,937	(3)	$99.92	(4)	78,365,084	(5)
Equity compensation plans not approved by security holders(6)	381,961	(7)	–	(8)	–	(9)
Total	95,369,898		$99.92	(4)	78,365,084

(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2018. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2018, was 10,527, and the weighted-average exercise price (excluding restricted stock units and other rights for which there is no exercise price) was $65.60. The weighted average remaining term of the stock options is 1.46 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of two plans: the LTIP and the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (the “NED Plan”). Stock options and restricted stock units may be awarded under the LTIP, and shares may be issued under the subplans of the LTIP for certain non-U.S. locations. Restricted stock, restricted stock units, and retainer stock options may be awarded under the NED Plan.

(3)

Consists of 94,722,250 shares subject to stock options (granted under the LTIP or the NED Plan), 30,826 shares subject to restricted stock units granted under the LTIP, and 234,861 shares subject to restricted stock units and stock units awarded prior to 2007 under the NED Plan. Does not include grants that are payable in cash only, such as performance shares, stock appreciation rights, and restricted stock units granted under the LTIP.

(4)	The price reflects the weighted average exercise price of stock options under both the LTIP and the NED Plan. The weighted average remaining term of the stock options is 5.08 years.

(5)

An amended and restated LTIP was approved by the stockholders on May 29, 2013. The maximum number of shares that can be issued under the amended and restated LTIP is 260,000,000. The LTIP has 77,616,873 shares that remain available for issuance pursuant to awards. An aggregate of 3,239,444 shares issued under the employee stock purchase plans for non-U.S. locations was counted against the limit. Awards granted under the LTIP that are settled in cash or that are deferred under the DCP will not deplete the maximum number of shares that can be issued under the plan. The maximum number of shares that can be issued under the NED Plan is 1,600,000, pursuant to Amendment Number One to the NED Plan that was approved by stockholders on May 25, 2016. The NED Plan has 748,211 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects the number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2018.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 27,530 shares in 2018, 30,658 shares in 2017 and 44,505 shares in 2016.

Chevron Corporation—2019 Proxy Statement	67

CEO pay ratio

The ratio of the annual total compensation for the CEO to the annual total compensation of our median compensated employee was 152:1 for 2018, calculated by dividing our CEO 2018 annual total compensation of $21,619,2291 by the 2018 annual total compensation of our median compensated employee of $142,3622.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with our pay ratio reported above.

Our CEO to median compensated employee pay ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions, and estimates described below. As permitted by SEC rules, for our fiscal 2018 pay ratio reported above, we used that same median employee that we used for our fiscal 2017 pay ratio, as we believe there has been no change in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure. We identified the median employee used for our fiscal 2017 and 2018 pay ratio disclosures using our employee population as of October 1, 2017, which included approximately 52,953 individuals located in 54 countries, of which 25,564 employees were on U.S. payroll and 27,389 were on non-U.S. payrolls. Utilizing the “de minimis exemption” as permitted by SEC rules, we excluded approximately 4.1 percent of the total employee population in the non-U.S. jurisdictions with the smallest employee populations. As a result, we excluded 2,164 individuals in 38 non-U.S. countries. The excluded countries and their employee populations were as follows: Azerbaijan (9), Bahrain (9), Belgium (132), Bermuda (6), Botswana (8), Cambodia (34), Colombia (289), Democratic Republic of Congo (2), Denmark (5), Egypt (53), El Salvador (107), Germany (13), Glorioso Islands (1), Greece (14), Guatemala (50), Honduras (37), India (1), Italy (4), Japan (140), Kazakhstan (213), Malaysia (186), Mexico (48), Myanmar (4), Netherlands (107), Norway (11), Pakistan (110), Panama (50), Poland (1), Republic of Congo (34), Russian Federation (47), South Korea (10), Sri Lanka (76), Sweden (1), Taiwan (1), Turkey (4), United Arab Emirates (52), Venezuela (228), and Vietnam (67). As a result of these exclusions, the employee population used to identify the median employee was composed of 50,789 individuals. We included employees from the following non-U.S. countries: Angola, Argentina, Australia, Bangladesh, Brazil, Canada, China, France, Indonesia, Kuwait, Nigeria, Philippines, Singapore, South Africa, Thailand, and the United Kingdom.

We identified the median employee using 2017 total cash compensation as our consistently applied compensation measure, calculated for employees as the sum of (i) 2017 annual base salary determined as of October 1, 2017, and (ii) the actual annual cash bonus paid in the first quarter of 2017; provided, however, that for hourly employees who work for Chevron Stations Inc., their total cash compensation was instead based on actual wages and bonus paid during 2017. The compensation in non-U.S. currencies was converted to U.S. dollars using an average foreign exchange rate for the month of October 2017.

Our pay philosophy is to pay our workforce competitively and equitably; we offer competitive pay packages across all geographies based on industry-specific compensation in the local market, job responsibilities, and individual performance. In general, our compensation programs are applied consistently across the workforce, and compensation targets are set using a consistent methodology regardless of job function, with a higher percentage of pay-at-risk provided to executives. We believe both our CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

1

We had two individuals in the role of CEO during 2018. For purposes of the pay ratio, CEO compensation was calculated by adding the total compensation for Mr. Watson for the time he served as CEO in January 2018 to the total compensation for Mr. Wirth for the time he served as CEO from February 1, 2018 through December 31, 2018.

2	The annual total compensation of the median compensated employee is calculated in the same manner as CEO annual total compensation in the Summary Compensation Table.

68	Chevron Corporation—2019 Proxy Statement

stock ownership information

security ownership of certain beneficial owners and management

The following table shows the ownership interest in Chevron common stock as of March 15, 2019, for (i) holders of more than 5 percent of our outstanding common stock; (ii) each non-employee Director; (iii) each NEO; and (iv) all current non-employee Directors and executive officers as a group. As of that date, there were 1,903,409,092 shares of Chevron common stock outstanding.

Name (“+” denotes a non-employee Director)	Shares beneficially owned(1)	Stock units(2)	Total	Percent of class
BlackRock, Inc.(3)	129,858,687	—	129,858,687	6.80%
State Street Corporation(4)	114,983,110	—	114,983,110	6.00%
The Vanguard Group(5)	154,237,191	—	154,237,191	8.07%
Wanda M. Austin+	3,342	1,908	5,250	*
Pierre R. Breber	571,008	48,931	619,939	*
John B. Frank+	250	3,082	3,332	*
Alice P. Gast+	2,706	11,451	14,157	*
Joseph C. Geagea	746,579	—	746,579	*
Enrique Hernandez, Jr.+	89,871	16,943	106,814	*
James W. Johnson	858,784	6,418	865,202	*
Charles W. Moorman IV+	6,449	25,837	32,286	*
Dambisa F. Moyo+	3,646	1,908	5,554	*
Debra Reed-Klages+	—	1,029	1,029	*
Ronald D. Sugar+	2,574	56,150	58,724	*
Inge G. Thulin+	36,306	10,589	46,895	*
D. James Umpleby III+	541	1,908	2,449	*
John S. Watson	2,612,194	23,884	2,636,078	*
Michael K. Wirth	1,105,753	6,281	1,112,034	*
Patricia E. Yarrington	914,741	31,170	945,911	*
All current non-employee Directors and executive officers as a group (19 persons)	5,601,478	223,605	5,825,083	*

*	Less than 1 percent.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 15, 2019, as follows: 532,299 shares for Mr. Breber, 720,599 shares for Mr. Geagea, 78,047 shares for Mr. Hernandez, Jr., 841,316 shares for Mr. Johnson, 35,819 shares for Mr. Thulin, 2,535,400 shares for Mr. Watson, 1,074,066 shares for Mr. Wirth, 893,599 shares for Ms. Yarrington and 5,353,742 shares for all current non-employee Directors and executive officers as a group. For executive officers, the amounts shown include shares held in trust under the Employee Savings Investment Plan. For non-employee Directors, the amounts shown include shares of restricted stock awarded under the NED Plan.

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For non-employee Directors, these are stock units (awarded prior to 2007) and restricted stock units awarded under the NED Plan, as well as stock units representing deferral of the annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include stock units deferred under the Chevron Deferred Compensation Plan for Management Employees and/or the Chevron Deferred Compensation Plan for Management Employees II that may ultimately be paid in shares of Chevron common stock.

(3)

Based on information set forth in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 11, 2019, by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, BlackRock reports that it and its subsidiaries listed on Exhibit A of the Schedule 13G have sole voting power for 112,655,107 shares, sole dispositive power for 129,858,687 shares, and no shared voting and dispositive powers reported.

(4)

Based on information set forth in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 14, 2019, by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111, State Street reports that it and its subsidiaries listed on Exhibit 1 of the Schedule 13G have no sole voting and dispositive powers, shared voting power for 102,202,274 shares and shared dispositive power for 114,748,546 shares reported.

(5)

Based on information set forth in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 11, 2019, by The Vanguard Group—23-1945930, 100 Vanguard Blvd., Malvern, PA 19355, Vanguard reports that it and its subsidiaries listed on Appendix A of the Schedule 13G have sole voting power for 2,213,032 shares, sole dispositive power for 151,691,557 shares, shared voting power for 430,173 shares, and shared dispositive power for 2,545,634 shares reported.

section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act requires Directors and certain officers to file with the U.S. Securities and Exchange Commission reports of initial ownership and changes in ownership of Chevron equity securities. Based solely on a review of the reports furnished to Chevron, we believe that during 2018 all of our Directors and officers timely filed all reports they were required to file under Section 16(a).

Chevron Corporation—2019 Proxy Statement	69

board proposal to approve, on an advisory basis, named executive officer compensation

(item 3 on the proxy card)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, stockholders are entitled to a nonbinding vote on the compensation of our Named Executive Officers (sometimes referred to as “Say-on-Pay”). At the 2017 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2019 Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•

Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis;

•	Balance short- and long-term decision-making in support of a long-cycle-time business with a career-oriented employment model;

•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

vote required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

your board’s recommendation

Your Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

70	Chevron Corporation—2019 Proxy Statement

rule 14a-8 stockholder proposals

(items 4 through 8 on the proxy card)

Your Board welcomes dialogue on the topics presented in the Rule 14a-8 stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Responsibility Report, our Annual Report, this Proxy Statement and the Climate Change Resilience Report. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at www.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, the Corporate Responsibility Report and the Climate Change Resilience Report, as well as the other information presented on Chevron’s website.

We will provide the name, address, and share ownership of the stockholders who submitted a Rule 14a-8 stockholder proposal upon a stockholder’s request.

vote required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on these proposals (whether by abstention or otherwise) will have no impact on these proposals. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on these proposals.

your board’s recommendation

Your Board recommends that you vote AGAINST each of the stockholder proposals on the following pages.

Chevron Corporation—2019 Proxy Statement	71

stockholder proposals

stockholder proposal regarding report on

human right to water

(item 4 on the proxy card)

WHEREAS: Corporations have a responsibility to respect human rights within company-owned operations and through business relationships under the UN Guiding Principles on Business and Human Rights. This extends to the United Nations declaration on the human right to water, which entitles everyone to sufficient, safe, acceptable and physically accessible and affordable water for personal and domestic uses.1 To meet this responsibility, companies are expected to conduct human rights due diligence, informed by the core international human rights instruments, to assess, identify, prevent, mitigate, and remedy adverse human rights impacts.2

As a global energy company with substantial business activities in over 25 countries, Chevron is vulnerable to climate change impacts and exposed to water-related risks across its business. Risks may include constrained access or higher pricing of freshwater as a result of severe droughts, limits to production capacity, increasing costs and logistical challenges associated with wastewater disposal, increased regulation, moratorium on fracking, threats to the company’s social license to operate, or negative impacts on communities.

According to a 2018 CDP report,3 roughly one third of Chevron’s upstream production is in areas of medium to high risk of water stress, exacerbating regional water insecurity, poverty, and food shortages. As the largest private oil producer in Kazakhstan, a country facing severe water scarcity, Chevron’s consumption of millions of gallons of freshwater strains water resources, and may contribute to low crop yields and civil conflict.4 In 2018, Chevron was fined for violating hazardous waste water management regulations at a refinery in Hawaii. Between 2016 and 2017, Chevron’s Salt

Lake Refinery exceeded Clean Water Act pollution limits five times, feeding contaminated water to the Great Salt Lake. In 2015, Romanian and Polish community members shut down Chevron shale gas explorations due to concerns of contaminated drinking water.

Investors lack the information needed to meaningfully assess the effectiveness of Chevron’s management of water-related risks. The recommendations from the Task Force on Climate-related Financial Disclosures include metrics on water expenditures and assets. The CDP Water questionnaire provides a framework for companies to analyze and report on water risks in their business. However, Chevron has declined to answer the CDP water questionnaire since 2010, and provides limited information on water risk management. In 2018, the Corporate Human Rights Benchmark noted that Chevron is not taking action to prevent water and sanitation risk and lacks targets on water considering local factors.5

RESOLVED: Shareholders request the Board of Directors report on the company’s due diligence process to identify and address risks related to the Human Right to Water throughout its operations.

The report should:

•	Outline the human right to water impacts of Chevron’s business activities, including company-owned operations and value chain;

•	Explain the types and extent of stakeholder consultation; and

•	Address Chevron’s plans to track effectiveness of measures to assess, prevent, mitigate, and remedy adverse impacts on the human right to water.

[1]	http://www.un.org/waterforlifedecade/human_right_to_water.shtml
[2]	https://www.ohchr.org/en/professionalinterest/pages/coreinstruments.aspx; https://www.ilo.org/declaration/lang--en/index.htm; http://www.oecd.org/investment/mne/1922428.pdf
[3]	https://www.cdp.net/en/investor/sector-research/oil-and-gas-report
[4]	https://www.gfdrr.org/kazakhstan
[5]	https://www.corporatebenchmark.org/sites/default/files/2018-11/Chevron%20Corporation%20CHRB%202018%20Results%20on%2020181026%20at%20171342.pdf

72	Chevron Corporation—2019 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because Chevron has in place policies and processes to identify and manage human rights risks and promote responsible management of water resources.

Guided by The Chevron Way, Chevron conducts its business in a socially and environmentally responsible manner, respecting the law and universal human rights to benefit the communities where the Company works. Chevron’s Human Rights Policy, which is available on our website, is consistent with international standards and is informed by the United Nations Guiding Principles on Business and Human Rights. Chevron’s management of human rights–related issues is integrated into the Company’s Operational Excellence Management System (“OEMS”), which is available on our website.

Chevron recognizes water as a fundamental societal, environmental and economic resource. Access to water is essential for the communities in which the Company operates. To produce energy, Chevron relies on access to sufficient sources of water, including fresh water and water of lower quality.1 To promote responsible management of water resources, Chevron: integrates water conservation and efficiency drivers into decision-making processes; strives to conserve, reuse and recycle water in water-constrained areas; accounts for the use of water with appropriate metrics; engages with governments, partners, local communities and other stakeholders on significant water resource issues in areas of operation; and builds partnerships and participates in industry water resource initiatives to share and promote best practices, assist with the development of industry standards and share relevant policy.

Chevron’s OEMS calls for our business organizations to conserve and protect water resources using a risk-based approach that addresses potential acute and cumulative impacts across the life of assets. Chevron’s business organizations monitor and analyze performance to verify that safeguards designed to conserve and protect water in water-constrained areas are in place and effective. The OEMS includes an Environmental, Social and Health Impact Assessment (“ESHIA”) process designed to systematically identify and address potentially significant project-related environmental, social and health impacts.

The assessments consider potential impacts that Chevron’s activities may have on surrounding communities, natural resources, air quality and community health and livelihoods. They incorporate human rights due diligence to help the Company consider how to safeguard the rights and interests of potentially affected communities. The process assesses existing environmental and social conditions, such as how local communities use water. This information is used during project planning to help Chevron consider and address potentially significant water use by the Company’s operations in relation to local water availability. Obtaining input from communities and partners is central to the ESHIA process and occurs throughout a project’s life cycle.

Chevron’s Upstream-specific Natural Resources Environmental Performance Standard (“EPS”) is another example of how the water-related expectations of the Company’s OEMS are executed. The Natural Resources EPS is applied across Chevron’s onshore Upstream business and capital projects and calls for a water resources screening assessment. Together with the ESHIA process, these tools help to identify potentially significant environmental and social impacts associated with Chevron’s water use.

Chevron collects data on the amounts of fresh and non-fresh water withdrawn and the amount of fresh water returned to freshwater sources, which enables the Company to make informed business decisions regarding water management. Chevron is committed to annually reporting performance data and information about water and human rights management on our website as well as in our Corporate Responsibility Report, which is available on our website. Data indicate that the Company has reduced its enterprise-wide fresh water withdrawn in the past five years. Examples of how we conserve and protect water resources include the following:

•	In the Permian Basin, 95 percent of the water used in well completions is from brackish, as opposed to fresh water, sources;

•	A project partnership with the municipal water district and Chevron’s refinery in Richmond, California uses reclaimed water for approximately one-third of its daily water use; and

•	At the Company’s El Segundo, California refinery, nearly 70 percent of the water used in refinery processes and landscaping is recycled or reclaimed water.

Chevron believes The Chevron Way, our Human Rights Policy, the OEMS, our Corporate Responsibility Report and other public information regarding water and the Company’s respect for human rights described above already address the underlying concerns and accomplish the essential objective of the stockholder proposal.

Therefore, your Board recommends that you vote AGAINST this proposal.

[1]

Water of lower quality could include: seawater; brackish groundwater or surface water; reclaimed wastewater from another municipal or industrial facility; desalinated water; and remediated groundwater used for industrial purposes.

Chevron Corporation—2019 Proxy Statement	73

stockholder proposals

stockholder proposal regarding report on

reducing carbon footprint

(item 5 on the proxy card)

Resolved: Shareholders request that Chevron issue a report (at reasonable cost, omitting proprietary information) on how it can reduce its carbon footprint in alignment with greenhouse gas reductions necessary to achieve the Paris Agreement’s goal of maintaining global warming well below 2 degrees Celsius.

Supporting Statement:

In the report shareholders seek information, among other issues at board and management discretion, on the relative benefits and drawbacks of transitioning its operations and investments through the following actions:

–	Investing in low carbon energy resources

–	Reducing capital investments in oil and/ or gas resource development that is inconsistent with a below 2 degree pathway

–	Otherwise diversifying its operations to reduce the company’s carbon footprint (from exploration, extraction, operations, and product sales).

Whereas: The Intergovernmental Panel on Climate Change released a report finding that “rapid, far-reaching” changes are necessary in the next 10 years to avoid disastrous levels of global warming. Specifically, it instructs that net emissions of carbon dioxide must fall by 45 percent by 2030 and reach “net zero” by 2050 to maintain warming below 1.5 degrees Celsius.

The Fourth National Climate Assessment report, issued November 2018, finds that with continued growth in emissions, “annual losses in some U.S. economic sectors are projected to reach hundreds of billions of dollars by 2100 — more than the current gross domestic product of many U.S. states.” Other studies estimate global losses over 30 trillion dollars.1

These climate change impacts present systemic portfolio risks to investors. A warming climate is associated with supply chain dislocations, reduced resource availability, lost production, commodity price volatility, infrastructure damage, crop loss, energy disruptions, political instability, and reduced worker efficiency, among others.

The fossil fuel industry is one of the most significant contributors to climate change, and Chevron is the 12th largest global oil & gas contributor.2 Chevron’s investment choices matter. Every dollar Chevron invests in fossil fuel resources increases risk to the global economy and investor portfolios.

A number of peer oil and gas companies have announced policies to reduce their climate footprint in support of Paris goals. Shell announced scope 3 greenhouse gas intensity reduction goals.3 Total has invested substantially in solar energy and is reducing the carbon intensity of its energy products.4 Equinor rebranded itself from ‘StatOil’ and is diversifying into wind and solar energy development.5 Orsted, previously a Danish oil and gas company, sold its oil and gas portfolio.6

In contrast, Chevron is planning reductions only to its own operational emissions (less than 20 percent of its climate footprint), has reported on its own climate risk, and is making limited investments in low carbon technology development. Chevron has not adopted Paris-aligned policies or actions to reduce its full climate footprint.7 Chevron’s climate risk report maintains that use of oil & gas will continue to rise and the company will develop resources to fulfill this projected demand.

[1]	https://www.theguardian.com/environment/2018/may/23/hitting-toughest-climate-target-will-save-world-30tn-in-damages-analysis-shows
[2]	https://www.theguardian.com/sustainable-business/2017/jul/10/100-fossil-fuel-companies-investors-responsible-71-global-emissions-cdp-study-climate -change
[3]

https://www.shell.com/sustainability/sustainability-reporting-and-performance-data/performance-data/greenhouse-gas- emissions/_jcr_content/par/tabbedcontent/tab/textimage.stream/1534322148157/faafbe2d44f8f9ade10d1202b3 1b8552a67d1430dc3ae7ddc192fc83e9f835c8/2018-cdp-climate-change-submission-180815.pdf, C4.1b

[4]	https://www.total.com/sites/default/files/atoms/files/total_climat_2018_en.pdf, p. 35, p.6
[5]	https://www.equinor.com/en/how-and-why/climate-change.html
[6]	https://www.ft.com/content/57482c0b-db29-3147-9b7e-c522aea02271
[7]	http://www.lse.ac.uk/GranthamInstitute/tpi/new-research-shows-only-two-large-oil-gas-companies-have-long-term-low-carbon-ambitions/

74	Chevron Corporation—2019 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because preparing the report requested is an unnecessary and inefficient use of Chevron’s resources, is detrimental to the interests of stockholders, and would not serve the broader objective of addressing climate change risk.

As noted by the Intergovernmental Panel on Climate Change’s Special Report: Global Warming of 1.5oC, there are many paths that could lead to limiting global warming. Accordingly, there is no single definition of what it means to be “in alignment with greenhouse gas reductions necessary to achieve the Paris Agreement’s goal.” Under the Paris Agreement, each country contributes to limiting global warming by enacting its own climate policies and communicating its expected greenhouse gas (“GHG”) impact in aggregate via its Nationally Determined Contributions. Chevron complies with the laws and regulations enacted in support of the Paris Agreement in the countries in which it operates, plans its strategy with a view to additional policy developments, and is taking actions to address climate change issues. Chevron views the Paris Agreement as a good first step. To compel select fossil fuel producers to change their portfolios in a pro-rata fashion to align with a single possible future energy mix, however, does not advance the goals of the Paris Agreement. This would result in companies like Chevron not allocating resources toward their competitive strengths and could lead to less responsible operators – many of whom are not subject to public company oversight – taking a greater share of fossil fuel production. This would be detrimental to Chevron stockholders and would not advance the goal of limiting global GHG emissions.

The world’s energy demand is growing, driven primarily by the emerging middle class in developing economies. The International Energy Agency (“IEA”), in its New Policies Scenario, anticipates energy demand to grow 27 percent by 2040. Reflecting the long-lived nature of the world’s transportation and electricity infrastructure, the combined market share of oil and natural gas would remain relatively constant under the New Policies Scenario at approximately 52 percent in 2040. Even in a low-carbon scenario like the IEA’s Sustainable Development Scenario, oil and gas would be approximately 48 percent of the world energy mix in 2040 (IEA, World Energy Outlook 2018).

Chevron supports the use of metrics to achieve desired goals. We believe this requires an honest conversation as to what the goals should be and which metrics will effectively advance those goals. The conversation should be about how Chevron can meet future energy demands in a way that is safe, reliable, and ever cleaner. Chevron welcomes this conversation and has set Upstream GHG intensity reduction metrics of 25 to 30 percent for flaring and 20 to 25 percent for methane emissions for the period that represents the first Paris Agreement stocktake (2016–2023). We have also included these metrics in the performance accountability scorecard for the Chevron Incentive Plan for all eligible employees.

This proposal is based upon the flawed premise that a global agreement to limit warming to 2 degrees Celsius requires each individual fossil fuel producer to reallocate investment to different energy resources. A decrease in overall GHG emissions, however, is not inconsistent with continued or increased fossil fuel production by the most efficient producers. We believe that Chevron, as an efficient and socially and environmentally responsible producer, is well positioned to compete in any supply-and-demand scenario, including one with reduced GHG emissions in line with the goals of the Paris Agreement. Given the Company’s deep and proven capability to safely and efficiently produce hydrocarbon resources, and the important role of hydrocarbons in meeting future energy demand, diverting limited resources away from profitable deployment to areas in which Chevron does not have a competitive advantage could be detrimental to stockholders.

Your Board takes its fiduciary duties to stockholders very seriously. In the context of climate change, our duty to stockholders is to base our business strategy on our best estimate of both the future demand for our products and the policy actions that may be taken in countries around the world. We would not be fulfilling our fiduciary duty if we were to base our decisions on what a particular constituency believes the policies may or should be. Similarly, we would not be fulfilling our fiduciary duty if we were to allow activist agendas to dictate Chevron’s portfolio without regard to relevant public policies or energy demand, as this would put the Company at a competitive disadvantage, would not progress global efforts on climate change, and would unnecessarily limit the vast benefits associated with the energy Chevron provides.

Chevron believes in taking prudent, practical and cost-effective actions to address climate change risks. Chevron reports on its GHG emissions, and the potential impact of various scenarios, in alignment with the reporting framework of the Financial Stability Board’s Task Force on Climate-related Financial Disclosures in its 2018 Climate Change Resilience Report, further supplemented in February 2019. Chevron is reducing emissions from its operations and exploring innovative low-carbon energy technologies. In addition to the flaring and methane emissions reduction metrics, Chevron has a $100 million Future Energy Fund to invest in breakthrough technologies that could lower emissions and strategically position Chevron in technologies that we see as likely to be important to the energy mix in the future. Chevron has also made a $100 million commitment to the Oil and Gas Climate Initiative’s $1B+ Climate Investment Fund for low-emissions technologies. Chevron continues the use of biofuels, including biomass-based diesel in California, has made investments in two of the world’s largest CO2 storage projects, and continues to invest in the innovators of tomorrow though more than $400 million invested in education, including major funding for programs that promote science, technology, engineering and math.

Your Board believes that the above actions and reporting are appropriate and that the report requested by the proposal would be an inefficient use of Chevron’s resources, would be detrimental to the interests of stockholders, and would not serve the broader objective of addressing climate change.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2019 Proxy Statement	75

stockholder proposals

stockholder proposal regarding board committee

on climate change

(item 6 on the proxy card)

RESOLVED: Shareholders request the Board of Directors charter a new Board Committee on Climate Change to evaluate Chevron’s strategic vision and responses to climate change. The charter should require the committee to engage in formal review and oversight of corporate strategy, above and beyond matters of legal compliance, to assess the company’s responses to climate related risks and opportunities, including the potential impacts of climate change on business, strategy, financial planning, and the environment.

Supporting Statement:

The proponent believes an independent committee would better provide for focused fiduciary oversight of climate related risks and opportunities and should include board members with climate change expertise in areas such as climate policy, carbon pricing, renewable energy, climate change adaptation, and climate science.

WHEREAS: Major oil companies face unprecedented disruption to their business driven by global imperatives to limit global warming to well below 2 degrees Celsius as well as competition from non-carbon-emitting technologies and energy sources. The Intergovernmental Panel on Climate Change projects dramatic shifts in emissions are necessary with “CO2 emissions from industry in pathways limiting global warming to 1.5°C…projected to be about 65–90%... lower in 2050 relative to 2010, [or] 50–80% for global warming of 2°C.”

Board oversight of climate change strategy and planning is essential to address the existential threat of climate change to the fossil fuel industry and our Company. 84 percent of companies in the energy sector have adopted some level of board oversight of climate change, but only 6 percent provide board incentives (monetary and non-monetary) for managing this critical threat, the lowest percentage of all industries.

Effective governance related to the issue of climate change risk, opportunity, adaptation and transition is essential to the long-term success of Chevron. Investors believe a commitment to good climate change governance should be formalized.

As fiduciaries, our Board of Directors is responsible for the stewardship of Chevron’s strategy and business planning process and management’s implementation of them, as well as reviewing more specific risk factors like geopolitical/legislative topics and overseeing sustainability. Yet while the Public Policy Committee lists environmental and public policy among its approximately 15 other duties listed, climate change specifically is absent as an area of board oversight. Most critically, there is no committee to help the Board carry out its responsibility for Climate Change oversight like there is for the Audit, Board Nominating and Governance, Management Compensation, and Public Policy Committees, despite the existential nature of climate change for our Company.

A failure to plan for a low carbon transition, including climate change policy, competition from renewables, peak oil demand, and unburnable fossil fuel reserves, may place investor capital at substantial risk. It vital that our Company adopt board level oversight of climate change strategy to remain successful in an increasingly decarbonizing economy.

76	Chevron Corporation—2019 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal as the full Board already has oversight of the Company’s strategy, including the Company’s response to climate change, and has committees that also consider climate change issues. Your Board has the diverse skills, experiences and expertise that enable the Board to effectively provide oversight of the risks and opportunities in the energy business. The Company’s governance of climate change–related issues is described in the 2018 Climate Change Resilience Report, further supplemented in February 2019, which is on our website. This report builds on the voluntary report by the Company in 2017 and aligns with the reporting framework of the Financial Stability Board’s Task Force on Climate–related Financial Disclosures.

Chevron shares the concerns of governments and the public about climate change risks and recognizes that the use of fossil fuels to meet the world’s energy needs is a contributor to rising levels of greenhouse gases (“GHGs”) in Earth’s atmosphere. Taking prudent, practical, and cost-effective action to address climate change risks is consistent with the Company’s strategy.

Chevron’s Board of Directors and each of the governing bodies that assist the Board in its oversight of climate change issues meet several times per year. The Board of Directors oversees the Company’s risk management policies and practices to ensure that the Company employs appropriate risk management systems. Chevron’s governance structure includes multiple avenues for your Board to exercise its oversight responsibilities with respect to risk and opportunities, including those related to climate change. On an annual basis, the full Board reviews long-term energy outlooks and leading indicators that could signify change. Climate change risks and opportunities are regularly assessed by Board committees.

Your Board has four standing Committees: Public Policy, Audit, Nominating and Governance, and Management Compensation. Each Committee includes only independent Directors and is chaired by an independent Director who determines the frequency, length and agenda of the meetings and who has access to management, information, and independent advisors, as needed. For example, outside experts have met with your full Board to share their perspectives on climate change and the energy transition. Outside experts with sharply differing viewpoints enable your Board to consider the risks and opportunities arising from climate change. The Board also has access to Chevron’s internal subject-matter experts and regularly receives briefings on such climate change–related issues such as the policy and regulatory landscape, legal, technology and adaptation.

Examples of how climate change may be addressed by the different Board Committees include the following:

•

The Public Policy Committee (“PPC”) periodically assesses and advises on risks that may arise in connection with social, political, environmental and public policy aspects of Chevron’s business. As part of this effort, the PPC considers important issues relating to climate change, such as policy trends and their potential implications. The PPC makes recommendations for anticipating and responding to these trends so that the Company can achieve its business goals and constructively participate in public policy dialogues.

•

The Audit Committee analyzes potential financial risk exposures as part of Chevron’s enterprise risk management program, including potential financial risks associated with climate change. These risks are discussed in the Risk Factors section of the Company’s 2018 Annual Report on Form 10-K.

•	The Management Compensation Committee assesses and approves the incorporation of GHG–related performance measures into the scorecard that affects the compensation of management and most employees.

•

The Nominating and Governance Committee identifies and recommends prospective Directors with the goal of maintaining a Board composition appropriate to overseeing the wide-ranging risks affecting Chevron. Among the skills and qualifications desired in our Directors are experience in environmental affairs and extensive knowledge of governmental, regulatory, legal and public policy issues.

We frequently reassess our governance structure and the skills, experience and expertise of our Board of Directors to ensure that Chevron maintains an effective framework for managing the Company’s performance and risks to our business. Your Board believes in having members with a diverse set of experiences to enable the full Board to effectively oversee the Company. Seven of our non-employee Directors bring specific environmental skills and qualifications to the Board. Their experience comes from the academic and business sectors. This diverse set of perspectives helps ensure that the Board challenges itself and management on the risks and opportunities related to climate change. Every Director is committed to ensuring that the Company has a robust strategy to address the risks and opportunities presented by climate change.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2019 Proxy Statement	77

stockholder proposals

stockholder proposal regarding independent chairman

(item 7 on the proxy card)

RESOLVED: Shareholders request that the Board adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board, whenever possible, to be an independent member of the Board. This policy would be phased in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, within a reasonable amount of time the Board shall select a new Chair who satisfies the requirements of the policy. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

SUPPORTING STATEMENT:

We believe that inadequate Board oversight has led management to mishandle a number of issues, increasing both risk and costs to shareholders.

First: Chevron has mishandled risk related to the ongoing legal effort by communities in Ecuador to enforce a $9.5 billion judgment against our Company for oil pollution. When Chevron acquired Texaco in 2001, it inherited significant legal, financial, and reputational liabilities that stemmed from pollution of the water and lands of communities in the Ecuadorian Amazon. In 2018, Ecuador’s Constitutional Court unanimously confirmed a $9.5 billion judgment against Chevron.

An attempt to collect on the judgment from Chevron in Canada is ongoing. That effort is now before the Supreme Court of Canada on the issue of whether assets held by Chevron’s Canadian subsidiary can be used to satisfy the Ecuadorian judgment.

Chevron has acknowledged the serious risk from enforcement of the $9.5 billion judgment. Deputy Controller Rex Mitchell testified that such seizures of Company assets “would cause significant, irreparable damage to Chevron’s business reputation and business relationships.” However, instead of negotiating an expedient, fair, and comprehensive settlement with the affected communities in Ecuador, management has pursued a costly legal strategy that has lasted more than two decades.

Second: Investors are concerned that Chevron has not adequately addressed climate change—a significant risk that has already manifested and is set to intensify in the long run via regulation, energy price swings, and growing uncertainty around fossil fuel investments. Chevron has published a climate risk scenario report and attempted to reduce capital spending; however, investor concerns remain:

•	Climate-related tort claims and similar litigation against Chevron are mounting.

•	Chevron’s 2017 climate risk report downplays important factors, like potential competition from low-carbon energy technologies.

•	Chevron supports lobbying and trade associations that spread disinformation on climate science policy, such as the American Legislative Exchange Council and American Petroleum Institute.

Third: Inadequate Board attention could intensify risks and controversies throughout Chevron’s global operations. Examples include: renewed attacks on Chevron’s Nigeria assets, 2016; controversial operations in Myanmar during ethnic cleansing of the Rohingya, 2017; and a landmark 2017 enforcement against Chevron for alleged tax evasion in Australia.

In 2017, 38.7% of shareholders voted FOR this proposal.

An independent Chair would improve oversight as well as bring attention to long-range risks such as those noted above.

THEREFORE: Please vote FOR this common-sense governance reform.

78	Chevron Corporation—2019 Proxy Statement

stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because the Board believes that stockholder interests are best served when Directors have the flexibility to determine the best person to serve as Chairman, recognizing that no single leadership model is appropriate in all circumstances.

As required by Chevron’s By-Laws, the independent members of your Board elect the Board Chairman annually and, as part of this election, review whether to elect the CEO or another Director to serve as Chairman. The Board thus has great flexibility to fulfill its fiduciary duty to stockholders and choose the optimal leadership for the Board depending upon Chevron’s particular needs and circumstances at the time.

In the management succession in 2018, in selecting Mr. Michael K. Wirth as CEO, the Board also determined to appoint Mr. Wirth as Chairman of the Board. Your Board believes that Chevron and its stockholders currently benefit from the unity of leadership and companywide strategic alignment associated with combining the positions of Chairman and CEO. For example, as a global energy company that negotiates concessions and leases with host-country governments around the world, we believe it is generally advantageous to the Company for the CEO to represent the Chevron Board as its Chairman in such dialogues. Your Board does recognize the importance of independent oversight of the CEO and management, and it has instituted structures and practices to enhance such oversight. When the CEO is elected Chairman, the independent Directors annually elect a Lead Director from among themselves, whose responsibilities are to:

•	chair all meetings of the Board in the Chairman’s absence;

•	lead executive sessions of the independent Directors following each Board meeting, without the Chairman present, and provide feedback to the Chairman as needed;

•	chair the Independent Director Committee of the Board;

•	serve as liaison between the Chairman and the independent Directors;

•	consult with the Chairman on and approve meeting agendas, schedules and information sent to the Board;

•	consult with the Chairman on other matters pertinent to Chevron and the Board;

•	call meetings of the independent Directors;

•	lead the independent Directors in the annual CEO performance evaluation;

•	oversee the process for CEO succession planning;

•	lead the independent Directors in the Board evaluation process and in the discussion of the results of the evaluation;

•	lead the process of independent Director evaluation;

•	be available to advise Board Committee chairpersons in their roles and responsibilities;

•	participate in interviews of prospective Director nominees; and

•	be available as appropriate for consultation and direct communication with stockholders.

As part of each Board meeting, the independent Directors meet in executive session with no members of management present. They use this opportunity to discuss any matters they determine appropriate, including evaluation of senior management, CEO and management succession, Chevron’s operating and financial performance and returns to stockholders, and Board priorities, among others.

A fixed policy requiring a separation of the roles of Chairman and CEO is also unnecessary because of Chevron’s many other strong corporate governance practices, including: annual election of all Directors; a majority vote requirement in uncontested elections of Directors; an overwhelming majority of independent Directors; proxy access; independent Director access to senior management; and publicly available Corporate Governance Guidelines. The independent oversight of Chevron’s Board leadership is further supported by regular Board refreshment, multidimensional diversity among its Directors, and regular rotation of Committee chairpersons and of the Lead Director, all of which ensure that new perspectives are brought to the selection of Chevron’s Chairman and to other critical Board decisions.

This proposal erroneously implies that there is a positive correlation between long-term Company performance and separating the roles of Chairman and CEO. Most reputable studies that have examined this question have failed to find any such correlation. The July 2017 study CEO/Chairman Structure & Company Performance, by Simpson Thacher & Bartlett LLP and Rivel Research Group, examined various time horizons and concluded that there is no empirical evidence to support such a correlation.

For additional information regarding the Board’s views on its leadership structure, we encourage stockholders to read the “Board Leadership Structure” and “Independent Lead Director” sections of this Proxy Statement, on pages 19 and 20.

Although the proposal purports to relate to the Board’s leadership structure, the supporting statement makes clear that the proposal is fundamentally a vehicle to discuss the Ecuador litigation and related actions against Chevron. Your Board believes, and several prominent courts and international tribunals have now confirmed, that the Ecuador litigation is the product of fraud, extortion, and bribery. The U.S. District Court for the Southern District of

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stockholder proposals

New York issued an opinion on March 4, 2014, summarized the wrongdoing in the Ecuador litigation as follows:

“[Donziger] and the Ecuadorian lawyers he led corrupted the Lago Agrio case. They submitted fraudulent evidence. They coerced one judge, first to use a court-appointed, supposedly impartial ‘global expert’ to make an overall damages assessment and then to appoint to that important role a man whom Donziger hand-picked and paid to ‘totally play ball’ with the [Ecuadorian plaintiffs]. They then paid a Colorado consulting firm secretly to write all or most of the global expert’s report, falsely presented the report as the work of the court-appointed and supposedly impartial expert and told half-truths or worse to U.S. courts in attempts to prevent exposure of that and other wrongdoing. Ultimately, the [Ecuadorian Plaintiffs] team wrote the Lago Agrio court’s Judgment themselves and promised $500,000 to the Ecuadorian judge to rule in their favor and sign their judgment. If ever there were a case warranting equitable relief with respect to a judgment procured by fraud, this is it.”

On August 8, 2016, the Court of Appeals unanimously affirmed the District Court’s findings, noting that “the record in the present case reveals a parade of corrupt actions…, including coercion, fraud and bribery, culminating in the promise to [the] Judge of $500,000 from a judgment in favor of the [Ecuadorian plaintiffs].” In June 2017, the U.S. Supreme Court denied certiorari. The trial court’s findings as affirmed by the Second Circuit are now final and the fraudulent Ecuadorian judgment cannot be enforced in the United States.

In a separate action, on August 30, 2018, an international tribunal administered by the Permanent Court of Arbitration in The Hague issued a unanimous 521-page award in favor of Chevron. As U.S. courts did before, the tribunal found that the Ecuadorian judgment was procured through fraud, bribery and corruption. The tribunal also found that the Ecuadorian judgment was based exclusively on environmental claims that had been already settled and released by the Republic of Ecuador years earlier, following completion of an agreed environmental remediation program. The tribunal deemed the evidence of fraud so “overwhelming” that “[s]hort of a signed confession…, the evidence establishing ‘ghostwriting’ in this arbitration ‘must be the most thorough documentary, video, and testimonial proof of fraud ever put before an arbitral tribunal.’” The tribunal ordered Ecuador to render the judgment unenforceable and held Ecuador liable for any cost or damage to Chevron should the judgment ever be enforced anywhere in the world. The tribunal further concluded that as a matter of international law the judgment “should not be recognised or enforced by the courts of other States.”

The plaintiffs’ efforts to enforce the fraudulent Ecuadorian judgment in Argentina, Brazil and Canada have suffered major setbacks. In Brazil, the dismissal of the action by the Superior Court of Justice became final on June 15, 2018. In Argentina, on July 3, 2018, the appellate court affirmed the trial court’s dismissal of the action on jurisdictional grounds.

The Canadian trial court’s dismissal of the action against Chevron Canada Limited, the only defendant with assets in-country, was affirmed on May 28, 2018, by the appellate court, which ruled that Chevron Canada and Chevron Corporation are separate legal entities and that Chevron Canada’s shares and assets are not available to satisfy the Ecuadorian judgment. Chevron Corporation remains a defendant in the action.

Your Board expects Chevron’s management to continue acting in the best interests of the Company’s stockholders by vigorously defending the Company against this fraudulent action.

Finally, the proposal posits that a different Board leadership structure is necessary to address climate change risks and operational risks around the world. Chevron’s processes for managing enterprise risk are already subject to robust Board oversight, as described in the Climate Change Resilience Report available on our website.

Given strong independent Board oversight of the CEO and management and the Company’s corporate governance practices, including an empowered and effective independent Lead Director, your Board does not believe that a fixed policy requiring an independent Chairman is in the best interests of stockholders.

Therefore, your Board recommends that you vote AGAINST this proposal.

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stockholder proposals

stockholder proposal regarding special meetings

(item 8 on the proxy card)

RESOLVED: Shareowners request that the Board of Chevron Corporation (“Chevron” or “Company”) take the steps necessary to amend Company bylaws and appropriate governing documents to give holders of 10% of outstanding common stock the power to call a special shareowners meeting. To the fullest extent permitted by law, such bylaw text in regard to calling a special meeting shall not contain exceptions or excluding conditions that apply only to shareowners but not to management or the Board.

SUPPORTING STATEMENT:

This Proposal grants shareowners the ability to consider important matters which may arise between annual meetings, and augments the Board’s power to itself call a special meeting. This Proposal earned the support of 34% of shares voted in 2018, representing over $54 billion in shareholder value.

We believe management has mishandled a variety of issues in ways that significantly increase both risk and costs to shareholders. The most pressing of these issues is the ongoing legal effort by communities in Ecuador to enforce a $9.5 billion judgment against Chevron for oil pollution.

When Chevron acquired Texaco in 2001, it inherited significant legal, financial, and reputational liabilities that stemmed from pollution of the water and lands of communities in the Ecuadorian Amazon. For two decades the affected communities brought suit against Texaco (and subsequently Chevron). The case reached its conclusion in 2018 when Ecuador’s Constitutional Court, in an 8-0 decision, confirmed a $9.5 billion judgment against Chevron.

Instead of negotiating an expedient, fair, and comprehensive settlement with the affected communities in Ecuador, Chevron pursued a costly legal strategy that lasted for more than two decades. In the course of these proceedings, Chevron’s management made significant missteps, including moving the case from New York to Ecuador. In an unprecedented move, Chevron harassed and subpoenaed stockholders who questioned the advisability of the Company’s legal strategy.

An attempt to collect on the judgment from Chevron in Canada is ongoing. That effort is now before the Supreme Court of Canada on issue of whether assets held by Chevron’s Canadian subsidiary can be used to satisfy the Ecuadorian judgment.

Chevron has acknowledged the serious risk enforcement of the $9.5 billion judgment represents. Under oath, Deputy Controller Rex Mitchell testified that such seizure of Company assets: “would cause significant, irreparable damage to Chevron’s business reputation and business relationships.”

However, Chevron has yet to fully report these risks in either public filings or statements to shareholders. As a result, investors have requested that the U.S. Securities and Exchange Commission investigate whether Chevron violated securities laws by misrepresenting or materially omitting information in regard to the multi-billion Ecuadoran judgment.

Shareholders urgently need a reasonable 10% threshold to call special meetings.

THEREFORE: Vote FOR this common-sense governance enhancement that would improve shareholder communication and protect shareholder value.

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stockholder proposals

board of directors’ response

Your Board recommends a vote AGAINST this proposal because stockholders have consistently supported Chevron’s current By-Law regarding special meetings, and the Board continues to believe this By-Law is in the stockholders’ best interests and provides appropriate and reasonable limitations on the right to call special meetings. In 2010, stockholders representing approximately 80 percent of Chevron’s common stock outstanding approved an amendment to Chevron’s By-Laws that permits stockholders owning 15 percent of Chevron’s outstanding common stock to call for special meetings. At Chevron’s last seven Annual Meetings, an average of 68 percent of votes cast opposed this stockholder proposal to reduce the threshold for calling special meetings to 10 percent.

Your Board continues to believe that Chevron’s 15 percent threshold provides that a reasonable number of stockholders must consider a matter important enough to merit a special meeting. Preparing for and holding a special meeting, like the Annual Meeting, is time-consuming and expensive. The 15 percent threshold helps avoid waste of Company and stockholder resources to address narrow or special interests.

In addition to a lower threshold, the proposal would permit a special meeting without any appropriate and reasonable limitations. Chevron’s By-Laws currently contain two important limitations. A special meeting cannot be called (i) if the Board has already called or will call an Annual Meeting of stockholders for the same purpose specified in the special meeting request or (ii) if an annual or special meeting was held not more than 12 months before the request for a special meeting was received and included the purpose specified in the special meeting request. Given the time and cost associated with special meetings, your Board believes that these are appropriate and reasonable limitations. Moreover, the issues raised by the proponents in support of this proposal already are consistently discussed at Chevron’s Annual Meetings.

Stockholders can be assured that their right to be apprised of and vote on significant matters is protected not only by their existing right to call for special meetings and participate in Chevron’s Annual Meetings, but also by state law and other regulations. Chevron is incorporated in Delaware, which requires that major corporate actions, such as a merger or a sale of all or substantially all of Chevron’s assets, be approved by stockholders. Chevron is also listed on the New York Stock Exchange (“NYSE”), and the NYSE requires, among other things, that listed companies obtain stockholder approval for equity compensation plans and significant issuances of equity securities to related parties and for when such issuances represent more than 20 percent of an issuer’s voting power.

Finally, although the proposal purports to relate to special meetings, the supporting statement makes clear that the proposal is nothing more than a vehicle to discuss the Ecuador litigation and related actions against Chevron. The proponent implies that special meetings are an appropriate vehicle for pressuring the Company to succumb to the demands in the Ecuador litigation and pay a judgment secured through fraud and deceit. Your Board believes, and several prominent courts and international tribunals have now confirmed, that the Ecuador litigation is the product of fraud, extortion, and bribery. The U.S. District Court for the Southern District of New York issued an opinion on March 4, 2014, summarized the wrongdoing in the Ecuador litigation as follows:

“[Donziger] and the Ecuadorian lawyers he led corrupted the Lago Agrio case. They submitted fraudulent evidence. They coerced one judge, first to use a court-appointed, supposedly impartial ‘global expert’ to make an overall damages assessment and then to appoint to that important role a man whom Donziger hand-picked and paid to ‘totally play ball’ with the [Ecuadorian plaintiffs]. They then paid a Colorado consulting firm secretly to write all or most of the global expert’s report, falsely presented the report as the work of the court-appointed and supposedly impartial expert and told half-truths or worse to U.S. courts in attempts to prevent exposure of that and other wrongdoing. Ultimately, the [Ecuadorian Plaintiffs] team wrote the Lago Agrio court’s Judgment themselves and promised $500,000 to the Ecuadorian judge to rule in their favor and sign their judgment. If ever there were a case warranting equitable relief with respect to a judgment procured by fraud, this is it.”

On August 8, 2016, the Court of Appeals unanimously affirmed the District Court’s findings, noting that “the record in the present case reveals a parade of corrupt actions…, including coercion, fraud and bribery, culminating in the promise to [the] Judge of $500,000 from a judgment in favor of the [Ecuadorian plaintiffs].” In June 2017, the U.S. Supreme Court denied certiorari. The trial court’s findings as affirmed by the Second Circuit are now final, and the fraudulent Ecuadorian judgment cannot be enforced in the United States.

In a separate action, on August 30, 2018, an international tribunal administered by the Permanent Court of Arbitration in The Hague issued a unanimous 521-page award in favor of Chevron. As U.S. courts did before, the tribunal found that the Ecuadorian judgment was procured through fraud, bribery and corruption. The tribunal also found that the Ecuadorian judgment was based exclusively on environmental claims that had been already settled and released by the Republic of Ecuador years earlier, following completion of an agreed

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stockholder proposals

environmental remediation program. The tribunal deemed the evidence of fraud so “overwhelming” that “[s]hort of a signed confession…, the evidence establishing ‘ghostwriting’ in this arbitration ‘must be the most thorough documentary, video, and testimonial proof of fraud ever put before an arbitral tribunal.’” The tribunal ordered Ecuador to render the judgment unenforceable and held Ecuador liable for any cost or damage to Chevron should the judgment ever be enforced anywhere in the world. The tribunal further concluded that as a matter of international law, the judgment “should not be recognised or enforced by the courts of other States.”

The plaintiffs’ efforts to enforce the fraudulent Ecuadorian judgment in Argentina, Brazil and Canada have suffered major setbacks. In Brazil, the dismissal of the action by the Superior Court of Justice became final on June 15, 2018. In Argentina, the appellate court affirmed on July 3, 2018, the trial court’s dismissal of the action on jurisdictional grounds.

The Canadian trial court’s dismissal of the action against Chevron Canada Limited, the only defendant with assets in-country, was affirmed May 28, 2018, by the appellate court, which ruled that Chevron Canada and Chevron Corporation are separate legal entities and that Chevron Canada’s shares and assets are not available to satisfy the Ecuadorian judgment. Chevron Corporation remains a defendant in the action.

Your Board expects Chevron’s management to continue acting in the best interests of the Company’s stockholders by vigorously defending the Company against this fraudulent action.

Your Board believes that the 2010 stockholder vote to establish a 15 percent threshold for special meetings should be respected.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation—2019 Proxy Statement	83

voting and additional information

vote results

At the Annual Meeting, we will announce preliminary vote results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

appointment of proxy holders

Your Board asks you to appoint Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented by or at the direction of the Board for action at the Annual Meeting.

record date; who can vote

Stockholders owning Chevron common stock at the close of business on Monday, April 1, 2019, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,904,737,678 shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in any matter, your shares will be counted toward a quorum, but will not be voted on any such matter.

84	Chevron Corporation—2019 Proxy Statement

voting and additional information

how to vote

Stockholders can vote by mail, telephone, Internet, or in person at the Annual Meeting.

Stockholders of record	Street name stockholders	Employee plan participants

•  If you hold your shares in your own name as reflected in the records of Chevron’s transfer agent, Computershare Shareowner Services LLC, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your proxy card.

•  If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 28, 2019.

•  You can vote in person at the Annual Meeting by providing proof of ownership and by completing, signing, dating, and returning your proxy card during the meeting.

•  If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your voting instruction form.

•  If you vote by telephone or on the Internet, you do not need to return your voting instruction form. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 28, 2019.

•  You can vote in person at the Annual Meeting ONLY if you obtain and present a proxy, executed in your favor, from the bank, broker, or other holder of record of your shares.

•  If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions contained in the email sent to your work address or in the materials you receive through the mail.

•  All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Thursday, May 23, 2019, or other cutoff date as determined by the plan trustee or fiduciary.

We encourage you to vote by telephone or on the Internet. Both are designed to record your vote immediately and enable you to confirm that your vote has been properly recorded.

revoking your proxy or voting instructions

Stockholders can revoke their proxy or voting instructions as follows.

Stockholders of record	Street name stockholders	Employee plan participants

•  Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324;

•  Submit a proxy card with a later date and signed as your name appears on your account;

•  Vote at a later time by telephone or the Internet; or

•  Vote in person at the Annual Meeting.

	• Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.	• Notify the trustee or fiduciary of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.

Chevron Corporation—2019 Proxy Statement	85

voting and additional information

confidential voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

notice and access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 29, 2019:

The Notice of 2019 Annual Meeting, 2019 Proxy Statement, and 2018 Annual Report are available at www.proxyvote.com.

This year, we are again furnishing Proxy Materials over the Internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2018 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials.

The Notice contains instructions on how to access our Proxy Materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2018 Annual Report. At www.proxyvote.com, stockholders can also request to receive future Proxy Materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

If you would like an additional copy of the 2018 Annual Report or the 2019 Proxy Statement, with exhibits, these documents are available on the Company’s website, https://www.chevron.com/investors/corporate-governance. These documents are also available without charge to any stockholder, upon request, by writing to: Chevron Corporation, Attn: Corporate Governance Department, 6001 Bollinger Canyon Road, T3189, San Ramon, CA 94583-2324.

method and cost of soliciting and tabulating votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” above), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these Proxy Materials. Alliance Advisors LLC will act as our proxy solicitor in soliciting votes at an estimated cost of $30,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these Proxy Materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $2 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and CT Hagberg LLC will act as the Inspector of Election.

86	Chevron Corporation—2019 Proxy Statement

voting and additional information

householding information

We have adopted a procedure, approved by the U.S. Securities and Exchange Commission, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of our Proxy Materials will receive only one copy, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and another stockholder of record with whom you share an address are receiving multiple copies of our Proxy Materials, you can request to participate in householding and receive a single copy of our Proxy Materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Alternatively, if you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc., as indicated above. Proxy Materials will be delivered promptly and free of charge.

If you are a street name stockholder, you can request information about householding from your bank, broker, or other holder of record through which you own your shares.

email delivery of future proxy materials

You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you, by enrolling at www.icsdelivery.com/cvx. If you choose to receive future Proxy Materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.

stockholder of record account maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes, requirements to transfer shares, and similar matters, may be handled by calling Computershare’s toll-free number, 1-800-368-8357, or by contacting Computershare through its website at www.computershare.com/investor. You may also address correspondence to Computershare at P.O. Box 505000,

Louisville, KY 40233-5000 or, if by overnight delivery, 462 South 4th Street, Suite 1600, Louisville, KY 40202.

The Computershare Investment Plan provides interested investors with an alternative for purchasing and selling shares of Chevron common stock and with the ability to enroll in dividend reinvestment. Additional information is available on Computershare’s website at www.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

submission of stockholder proposals for 2020 annual meeting

Proposals for inclusion in next year’s Proxy Statement (SEC Rule 14a-8)

SEC Rule 14a-8 permits stockholders to submit proposals for inclusion in our Proxy Statement if the stockholders and the proposals meet certain requirements specified in that rule.

•

When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 17, 2019.

•

Where to send these proposals. Proposals should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Chevron Corporation—2019 Proxy Statement	87

voting and additional information

Director nominees for inclusion in next year’s Proxy Statement (proxy access)

Article IV, Section 7, of our By-Laws permits a stockholder or group of stockholders (up to 20) who have owned at least three percent of Chevron common stock for at least three years to submit director nominees (up to the greater of two nominees or 20 percent of the Board) for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in our By-Laws. Additional information about these proxy access requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Notices of director nominees submitted pursuant to our proxy access By-Laws must be received no earlier than November 17, 2019, and no later than the close of business on December 17, 2019.

•

Where to send these proposals. Notices should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Notices must include the information required by our proxy access By-Laws.

Other proposals or nominees for presentation at next year’s Annual Meeting (advance notice)

Article IV, Section 6, of our By-Laws requires that any stockholder proposal, including director nominations, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access By-Laws), but is instead sought to be presented directly at the 2020 Annual Meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the 2019 Annual Meeting. Additional information about these advance notice requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Proposals and nominations submitted pursuant to our advance notice By-Laws must be received no earlier than January 30, 2020, and no later than the close of business on February 29, 2020.

•

Where to send these proposals. Proposals and nominations should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals and nominations must include the information required by our advance notice By-Laws.

88	Chevron Corporation—2019 Proxy Statement

voting and additional information

preregistering for and attending the annual meeting

The Annual Meeting will be held on Wednesday, May 29, 2019, at Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324. The meeting will begin promptly at 8:00 a.m. PDT.

important notice regarding admission to the 2019 annual meeting

Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister with and obtain an admission letter from Chevron’s Corporate Governance Department. Letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 23, 2019. For complete instructions for preregistering and obtaining an admission letter, please read the information below.

registration and rules for admission

Due to space constraints and other security considerations, only stockholders or their legal proxy holders that have preregistered and been issued an admission letter may attend the Annual Meeting. We are not able to admit the guests of either stockholders or their legal proxy holders. Stockholders holding shares in a joint account may request letters to the meeting if they provide proof of joint ownership and both stockholders follow the admission requirements described below.

To preregister for and receive an admission letter to the Annual Meeting, please send your request to Chevron’s Corporate Governance Department by:

•	email, corpgov@chevron.com;

•	fax, 925-842-2846; or

•	mail, Chevron Corporation, Attn: Corporate Governance Department, 6001 Bollinger Canyon Road, T3189, San Ramon, CA 94583-2324.

If you have questions about the admission process, you may call 1-877-259-1501.

Requests for preregistration and an admission letter must be received no later than 5:00 p.m. PDT on Thursday, May 23, 2019.

Your request must include your name, email address, mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:

•

If you are a stockholder of record (i.e., you hold your shares through Chevron’s transfer agent, Computershare), your request must include one of the following items: (i) a copy of your proxy card delivered as part of your Proxy Materials, (ii) a copy of your Computershare account statement indicating your ownership of Chevron common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•

If you are a street name stockholder (i.e., you hold your shares through an intermediary, such as a bank or broker), your request must include one of the following items: (i) a copy of the voting instruction form provided by your broker or other holder of record as part of your Proxy Materials, (ii) a copy of a recent bank or brokerage account statement indicating your ownership of Chevron common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•

If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a stockholder of record, you must present a valid legal proxy from the stockholder of record to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Registration requests will be filled on a first-come, first-served basis. If space is available, you will receive an admission letter by email or mail.

On the day of the Annual Meeting, please be prepared to present a form of government-issued photo identification, along with your admission letter, at the meeting registration desk. The registration desk will open at 7:00 a.m. PDT on May 29, 2019.

prohibited items

Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, posters, signs, or packages will NOT be allowed into the Annual Meeting, other than for Company purposes as authorized by the Corporate Governance Department. A checkroom or station for such items will be provided. We reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation. We also reserve the right to implement additional security procedures to ensure the safety of the meeting attendees.

Chevron Corporation—2019 Proxy Statement	89

the chevron way

getting results the right way

The Chevron Way explains who we are, what we believe, how we achieve and where we aspire to go.

It establishes a common understanding not only for us, but for all who interact with us.

vision

At the heart of The Chevron Way is our vision ... to be the global energy company most admired for its people, partnership and performance.

enabling human progress

We develop the energy that improves lives and powers the world forward.

values

Our Company’s foundation is built on our values, which distinguish us and guide our actions to deliver results. We conduct our business in a socially and environmentally responsible manner, respecting the law and universal human rights to benefit the communities where we work.

high performance

We are passionate about delivering results, and strive to continually improve. We hold ourselves accountable for our actions and outcomes. We apply proven processes in a fit-for-purpose manner and always look for innovative and agile solutions.

diversity and inclusion

We learn from and respect the cultures in which we operate. We have an inclusive work environment that values the uniqueness and diversity of individual talents, experiences and ideas.

integrity and trust

We are honest with ourselves and others and honor our commitments. We trust, respect and support each other. We earn the trust of our colleagues and partners by operating with the highest ethical standards in all we do.

partnership

We build trusting and mutually beneficial relationships by collaborating with our communities, governments, customers, suppliers and other business partners. We are most successful when our partners succeed with us.

protect people and the environment

We place the highest priority on the health and safety of our workforce and protection of our assets, communities and the environment. We deliver world-class performance with a focus on preventing high-consequence incidents.

strategies

Our strategies guide our actions to deliver industry-leading results and superior shareholder value in any business environment.

major business strategies

Upstream

Deliver industry-leading returns while developing high-value resource opportunities

Downstream & Chemicals

Grow earnings across the value chain and make targeted investments to lead the industry in returns

Midstream

Deliver operational, commercial and technical expertise to enhance results in Upstream and Downstream & Chemicals

For more information, The Chevron Way:

www.chevron.com/about/the-chevron-way.

enterprise strategies

People

Invest in people to develop and empower a highly competent workforce that delivers results the right way

Execution

Deliver results through disciplined operational excellence, capital stewardship and cost efficiency

Growth

Grow profits and returns by using our competitive advantages

Technology and functional excellence

Differentiate performance through technology and functional expertise

© 2019 Chevron. All rights reserved.

SCAN TO VIEW MATERIALS & VOTE CHEVRON CORPORATION 6001 BOLLINGER CANYON ROAD SAN RAMON, CA 94583-2324 VOTE BY TELEPHONE OR INTERNET OR MAIL 24 Hours a Day, 7 Days a Week VOTE BY INTERNET - www.proxyvote.com or, from a smartphone, scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Chevron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E70304-P19599-Z74425 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CHEVRON CORPORATION If you wish to vote in accordance with the Board of Directors’ recommendations, you need only sign, date, and return this proxy card. Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1k: For Against Abstain 1a. W. M. Austin For Against Abstain 1b. J. B. Frank 3. Advisory Vote to Approve Named Executive Officer Compensation 1c. A. P. Gast Your Board recommends you vote AGAINST stockholder proposals 4 through 8: For Against Abstain 1d. E. Hernandez, Jr. 1e. C. W. Moorman IV 1f. D. F. Moyo 1g. D. Reed-Klages 1h. R. D. Sugar 1i. I. G. Thulin 1j. D. J. Umpleby III 1k. M. K. Wirth Your Board recommends you vote FOR Board proposals 2 and 3: 2. Ratification of Appointment of PWC as Independent Registered Public Accounting Firm 4. Report on Human Right to Water 5. Report on Reducing Carbon Footprint 6. Create a Board Committee on Climate Change 7. Adopt Policy for an Independent Chairman 8. Set Special Meeting Threshold at 10% Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Dear Stockholder: The lower portion of this form is your proxy card for voting at Chevron Corporation’s 2019 Annual Meeting of Stockholders. It is important that you vote. You may vote by telephone, Internet, or mail by following the instructions printed on this form. If you vote by mail, please mark, sign, date, and return the proxy card (the lower portion of this form) using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You must sign, date, and return the proxy card for your vote to be counted. Important Notice Regarding Admission to the 2019 Annual Meeting Stockholders or their legal proxy holders who wish to attend the Annual Meeting must pre-register with and obtain an admission letter from Chevron’s Corporate Governance Department. Letters will be distributed on a first-come, first-served basis. Requests for admission letters must be received by Chevron no later than 5:00 p.m. PDT on Thursday, May 23, 2019. For complete instructions for pre-registering and obtaining an admission letter, see page 89 of the Proxy Statement. Sincerely, Mary A. Francis Corporate Secretary and Chief Governance Officer Annual Meeting of Stockholders · Meeting Date: Wednesday, May 29, 2019 · Meeting Time: 8:00 a.m., PDT (doors open at 7:30 a.m.) · Meeting Location: Chevron Park Auditorium 6001 Bollinger Canyon Road San Ramon, CA 94583 Prohibited items: Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, posters, signs or packages will NOT be allowed into the Annual Meeting, other than for Company purposes as authorized by the Corporate Governance Department. A checkroom or station for such items will be provided. We reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation. We also reserve the right to implement additional security procedures to ensure the safety of meeting attendees. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 29, 2019: The Notice of the 2019 Annual Meeting, 2019 Proxy Statement, and 2018 Annual Report are available at www.proxyvote.com. E70305-P19599-Z74425 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION The undersigned stockholder of Chevron Corporation hereby appoints Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis, and each of them, proxy holders of the undersigned, each with full power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on Monday, April 1, 2019, at Chevron Corporation’s Annual Meeting of Stockholders, to be held on Wednesday, May 29, 2019, and any adjournment or postponement thereof. The proxy holders will vote as directed by the undersigned. If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence. If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. All votes of Employee Voting Plan shares must be received by the respective fiduciary by 11:59 p.m. EDT, Thursday, May 23, 2019, or other Employee Voting Plan cutoff date determined by the Employee Voting Plan fiduciary, in order to be counted. Employee Voting Plan shares may not be voted at the meeting. Your telephone or Internet vote authorizes the named proxy holders and/or the respective Employee Voting Plan fiduciary to vote the shares in the same manner as if you marked, signed, and returned your proxy form. If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card. If you vote by mail, please mark, sign, date, and return the proxy card on the reverse side and return it using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.